Exhibit 10.1




          ************************************************************



                             PINNACLE BRANDS, INC.,
                                  as Borrower

                                       and

                           GRAND SLAM ACQUISITION CORP.

                                       and

                               GSAC HOLDINGS, INC.,
                               as Parent Guarantors

                                       and

                               SUBSIDIARY GUARANTORS

                           _____________________________


                                  CREDIT AGREEMENT


                              Dated as of May 29, 1996

                           ______________________________



                                 MERRILL LYNCH & CO.,
                          as Arranger and Syndication Agent

                                         and

                                WELLS FARGO BANK, N.A.,
                        as Administrative and Collateral Agent

                                          and

                                 THE BANK OF NEW YORK,
                                as Documentation Agent


              ************************************************************

                                TABLE OF CONTENTS

          This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                            Page
                                                                            ----

Section 1.  Definitions and Accounting Matters  . . . . . . . . . . . . . .    1

     1.01  Certain Defined Terms  . . . . . . . . . . . . . . . . . . . . .    1
     1.02  Accounting Terms and Determinations  . . . . . . . . . . . . .     37
     1.03  Classes and Types of Loans . . . . . . . . . . . . . . . . . .     38
     1.04  Rules of Construction  . . . . . . . . . . . . . . . . . . . .     38

Section 2.  Commitments, Loans, Notes, Fees
               and Prepayments  . . . . . . . . . . . . . . . . . . . . .     39

     2.01  Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     39
     2.02  Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . .     39
     2.03  Letters of Credit  . . . . . . . . . . . . . . . . . . . . . .     42
     2.04  Termination and Reductions of Commitments  . . . . . . . . . .     47
     2.05  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     48
     2.06  Lending Offices  . . . . . . . . . . . . . . . . . . . . . . .     48
     2.07  Several Obligations; Remedies Independent  . . . . . . . . . .     48
     2.08  Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     49
     2.09  Optional Prepayments and Conversions or
             Continuations of Loans . . . . . . . . . . . . . . . . . . .     50
     2.10  Mandatory Prepayments and Reductions of
             Commitments  . . . . . . . . . . . . . . . . . . . . . . . .     50
     2.11  Annual Cleandown . . . . . . . . . . . . . . . . . . . . . . .     53

Section 3.  Payments of Principal and Interest  . . . . . . . . . . . . .     54

     3.01  Repayment of Loans . . . . . . . . . . . . . . . . . . . . . .     54
     3.02  Interest . . . . . . . . . . . . . . . . . . . . . . . . . . .     54

Section 4.  Payments; Pro Rata Treatment; Computations;
                Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . .     55

     4.01  Payments . . . . . . . . . . . . . . . . . . . . . . . . . . .     55
     4.02  Pro Rata Treatment . . . . . . . . . . . . . . . . . . . . . .     56
     4.03  Computations . . . . . . . . . . . . . . . . . . . . . . . . .     57
     4.04  Minimum Amounts  . . . . . . . . . . . . . . . . . . . . . . .     57
     4.05  Certain Notices  . . . . . . . . . . . . . . . . . . . . . . .     58
     4.06  Non-Receipt of Funds by the Administrative
               Agent  . . . . . . . . . . . . . . . . . . . . . . . . . .     59
     4.07  Right of Setoff; Sharing of Payments, Etc. . . . . . . . . . .     60

Section 5.  Yield Protection, Etc.  . . . . . . . . . . . . . . . . . . .     62

     5.01  Additional Costs . . . . . . . . . . . . . . . . . . . . . . .     62

                                                                            Page
                                                                            ----

     5.02  Limitation on Types of Loans . . . . . . . . . . . . . . . . .     64
     5.03  Illegality . . . . . . . . . . . . . . . . . . . . . . . . . .     65
     5.04  Treatment of Affected Loans  . . . . . . . . . . . . . . . . .     66
     5.05  Compensation . . . . . . . . . . . . . . . . . . . . . . . . .     66
     5.06  Additional Costs in Respect of Letters of
               Credit . . . . . . . . . . . . . . . . . . . . . . . . . .     67
     5.07  Net Payments . . . . . . . . . . . . . . . . . . . . . . . . .     68
     5.08  Replacement of Lender  . . . . . . . . . . . . . . . . . . . .     71

Section 6.  Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . .     72

     6.01  The Guarantee  . . . . . . . . . . . . . . . . . . . . . . . .     72
     6.02  Obligations Unconditional  . . . . . . . . . . . . . . . . . .     72
     6.03  Reinstatement  . . . . . . . . . . . . . . . . . . . . . . . .     74
     6.04  Subrogation; Subordination . . . . . . . . . . . . . . . . . .     74
     6.05  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . .     75
     6.06  Instrument for the Payment of Money  . . . . . . . . . . . . .     75
     6.07  Continuing Guarantee . . . . . . . . . . . . . . . . . . . . .     75
     6.08  General Limitation on Guarantee Obligations  . . . . . . . . .     76

Section 7.  Conditions Precedent  . . . . . . . . . . . . . . . . . . . .     76

     7.01  Initial Extension of Credit  . . . . . . . . . . . . . . . . .     76
     7.02  Initial and Subsequent Extensions of Credit  . . . . . . . . .     83

Section 8.  Representations and Warranties  . . . . . . . . . . . . . . .     84

     8.01  Corporate Existence  . . . . . . . . . . . . . . . . . . . . .     84
     8.02  Financial Condition  . . . . . . . . . . . . . . . . . . . . .     84
     8.03  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . .     85
     8.04  No Breach  . . . . . . . . . . . . . . . . . . . . . . . . . .     85
     8.05  Action . . . . . . . . . . . . . . . . . . . . . . . . . . . .     86
     8.06  Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . .     86
     8.07  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     86
     8.08  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     87
     8.09  Investment Company Act . . . . . . . . . . . . . . . . . . . .     88
     8.10  Public Utility Holding Company Act . . . . . . . . . . . . . .     88
     8.11  Debt Agreements  . . . . . . . . . . . . . . . . . . . . . . .     88
     8.12  Environmental Matters  . . . . . . . . . . . . . . . . . . . .     88
     8.13  Use of Loans . . . . . . . . . . . . . . . . . . . . . . . . .     91
     8.14  Capitalization . . . . . . . . . . . . . . . . . . . . . . . .     91
     8.15  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . .     93
     8.16  Title to Assets  . . . . . . . . . . . . . . . . . . . . . . .     93
     8.17  True and Complete Disclosure . . . . . . . . . . . . . . . . .     94
     8.18  Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . .     94
     8.19  Ancillary Documents  . . . . . . . . . . . . . . . . . . . . .     95
     8.20  Real Property  . . . . . . . . . . . . . . . . . . . . . . . .     95

                                                                            Page
                                                                            ----


Section 9.  Covenants   . . . . . . . . . . . . . . . . . . . . . . . . .     95

     9.01  Financial Statements, Etc. . . . . . . . . . . . . . . . . . .     96
     9.02  Litigation, Etc. . . . . . . . . . . . . . . . . . . . . . . .    100
     9.03  Existence, Etc.  . . . . . . . . . . . . . . . . . . . . . . .    100
     9.04  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . .    101
     9.05  Fundamental Changes  . . . . . . . . . . . . . . . . . . . . .    103
     9.06  Liens and Related Matters  . . . . . . . . . . . . . . . . . .    104
     9.07  Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . .    106
     9.08  Investments  . . . . . . . . . . . . . . . . . . . . . . . . .    108
     9.09  Dividend Payments  . . . . . . . . . . . . . . . . . . . . . .    108
     9.10  Financial Covenants  . . . . . . . . . . . . . . . . . . . . .    111
     9.11  Pledge of Additional Collateral  . . . . . . . . . . . . . . .    113
     9.12  Security Interests . . . . . . . . . . . . . . . . . . . . . .    113
     9.13  Subordinated Indebtedness  . . . . . . . . . . . . . . . . . .    114
     9.14  Lines of Business  . . . . . . . . . . . . . . . . . . . . . .    114
     9.15  Transactions with Affiliates . . . . . . . . . . . . . . . . .    115
     9.16  Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . .    115
     9.17  Modifications of Certain Documents . . . . . . . . . . . . . .    116
     9.18  Issuance of Equity . . . . . . . . . . . . . . . . . . . . . .    116
     9.19  Issuance or Disposal of Subsidiary Stock . . . . . . . . . . .    116
     9.20  Limitation on Certain Restrictions Affecting
             Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . .    117
     9.21  Preservation of Status as Senior
               Indebtedness . . . . . . . . . . . . . . . . . . . . . . .    117
     9.22  Additional Obligors  . . . . . . . . . . . . . . . . . . . . .    117
     9.23  Restriction on Leases  . . . . . . . . . . . . . . . . . . . .    118
     9.24  Restriction on Tax Consolidation . . . . . . . . . . . . . . .    118
     9.25  Sale and Lease-Backs . . . . . . . . . . . . . . . . . . . . .    118
     9.26  Limitation on Other Restrictions on Amendment
             of Basic Documents . . . . . . . . . . . . . . . . . . . . .    118
     9.27  Sale or Discount of Receivables  . . . . . . . . . . . . . . .    119
     9.28  Contingent Obligations . . . . . . . . . . . . . . . . . . . .    119
     9.29  Interest Rate Protection Agreements  . . . . . . . . . . . . .    119

Section 10.  Events of Default  . . . . . . . . . . . . . . . . . . . . .    120

Section 11.  The Administrative Agent . . . . . . . . . . . . . . . . . .    125

     11.01  Appointment, Powers and Immunities  . . . . . . . . . . . . .    125
     11.02  Reliance by Administrative Agent  . . . . . . . . . . . . . .    127
     11.03  Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . .    127
     11.04  Rights as a Lender  . . . . . . . . . . . . . . . . . . . . .    127
     11.05  Indemnification . . . . . . . . . . . . . . . . . . . . . . .    128
     11.06  Non-Reliance on Administrative Agent,
              Arranger and Other Lenders  . . . . . . . . . . . . . . . .    129
     11.07  Failure to Act  . . . . . . . . . . . . . . . . . . . . . . .    130
     11.08  Resignation or Removal of Administrative
               Agent  . . . . . . . . . . . . . . . . . . . . . . . . . .    130
     11.09  Consents Under Other Basic Documents  . . . . . . . . . . . .    131

                                                                            Page
                                                                            ----

     11.10  Collateral Sub-Agents . . . . . . . . . . . . . . . . . . . .    131
     11.11  Exculpatory Provisions  . . . . . . . . . . . . . . . . . . .    132

Section 12.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . .    133

     12.01  Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . .    133
     12.02  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .    133
     12.03  Expenses, Etc.  . . . . . . . . . . . . . . . . . . . . . . .    134
     12.04  Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . . .    136
     12.05  Successors and Assigns  . . . . . . . . . . . . . . . . . . .    139
     12.06  Assignments and Participations  . . . . . . . . . . . . . . .    139
     12.07  Survival  . . . . . . . . . . . . . . . . . . . . . . . . . .    141
     12.08  Captions  . . . . . . . . . . . . . . . . . . . . . . . . . .    142
     12.09  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . .    142
     12.10  Governing Law; Submission to Jurisdiction;
               Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . .    142
     12.11  Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . .    143
     12.12  Treatment of Certain Information;
              Confidentiality . . . . . . . . . . . . . . . . . . . . . .    143
     12.13  Independence of Representations, Warranties
              and Covenants . . . . . . . . . . . . . . . . . . . . . . .    145
     12.14  Severability; Modification to Conform to
              Law   . . . . . . . . . . . . . . . . . . . . . . . . . . .    145
     12.15  [Intentionally Omitted] . . . . . . . . . . . . . . . . . . .    145
     12.16  Prior Understandings  . . . . . . . . . . . . . . . . . . . .    145

ANNEX A           -   Commitments

SCHEDULE 1.01(a)  -   Indebtedness of the Company and GSAC to be Refinanced with
                        Initial Loans
SCHEDULE 1.01(b)  -   Subordinated Notes
SCHEDULE 8.03     -   Litigation
SCHEDULE 8.11     -   Material Agreements and Liens
SCHEDULE 8.12     -   Environmental Matters
SCHEDULE 8.14     -   Equity Rights
SCHEDULE 8.20     -   Real Property
SCHEDULE 9.08     -   Investments

EXHIBIT A-1       -   Form of Revolving Credit Note
EXHIBIT A-2       -   Form of Tranche A Term Loan Note
EXHIBIT A-3       -   Form of Tranche B Term Loan Note
EXHIBIT A-4       -   Form of Swing Loans Note
EXHIBIT B         -   Form of Borrowing Base Certificate
EXHIBIT C         -   Form of Interest Rate Certificate
EXHIBIT D         -   Form of Security Agreement
EXHIBIT E         -   Form of Opinion of Counsel to the Obligors
EXHIBIT F         -   Form of Confidentiality Agreement
EXHIBIT G         -   Form of Notice of Assignment
EXHIBIT H         -   Form of Intercompany Note

          CREDIT AGREEMENT dated as of May 29, 1996 among: PINNACLE BRANDS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company" or the "Borrower"); GRAND SLAM ACQUISITION
                        -------          --------
CORP., a corporation duly organized and validly existing under the laws of the State of Delaware ("GSAC," which term shall include its successors and assigns);
                    ----
GSAC HOLDINGS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware ("GSAC Holdings", which term shall include its
                                -------------
successors and assigns and, together with GSAC, the "Parent Guarantors");
                                                     -----------------
MLM ACQUISITION CORP., a corporation duly organized and validly existing under the laws of the State of Delaware ("MLM", which term shall include its
                                    ---
successors and assigns); DONRUSS TRADING CARD COMPANY, a corporation duly organized and validly existing under the laws of the State of Delaware ("Donruss
                                                                         -------
Trading," which term shall include its successors and assigns); each of the
- -------
lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto or that, pursuant to Section 12.06(b), shall become a "Lender" hereunder (individually, a "Lender" and, collectively, the "Lenders");
                                     ------                          -------
MERRILL LYNCH & CO., as arranger and syndication agent (in such capacity, together with its successors in such capacity, the "Arranger"); and WELLS FARGO
                                                    --------
BANK, N.A., as administrative and collateral agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative
                                                              --------------
Agent").
- -----

          The parties hereto agree as follows:

          Section 1.  Definitions and Accounting Matters.
                      ----------------------------------

          1.01  Certain Defined Terms.  As used herein, the following terms
                ---------------------
shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):
                            ---- -----

          "Acadia Affiliate" shall mean Keystone, Inc., a Texas corporation and
           ----------------
its successors and assigns.

          "Acadia Electra" shall mean Acadia Electra Partners, L.P., a Delaware
           --------------
limited partnership and its successors and assigns.

          "Acadia Partners" shall mean Acadia Partners, L.P., a Delaware limited
           ---------------
partnership and its successors and assigns.

          "Acquired Business" shall mean the business acquired pursuant to the
           -----------------
Acquisition Documents.

          "Acquisition" shall mean the purchase by the Company of certain assets
           -----------
of Donruss Trading Cards, Inc., a Delaware corporation, pursuant to the Acquisition Documents for total consideration not to exceed $37,500,000, of which not more than $32,500,000 shall be in cash.

          "Acquisition Documents" shall mean the Purchase and Sale Agreement
           ---------------------
dated as of April 16, 1996 among the Company, Donruss Trading Cards, Inc., a Delaware corporation, and Leaf, Inc., a Delaware corporation, and each of the related documents and instruments, in each case, including all attachments thereto.

          "Additional Costs" shall have the meaning set forth in Section 5.01.
           ----------------

          "Adjusted Net Income" shall mean, for any period, the net income
           -------------------
(loss) of the Company and its Consolidated Subsidiaries calculated on a consolidated basis in accordance with GAAP, adjusted by (I) adding back any amounts deducted in the calculation of such net income (loss) for such period associated with (a) the relocation of the Company to new leased premises as disclosed to the Administrative Agent (to the extent such amounts in the aggregate for all periods do not exceed $1,500,000), (b) management fees incurred during fiscal 1995 or fiscal quarters ended March 31, 1996 and June 30, 1996 pursuant to the Company's management agreements as in effect on the date hereof and (c) premiums incurred in such period for the Key Man Life Insurance and (II) excluding the effect of (a) gains for such period from sales or dispositions of assets other than in the ordinary course of business and the tax consequences thereof, (b) any proceeds of life insurance and (c) any non-recurring or extraordinary items of income and the non-cash portion of any extraordinary item of expense for such period.

          "Administrative Agent" shall have the meaning set forth in the
           --------------------
introduction to this Agreement.

          "Administrative Agent's Fee Letter" shall mean the Fee Letter dated
           ---------------------------------
May 23, 1996, by and among Wells Fargo and the Company.

          "Affiliate" shall mean any Person which directly or indirectly
           ---------
controls, or is under common control with, or is controlled by, the Company and, if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust.  As used in this definition, "control" (including, with its
                                               -------
correlative meanings, "controlled by" and "under common control with") shall
                       -------------       -------------------------
mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided,
                                                                     --------
however, that, in any event, any Person which owns directly or indirectly 10% or
- -------
more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (i) no individual shall be deemed to be an Affiliate solely by reason of his or her being a director, officer or employee of the Company or any of its Subsidiaries and (ii) the Company and its Subsidiaries shall not be deemed to be Affiliates of each other so long as, with respect to whether a Subsidiary is an Affiliate of the Company (but not vice-versa) the Company owns 100% of the capital stock of such Subsidiary.

          "Agreement" shall mean this Credit Agreement, as amended from time to
           ---------
time.

          "Amortization Payment" shall have the meaning set forth in Section
           --------------------
3.01(b).

          "Ancillary Documents" shall mean the Sports Contracts, the
           -------------------
Subordinated Debt Documents, the Packaging Agreement and the Acquisition Documents.

          "Applicable Lending Office" shall mean, for each Lender and for each
           -------------------------
Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

          "Applicable Margin" shall be determined by reference to the following
           -----------------
table:

                                    Base Rate Loans  Eurodollar Loans

          Revolving Credit Loans         1.75%             2.75%
          Tranche A Term Loans           1.75%             2.75%
          Tranche B Term Loans           2.25%             3.25%


; provided, however, that from and after the first anniversary of the Closing
  --------  -------
Date, the Applicable Margin for Revolving Credit Loans shall be, when the Leverage Ratio at the end of the most recent fiscal quarter ended on or after the first anniversary of the Closing Date is as set forth below, the percentage per annum set forth opposite such Leverage Ratio below:
- --- -----

               Leverage Ratio     Base Rate Loans   Eurodollar Loans

           greater than or             1.75%             2.75%
           equal to 3.00

           greater than or             1.50%             2.50%
           equal to 2.25 and
           less than 3.00
           greater than or             1.25%             2.25%
           equal to 1.50 and
           less than 2.25

           less than 1.50              1.00%             2.00%

Any change in the Leverage Ratio shall be effective to adjust the Applicable Margin as of the date of receipt by the Administrative Agent of the Interest Rate Certificate most recently delivered pursuant to Section 9.01(f). Notwithstanding anything herein or elsewhere to the contrary, the Applicable Margin for Swing Loans shall not be changed or otherwise affected by a change in the Leverage Ratio and the Applicable Margin for Swing Loans shall at all times be 1.75%.

          "Arranger" shall have the meaning set forth in the introduction to
           --------
this Agreement.

          "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978.
           ---------------

          "Baseball Contracts" shall mean the following agreements:
           ------------------

          (i) the License Agreement dated December 27, 1994 between the Company and the Major League Baseball Players Association;

         (ii) the Letter Agreement dated August 25, 1995 between Major League Baseball Properties, Inc. and the Company;

        (iii) the License Agreement dated June 7, 1995 between Major League Baseball Properties, Inc. and the Company (acquired in connection with the acquisition of the Acquired Business);

         (iv) the License Agreement dated December 31, 1994 between the Major League Baseball Players Association and the Company (acquired in connection with the acquisition of the Acquired Business);

          (v) the Letter Agreement dated December 18, 1995 between the Major League Baseball Players Association and the Company (acquired in connection with the acquisition of the Acquired Business); and

         (vi) Player Highlight Agreement dated February 6, 1996 between the Major League Baseball Players Association (on behalf of Frank Thomas) and the Company (acquired in connection with the acquisition of the Acquired Business).

          "Base Rate" shall mean, for any day, a rate per annum that is the
           ---------
higher of (i) the Prime Rate or (ii) the Federal Funds Rate plus 0.5%.

          "Base Rate Loans" shall mean Loans that bear interest at rates based
           ---------------
upon the Base Rate.

          "Basic Documents" shall mean this Agreement, the Notes, the Letter of
           ---------------
Credit Documents and the Security Documents.

          "Borrower" shall have the meaning set forth in the introduction to
           --------
this Agreement.

          "Borrowing Base" shall mean, as at any date, the sum of (i) 80% of the
           --------------
aggregate amount of Eligible Receivables at said date plus (ii) 50% of the
                                                      ----
aggregate value of Eligible Inventory at said date; provided, however, that (x)
                                                    --------  -------
at no time may the amount determined under clause (ii) represent more than 50% of the Borrowing Base and (y) the amount of the Borrowing Base attributable to Inventory located in Canada may not exceed $1,500,000. The "value" of Eligible Inventory shall be determined at the lower of cost or market in accordance with generally accepted accounting principles, except that cost shall be determined on a weighted average basis.

          "Borrowing Base Certificate" shall mean a certificate of a senior
           --------------------------
financial officer of the Company, substantially in the form of Exhibit B and
                                                               ---------
appropriately completed.

          "Business Day" shall mean any day (a) on which commercial banks are
           ------------
not authorized or required to close in New York City or San Francisco, California and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Continuation or Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Continuation, Conversion or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

          "Capital Expenditures" shall mean, for any period, expenditures
           --------------------
(including the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its Consolidated Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

          "Capital Lease Obligations" shall mean, for any Person, all
           -------------------------
obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "Cash Interest Expense" shall mean, for any period, the sum, for the
           ---------------------
Company and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest payable in cash in respect of Indebtedness during such period (whether or not actually paid during such period), excluding the amortization of any fees paid in connection with the Loans made hereunder plus (b) the net amounts paid
                                                 ----
(or minus the net amounts received) under Interest Rate Protection Agreements
    -----
during such period.

          "Casualty Event" shall mean, with respect to any Property of any
           --------------
Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

          "Class" shall have the meaning set forth in Section 1.03.
           -----

          "Closing Date" shall mean the date upon which the initial extension of
           ------------
credit hereunder is made.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

          "Collateral Account" shall have the meaning set forth in Section 4.01
           ------------------
of the Security Agreement.

          "Commitment Letter" shall mean that certain commitment letter among
           -----------------
Merrill Lynch and the Company and the Parent Guarantors dated April 15, 1996 together with Exhibit A thereto and incorporated therein.

          "Commitments" shall mean the Revolving Credit Commitments and the Term
           -----------
Loan Commitments.

          "Company" shall have the meaning set forth in the introduction of this
           -------
Agreement.

          "Consolidated Rental Payments" shall mean, for any period, the
           ----------------------------
aggregate amount of all rents paid or to be incurred under all capital leases and operating leases of the Company and its Subsidiaries as lessees (net of sublease income).

          "Consolidated Subsidiary" shall mean, for any Person, each Subsidiary
           -----------------------
of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with generally accepted accounting principles.

          "Contingent Obligations" shall mean, as to any Person, without
           ----------------------
duplication, any obligation of such Person guaranteeing or expressly intended to guarantee by its terms any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any
  -------------------                             ---------------
manner, whether directly or indirectly, including any "keep-well" or "make-well" agreement, guarantee of return on equity or other obligation of such Person and including any obligation of such Person, whether or not contingent, to (a) purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) advance or supply funds
(i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided,
                                                                  --------
however, that the term Contingent Obligation shall not include endorsements of
- -------
instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person reasonably and in good faith.

          "Continue", "Continuation" and "Continued" shall refer to the
           --------    ------------       ---------
continuation pursuant to Section 2.09 of a Eurodollar Loan from one Interest Period to the next Interest Period.

          "Convert", "Conversion" and "Converted" shall refer to a conversion
           -------    ----------       ---------
pursuant to Section 2.09 of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

          "Creditors" shall mean the Arranger, the Administrative Agent and the
           ---------
Lenders; and "Creditor" shall mean any of them.
              --------

          "Debt Issuance" shall mean the incurrence by the Company of any
           -------------
Indebtedness after the Closing Date (other than under clauses (a), (c), (d),
(f), (g) and (h) of Section 9.07) or the incurrence by GSAC or GSAC Holdings of any Permitted Subordinated Indebtedness.

          "Default" shall mean an Event of Default or an event that with notice
           -------
or lapse of time or both would become an Event of Default.

          "Disposition" shall mean any conveyance, sale, lease assignment,
           -----------
transfer or other disposition (including any sale-leaseback transaction) of any Property (including shares of capital stock of any Subsidiary of any Person) (whether now owned or hereafter acquired) by the Company or any of its Subsidiaries to any Person (other than the Company) to the extent exceeding $250,000 in any fiscal year other than (a) an Excluded Disposition and (b) an exchange of equipment for like equipment provided that the Company or such Subsidiary receives fair market value in such exchange for the Property disposed of.

          "Disposition Event" shall mean (i) a Disposition or (ii) the receipt
           -----------------
by GSAC or any of its Subsidiaries of cash proceeds or cash distributions of any kind from Property received in consideration for a Disposition.

          "Distribution" shall have the meaning set forth in Section 9.09(f).
           ------------

          "Dividend Payment" shall mean dividends (in cash, Property or
           ----------------
obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of GSAC or any of its Subsidiaries, or of any rights, warrants or options to acquire the same (or to make payments to any Person, such as "phantom stock", where the amount thereof is calculated with reference to the fair market or equity value of GSAC, or any of its Subsidiaries), but excluding (i) in the case of GSAC, (w) dividends payable in respect of shares of the common stock of GSAC through the issuance of additional shares of common stock of GSAC,
(x) dividends payable in respect of any class of preferred stock of GSAC, to the extent the issuance thereof is permitted hereunder, through the issuance of additional shares of such class of preferred stock, (y) the conversion of shares of Senior Preferred Stock of GSAC in accordance with Article SEVENTH, Section 6 of GSAC's Restated Certificate of Incorporation as in effect on the date hereof and (z) any conversion of shares of Class B Common Stock of GSAC in accordance with Article FIFTH, Section 3 of GSAC's Restated Certificate of Incorporation as in effect on the date hereof, (ii) in the case of the Company, dividends payable in respect of shares of the common stock of the Company through the issuance of additional shares of common stock of the Company and (iii) in the case of GSAC Holdings, dividends payable in respect of shares of the common stock of GSAC Holdings through the issuance of additional shares of common stock of GSAC Holdings.

          "Documentation Agent" shall mean The Bank of New York.
           -------------------

          "Dollars" and "$" shall mean lawful money of the United States of
           -------       -
America.

          "Donruss Trading" shall have the meaning set forth in the introduction
           ---------------
to this Agreement.

          "EBITDA" shall mean, for any period, the remainder of (a) the sum
           ------
(without duplication) of the amounts for such period of (i) Adjusted Net Income,
(ii) income tax expense (including reserves for deferred taxes not payable currently) to the extent deducted in determining Adjusted Net Income for such period, (iii) interest expense to the extent deducted in determining Adjusted Net Income for such period and (iv) depreciation and amortization allowances to the extent deducted in determining Adjusted Net Income for such period minus (b)
                                                                       -----
the amount for such period of interest income, all as determined on a consolidated basis for the Company and its Consolidated Subsidiaries.

          "Eligible Inventory" shall mean, as at any date, all Inventory
           ------------------
consisting of raw materials (other than inks), work-in-process and finished goods owned by the Company as at such date and located in a jurisdiction in the United States of America as to which appropriate Uniform Commercial Code financing statements have been filed naming the Company as "debtor" and the Administrative Agent for the benefit of the Lenders as "secured party" or located in Canada and (whether located in the United States or in Canada)

          (x) if such Inventory is being processed or stored by a third Person, the Company has filed appropriate Uniform Commercial Code financing statements with respect to such Inventory located in the United States naming such third Person as Debtor (and such financing statements have been properly assigned to the Administrative Agent for the benefit of the Lenders), or

          (y) with respect to up to three other Persons, if such Inventory is being stored or processed by a third Person, such third Person has executed and delivered to the Administrative Agent a supplier's subordination agreement satisfactory to the Majority Revolving Credit Lenders in form and substance; provided, however, that "Eligible Inventory" shall not include
                --------  -------
     the value of such Inventory stored or processed by any one such third Person in excess of $500,000, or

          (z) if such Inventory is being shipped to the Company from outside the United States, appropriate documents of title with respect to such Inventory have been delivered to the Administrative Agent as additional collateral under the Security Agreement,

(excluding, however, any such Inventory which has been shipped to a customer of the Company, even if on a consignment or "sale or return" basis, it being understood that such Inventory gives rise to an Eligible Receivable to the extent otherwise satisfying the requirements thereof) and which is in good condition and is either currently useable or currently saleable in the normal course of the Company's business; provided, however, that (i) in no event shall
                                  --------  -------
Eligible Inventory include finished goods which have been held by the Company for more than 12 months and (ii) the Administrative Agent may at any time exclude from Eligible Inventory any type of Inventory which the Administrative Agent (in its sole discretion) determines to be unmarketable based on the results of a collateral audit conducted pursuant to Section 9.01(g).

          "Eligible Person" shall mean a financial institution or investment
           ---------------
company or fund that makes commercial loans in the ordinary course of its business.

          "Eligible Receivables" shall mean, as at any date, the aggregate of
           --------------------
all Receivables at such date owing to the Company other than the following (determined without duplication):

          (a)  any Receivable not payable in Dollars or Canadian dollars,

          (b) any Receivable which, at the date of issuance of the respective invoice therefor, was payable more than forty-five days after shipment of the related Inventory (or in the case of any such Receivable owing from Anco, Toys-R-Us or Sams Wholesale Club or, if expressly approved by the Majority Revolving Credit Lenders, any other substantial account debtor, more than 60 days after shipment of the related Inventory),

          (c)  any Receivable due from a Subsidiary or Affiliate of the Company,

          (d) any Receivable owing from an account debtor whose principal place of business is located outside of the United States of America or Canada unless either the Majority Revolving Credit Lenders have agreed in writing that such Receivable shall be treated as "Eligible" or such Receivable is backed by U.S. Government insurance or a letter of credit, in form and substance reasonably satisfactory to the Administrative Agent, issued or confirmed by a bank organized under the laws of the United States of America or a state thereof and having capital and surplus in excess of $500,000,000 (so long as such letter of credit has been delivered to the Administrative Agent as additional collateral under the Security Agreement),

          (e) any Receivable owing from an account debtor that is the subject of a voluntary or involuntary bankruptcy or similar proceeding or that the Administrative Agent has notified the Company does not have a satisfactory credit standing (based on the determination of the Administrative Agent that there is a reasonable basis for exclusion),

          (f) any Receivable which remains unpaid for more than sixty days (measured from the due date of the invoice),

          (g) all Receivables of any account debtor if any Receivable owed by such account debtor is more than sixty days past due, unless a Receivable of such account debtor is more than sixty days past due solely (x) as a result of an unresolved dispute with the respective account debtor or
     (y) because it relates to goods that the Company has been advised by such account debtor are to be returned,

          (h) any Receivable as to which there is any unresolved dispute with the respective account debtor (but only to the extent of the amount thereof in dispute),

          (i) any Receivable evidenced by an Instrument (as defined in the Security Agreement) not in the possession of the Administrative Agent (but only to the extent of the amount of the Receivable evidenced by such Instrument), and

          (j) any Receivable arising in connection with goods sold on consignment or approval or on a sale-or return basis to the extent that the related goods either have been returned to the Company or the Company has been advised that the related goods are to be returned.

          "Environmental Claim" shall mean, with respect to any Person, any
           -------------------
written notice, claim, demand or other communication (collectively, a "claim")
                                                                       -----
by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include any claim by any governmental authority
      -------------------
for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Laws" shall mean any and all present and future
           ------------------
applicable Federal, state, local and foreign laws, rules or regulations, any orders or decrees, and the common law in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, Releases or threatened Releases of Hazardous Materials into the indoor or outdoor environment, including ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

          "Equity Issuance" shall mean, any of (a) any issuance or sale by GSAC
           ---------------
or any of its Subsidiaries after the Closing Date of (x) any capital stock (including any capital stock issued upon exercise of any warrant or option)
or any warrants or options to purchase capital stock or (y) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the issuing or selling Person or (b) the receipt by GSAC or any of its Subsidiaries after the Closing Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided, however, that Equity Issuance shall not include (i) any
               --------  -------
capital contribution to any Subsidiary of GSAC from GSAC or any of its Subsidiaries or any such issuance or sale (including as a result of capital contributions) by the Company to GSAC Holdings or by GSAC Holdings to GSAC, (ii) any such sale or issuance by GSAC of its capital stock (including capital stock issued upon exercise of any warrant or option) or warrants or options to purchase its capital stock, in each case, to directors, officers or employees of GSAC or any of its Subsidiaries, (iii) any conversion or exchange of any Indebtedness of either Parent Guarantor outstanding as of the Closing Date for or into equity securities of GSAC and (iv) any such issuance or sale by GSAC or any capital contribution to GSAC, GSAC Holdings or the Company, all of the proceeds of which are used by the Company substantially contemporaneously with such issuance, sale or capital contribution to finance Related Business Acquisitions.

          "Equity Rights" shall mean, with respect to any Person, any
           -------------
outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended.

          "ERISA Affiliate" shall mean any corporation or trade or business that
           ---------------
is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Company is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

          "Eurodollar Base Rate" shall mean, with respect to any Eurodollar Loan
           --------------------
for any Interest Period therefor, the rate per annum at which the Lender which is the Administrative Agent is offered deposits in Dollars at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to the amount of its portion of the Eurodollar Loans to be outstanding during such Interest Period.

          "Eurodollar Loans" shall mean Loans that bear interest at rates based
           ----------------
on rates referred to in the definition of "Eurodollar Base Rate" in this
Section 1.01.

          "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest
           ---------------
Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the Eurodollar Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.

          "Event of Default" shall have the meaning set forth in Section 10.
           ----------------

          "Excess Cash Flow" shall mean, for any period, the difference, if any,
           ----------------
of (a) the sum of the following items for the Company and its Subsidiaries on a consolidated basis for such period: (i) net income (calculated by (x) excluding any gains on the sale or other disposition of assets to the extent applied pursuant to Section 2.10(b)(iii) (other than to the extent not required to be applied by virtue of the definition of "Disposition") and any life insurance proceeds, (y) adding back the non-cash component of all extraordinary or non-recurring items of expense and (z) deducting the non-cash component of all extraordinary or non-recurring items of income, in each case to the extent taken into account in the calculation of such net income), (ii) the non-cash component of interest expense to the extent deducted in determining net income for such period and (iii) depreciation and amortization allowances to the extent deducted in determining net income for such period, minus (b) the sum of the following
                                           -----
items for the Company and its Consolidated Subsidiaries on a consolidated basis for such period: (i) Cash Interest Expense for such period, (ii) Capital Expenditures for such period that are paid other than from (1) the proceeds of any Indebtedness other than from Loans in such period, (2) capital contributions to the Company in such period to the extent not applied to the prepayment of the Loans or (3) the proceeds of Disposition Events not applied to the prepayment of the Loans, (iii) principal payments in respect of Indebtedness together with any administrative fees paid pursuant to this Agreement (excluding (1) any refinanced Indebtedness, (2) any voluntary prepayments of Revolving Credit Loans which do not reduce the aggregate amount of Revolving Credit Commitments and (3) any prepayment of Indebtedness (including the Loans) made with Excess Cash Flow from any prior period, the proceeds of capital contributions, asset sale proceeds or proceeds of other Indebtedness) and (iv) net increases in Working Capital, all determined based on the audited financial statements required to be provided hereunder (or in the case of the period from the Closing Date to the fiscal quarter ending March 31, 1997, the unaudited financial statements required to be provided hereunder).

          "Excluded Dispositions" shall mean any conveyance, sale, lease,
           ---------------------
assignment, transfer or other disposition by the Company or any of its Subsidiaries of (i) inventory or other Property sold or disposed of in the ordinary course of business and on customary business terms, (ii) printing presses or (iii) up to an aggregate fair value of $250,000 of obsolete or worn-out property on customary business terms.

          "Federal Funds Rate" shall mean, for any day, the rate per annum
           ------------------
(rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, however, that (a) if the day for which such
                          --------  -------
rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate quoted to the Administrative Agent on such Business Day on such transactions by three federal funds brokers of recognized standing, as determined by the Administrative Agent.

          "Fee Letter" shall mean the Fee Letter dated April 15, 1996 by and
           ----------
among Merrill Lynch and the Company and the Parent Guarantors.

          "Fixed Charges" shall mean, for any period, (i) scheduled principal
           -------------
payments on Indebtedness of the Company or any of its Subsidiaries required to be made during such period and amortization of discount or premium relating to any such Indebtedness for such period, whether expensed or capitalized, (ii) Cash Interest Expense for such period, (iii) capital lease expense for such period, determined without duplication of items included in Cash Interest Expense, (iv) the aggregate amount of Capital Expenditures made during such period excluding those made for Related Business Acquisitions and (v) income taxes paid or payable in respect of such period (other than, to the extent otherwise included therein, current income tax expense attributable to gains from sales of assets out of the ordinary course of business), all as determined on a consolidated basis for the Company and its Subsidiaries.

          "Flapco" shall mean Flapco, Inc., a Delaware corporation and its
           ------
successors and assigns.

          "Football Contracts" shall mean the following agreements:
           ------------------

     (i) the Agreement dated March 14, 1995 between the Company and National Football League Players Incorporated; and

    (ii) the License Agreement between the Company and National Football League Properties, Inc. dated a date as soon as commercially practicable after the Closing Date (the terms of which are outlined in a letter previously delivered to the Administrative Agent).

          "GAAP" shall mean generally accepted accounting principles in the
           ----
United States applied on a basis consistent with the principles used in preparing the financial statements of the Company as of December 31, 1995 and for the fiscal year then ended.

          "generally accepted accounting principles" shall mean generally
           ----------------------------------------
accepted accounting principles in the United States as in effect from time to time.

          "Governmental Authority" shall mean any government or political
           ----------------------
subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "GSAC" shall have the meaning set forth in the introduction to this
           ----
Agreement.

          "GSAC Holdings" shall have the meaning set forth in the introduction
           -------------
to this Agreement.

          "Guarantee" shall mean a guarantee, an endorsement, a contingent
           ---------
agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a
                      ---------       ----------
correlative meaning.

          "Guarantors" shall mean the Parent Guarantors and the Subsidiary
           ----------
Guarantors.

          "Hazardous Material" shall mean, collectively, (a) any petroleum or
           ------------------
petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (PCB's), (b) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

          "Hockey Contracts" shall mean the following agreements:
           ----------------

          (i) the License Agreements dated March 19, 1993 and April 15, 1993 between the National Hockey League Players Association and the Company (with respect to the April 15, 1993 agreement, acquired in connection with the acquisition of the Acquired Business);

         (ii) the Retail License Agreement dated August 2, 1993, between NHL Enterprises, Inc. and the Company (acquired in connection with the acquisition of the Acquired Business);

        (iii) the NHL Export License Agreement dated August 2, 1993 between NHL Enterprises, Inc. and the Company (acquired in connection with the acquisition of the Acquired Business);

         (iv) the Agreement dated October 1995 between Eric Lindros and the Company (acquired in connection with the acquisition of the Acquired Business); and

          (v) the License Agreement dated September 21, 1993 between National Hockey Enterprises, Inc. and the Company.

          "Indebtedness" shall mean, for any Person:  (a) indebtedness created,
           ------------
issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than (i) trade accounts payable (other than for borrowed money) arising in the ordinary course of business, (ii) accrued expenses incurred in the ordinary course of business and (iii) any earn-out or other deferred payment arrangement of a similar nature in connection with a Related Business Acquisition made in accordance with the terms hereof; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person (contingent or otherwise) in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness described in the foregoing clauses (a) through (e) of others Guaranteed by such Person; provided, however, that in no event shall (A) obligations under Interest
        --------  -------
Rate Protection Agreements and (B) Contingent Obligations be treated as Indebtedness.

          "Indemnitee" shall have the meaning set forth in Section 12.03.
           ----------

          "Intercompany Note" shall mean a promissory note substantially in the
           -----------------
form of Exhibit H.
        ---------

          "Interest Coverage Ratio" shall mean, for any period, the ratio of (x)
           -----------------------
EBITDA for such period minus the aggregate amount of Capital Expenditures made
                       -----
by the Company and its Consolidated Subsidiaries in cash during such period excluding those made for Related Business Acquisitions to (y) Cash Interest Expense for such period.

          "Interest Period" shall mean, with respect to any Eurodollar Loan,
           ---------------
each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or the last day of the next preceding Interest Period for such Eurodollar Loan and (subject to the requirements of Sections 2.01(a), 2.01(b) and 2.09) ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in Section 4.05, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period for any Revolving Credit Loan would otherwise end after the Revolving

Credit Commitment Termination Date, such Interest Period shall end on the Revolving Credit Commitment Termination Date; (ii) no Interest Period for any Term Loan may commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Term Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Term Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date; (iii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and
(iv) notwithstanding clauses (i) and (ii) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder as a Eurodollar Loan for such period.

          "Interest Rate Certificate" shall mean an Officers' Certificate
           -------------------------
substantially in the form of Exhibit C, delivered pursuant to Section 9.01(f),
                             ---------
demonstrating in reasonable detail the calculation of the Leverage Ratio as of the last day of the subject period.

          "Interest Rate Protection Agreement" shall mean, for any Person, an
           ----------------------------------
interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

          "Inventory" shall mean all Inventory (as defined in the Uniform
           ---------
Commercial Code in the State of New York, as amended) of the Company, of a type manufactured or consumed by the Company in the ordinary course of business.

          "Investment" shall mean, for any Person:  (a) the acquisition (whether
           ----------
for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person; (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person; (d) the entering into of any Interest Rate Protection Agreement; or (e) any agreement to make any Investment (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale).

          "Issuing Lender" shall mean Wells Fargo Bank, N.A., as the issuer of
           --------------
Letters of Credit under Section 2.03, together with its successors and assigns in such capacity. The Company may from time to time, by not less than five Business Days' prior notice to the Administrative Agent and the Lender then acting as the Issuing Lender, appoint another Lender that is an Original Lender as the successor to such first Lender to act as the Issuing Lender. Upon the acceptance of any appointment as Issuing Lender hereunder by a successor Issuing Lender, such successor Issuing Lender shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the former Issuing Lender hereunder, and the former Issuing Lender shall be discharged from its duties, obligations and liabilities hereunder (other than its obligations under the last sentence of Section 2.03(g) to pay to the Administrative Agent for account of the Revolving Credit Lenders their pro rata portions of any letter of credit commission received by such former Issuing Lender). After any Issuing Lender's replacement hereunder, the provisions of Sections 2.03 and 5.06 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Issuing Lender. Notwithstanding anything contained herein to the contrary, no successor Issuing Lender may be appointed by the Company at any time that any Letter of Credit or Reimbursement Obligation or other amount payable by the Company relating to any Letter of Credit is outstanding.

          "Key Man Life Insurance" shall have the meaning set forth in Section
           ----------------------
9.04.

          "Lender" shall have the meaning set forth in the introduction to this
           ------
Agreement.

          "Letter of Credit" shall have the meaning set forth in Section 2.03.
           ----------------

          "Letter of Credit Documents" shall mean, with respect to any Letter of
           --------------------------
Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

          "Letter of Credit Interest" shall mean, for each Revolving Credit
           -------------------------
Lender, such Lender's participation interest (or, in the case of the Issuing Lender, the Issuing Lender's retained interest) in the Issuing Lender's liability under Letters of Credit and such Lender's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

          "Letter of Credit Liability" shall mean, without duplication, at any
           --------------------------
time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid principal amount
                                ----
of all Reimbursement Obligations of the Company at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Revolving Credit Lender (other than the Issuing Lender) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.03, and the Issuing Lender shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Revolving Credit Lenders other than the Issuing Lender of their participation interests under Section 2.03.

          "Leverage Ratio" shall mean, at any date, the ratio of Total Debt at
           --------------
such date to EBITDA for the trailing four-quarter period ending on such date; provided, however, that in order to give pro forma effect to the acquisition of
- --------  -------
the Acquired Business, (i) for the four fiscal quarter period ending September 30, 1996, there shall be added $3,133,000 to actual EBITDA, (ii) for the four fiscal quarter period ending December 31, 1996, there shall be added $1,958,000 to actual EBITDA and (iii) for the four fiscal quarter period ending March 31, 1997, there shall be added $783,000 to actual EBITDA.

          "Lien" shall mean, with respect to any Property, any mortgage, lien,
           ----
pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Basic Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

          "Loans" shall mean the Revolving Credit Loans, the Swing Loans and the
           -----
Term Loans.

          "Losses" of any Person shall mean the losses, liabilities, claims
           ------
(including those based upon negligence, strict or absolute liability and liability in tort), damages, reasonable expenses, obligations, penalties, actions, judgments, encumbrances, liens, penalties, fines, suits, reasonable costs or disbursements of any kind or nature whatsoever (including reasonable fees and expenses of counsel in connection with any Proceeding commenced or threatened in writing, whether or not such Person shall be designated a party thereto) at any time (including following the payment of the Obligations) incurred by, imposed on or asserted against such Person.

          "Majority Lenders" shall mean, subject to the last paragraph of
           ----------------
Section 12.04, (i) at any time prior to the Closing Date, Lenders holding a majority of the aggregate amount of the Commitments and (ii) at any time after the Closing Date, Lenders holding a majority of the sum of (a) the aggregate principal amount of outstanding Loans plus (b) the aggregate amount of all
                                      ----
Letter of Credit Liabilities plus (c) the aggregate unused amount of Revolving
                             ----
Credit Commitments.

          "Majority Revolving Credit Lenders" shall mean, subject to the last
           ---------------------------------
paragraph of Section 12.04, (i) at any time prior to the Closing Date, Lenders holding a majority of the aggregate amount of the Revolving Credit Commitments and (ii) at any time after the Closing Date, Lenders holding a majority of the sum of (a) the aggregate principal amount of outstanding Revolving Credit Loans plus (b) the aggregate amount of all Letter of Credit Liabilities plus (c) the
                                                                  ----
aggregate unused amount of Revolving Credit Commitments.

          "Majority Tranche A Term Lenders" shall mean, subject to the last
           -------------------------------
paragraph of Section 12.04, (i) at any time prior to the Closing Date, Lenders holding a majority of the Tranche A Term Loan Commitments and (ii) at any time after the Closing Date, Lenders holding a majority of the aggregate principal amount of outstanding Tranche A Term Loans.

          "Majority Tranche B Term Lenders" shall mean, subject to the last
           -------------------------------
paragraph of Section 12.04, (i) at any time prior to the Closing Date, Lenders holding a majority of the Tranche B

Term Loan Commitments and (ii) at any time after the Closing Date, Lenders holding a majority of the aggregate principal amount of outstanding Tranche B Term Loans.

          "Margin Stock" shall mean margin stock within the meaning of
           ------------
Regulations U and X.

          "Material Adverse Effect" shall mean any of (a) a material adverse
           -----------------------
effect on the business, assets, liabilities, results of operations, condition (financial or otherwise), prospects or solvency of GSAC and its Subsidiaries (before and after giving effect to the Transaction) taken as a whole or (prior to consummation of the Acquisition) of the Acquired Business, (b) a material adverse effect on the ability of the Obligors to consummate in a timely manner the Transaction or perform their obligations under any material provisions of any of the Basic Documents or (c) an adverse effect on the legality, binding effect or enforceability of any material provision of any Basic Document or the rights and remedies of the Lenders thereunder. In determining whether the occurrence of any individual event or the existence of any individual condition would, or the failure of any individual event to occur or any individual condition to exist would, have a Material Adverse Effect, notwithstanding that the occurrence of such individual event or the existence of such individual condition does not, or the failure to occur of such individual event or such individual condition to exist does not, of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event or condition or failure of event or condition and all other then existing events or conditions and failures or events or conditions would have a Material Adverse Effect.

          "MLM" shall have the meaning set forth in the introduction to this
           ---
Agreement.

          "Multiemployer Plan" shall mean a multiemployer plan defined as such
           ------------------
in Section 3(37) of ERISA to which contributions are or have been made by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate may have liability and that is covered by Title IV of ERISA.

          "Net Available Proceeds" shall mean:
           ----------------------

          (i) in the case of any Disposition Event, the amount of Net Cash Payments received by GSAC or any of its Subsidiaries in connection with such Disposition Event;

         (ii) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Company and its Subsidiaries in respect of such Casualty Event net of (A) reasonable expenses incurred by the Company and its Subsidiaries in connection therewith and (B) repayments of Indebtedness (other than Indebtedness hereunder) to the extent secured by a Lien on such Property and any income and transfer taxes payable by the Company or any of its Subsidiaries in respect of such Casualty Event; and

        (iii) in the case of any Equity Issuance or any Debt Issuance, the aggregate amount of all cash received by GSAC and its Subsidiaries in respect thereof net of reasonable expenses incurred by GSAC and its Subsidiaries in connection therewith (including all brokers' commissions, lawyers', accountants' and consultants' fees and expenses, all investment advisory and placement fees and any other nonrecurring expenses).

          "Net Cash Payments" shall mean, with respect to any Disposition Event,
           -----------------
the aggregate amount of all cash payments received by GSAC and its Subsidiaries directly or indirectly in connection with such Disposition Event; provided,
                                                                  --------
however, that Net Cash Payments shall be net (without duplication) of (i) the
- -------
amount of any title and recording tax expenses, commissions and other fees and expenses paid by GSAC and its Subsidiaries in connection with the Disposition (the "Relevant Disposition") constituting (or relating to) such Disposition
      --------------------
Event (including all brokers' commissions, all lawyers', accountants' and consultants' fees and expenses, all investment advisory and placement fees and any other nonrecurring expenses), (ii) any Federal, state and local income or other taxes estimated to be payable by GSAC and its Subsidiaries as a result of the Relevant Disposition (but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority within three months of the date of the Relevant Disposition), (iii) any repayments by the Company or any of its Subsidiaries of Indebtedness to the extent that (a) such Indebtedness is secured by a Lien on the Property that is the subject of the Relevant Disposition and (b) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property and (iv) the amount of such cash payments intended to be reinvested by any Obligor in its business (but only to the extent that such payments are in fact so reinvested within six months of the date of the Relevant Disposition in capital assets or Property of the same type sold or otherwise disposed of).

          "Notes" shall mean the Revolving Credit Notes, the Swing Loans Note
           -----
and the Term Loan Notes.

          "Obligations" shall mean all amounts, direct or indirect, contingent
           -----------
or absolute, of every type or description, and at any time existing, owing to any of the Administrative Agent, the Arranger or Lenders pursuant to the terms of any Basic Document or secured by any of the Security Documents.

          "Obligors" shall mean the Company and the Guarantors.
           --------

          "Officers' Certificate" shall mean, as applied to any corporation, a
           ---------------------
certificate executed on behalf of such corporation by its Chairman of the Board (if an officer) or its Chief Executive Officer or one of its Vice Presidents and by its Chief Financial Officer, Vice President-Finance or its Treasurer or any Assistant Treasurer in their official (and not individual) capacities; provided,
                                                                       --------
however, that every Officers' Certificate with respect to the compliance with a
- -------
condition precedent to the making of any Loan or the taking of any other action hereunder shall include (i) a statement that the officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto and (ii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

          "Original Lenders" shall mean the Lenders named on the signature pages
           ----------------
hereof.

          "Other Taxes" shall have the meaning set forth in Section 5.07(b).
           -----------

          "Packaging Agreement" shall mean the Packaging Services Agreement
           -------------------
dated as of June 13, 1994 between the Company, Performance Printing Corporation, a Texas corporation, and Performance Packaging.

          "Parent Guarantors" shall have the meaning set forth in the
           -----------------
introduction to this Agreement.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any
           ----
successor thereto.

          "Performance Packaging" shall mean Performance Packaging L.L.C., a
           ---------------------
Texas limited liability company.

          "Permitted Investments" shall mean, for any Person:  (a) direct
           ---------------------
obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 180 days from the date of acquisition thereof by such Person; (b) time deposits (including eurodollar deposits) issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000 and a deposit rating of investment grade; and (c) commercial paper rated A-1 or better by Standard & Poor's Corporation or P-1 or better by Moody's Investors Service, Inc., respectively, maturing not more than 180 days from the date of acquisition thereof by such Person.

          "Permitted Person" shall mean any Person of whom Keystone, Inc., a
           ----------------
Texas corporation ("Keystone", which term includes its successors), Oak Hill
                    --------
Partners, Inc., a Delaware corporation ("Oak Hill", which term includes its
                                         --------
successors), and/or Arbor Investors LLC, a Delaware limited liability company ("Arbor", which term includes its successors) (collectively or individually),
  -----
have the power, directly or indirectly, to appoint or elect not less than a majority of the members of the board of directors, in the case of a corporation, or other equivalent governing body, in any other case, and of whom Keystone, Oak Hill and/or Arbor (collectively or individually), have the power to direct the management and policies thereof; provided, however, that (i) Robert M. Bass, a
                                 --------  -------
natural person resident in Fort Worth, Texas as of May 14, 1996, owns not less than a majority of the outstanding voting capital stock of Keystone and has the power to direct the management and policies of Keystone, (ii) Daniel L. Doctoroff, a natural person resident in New York, New York as of May 20, 1996, Glenn R. August, a natural person resident in New York, New York as of May 20, 1996 and/or Steven B. Gruber, a natural person resident in New York, New York as of May 20, 1996, own (collectively or individually) not less than a majority of the outstanding voting capital stock of Oak Hill and have the power (collectively or individually) to direct the management and policies of Oak Hill and (iii) J. Taylor Crandall, a natural person resident in Woodside, California as of May 20, 1996, David Brown, a natural person resident in Woodside, California as of May 20, 1996 and/or Mark Wolfson, a natural person resident in Sanford, California as of May 20, 1996, own (collectively or individually) not less than a majority of the outstanding voting capital stock of Arbor and have the power (collectively or individually) to direct the management and policies of Arbor.

          "Permitted Subordinated Indebtedness" shall have the meaning set forth
           -----------------------------------
in Section 9.07(e).

          "Person" shall mean any individual, corporation, company, voluntary
           ------
association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "Plan" shall mean an employee benefit or other plan which is or has
           ----
been established or maintained by or to which contributions are or have been made by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate may have liability and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "Post-Default Rate" shall mean, in respect of any principal of any
           -----------------
Loan, any Reimbursement Obligation or any other amount payable under this Agreement, any Note or any other Basic Document that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Base Rate as in effect from time to time plus the
            ----                                              ----
Applicable Margin for Base Rate Loans; provided, however, that, if the amount so
                                       --------  -------
in default is principal of a Eurodollar Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 2% plus the interest rate
                                                       ----
for such Loan as provided in Section 3.02(b) and, thereafter, the rate provided for above in this definition.

          "Prime Rate" shall be the rate most recently announced by the
           ----------
Administrative Agent at its principal office in San Francisco as its "Prime Rate." Prime Rate is one of the Administrative Agent's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the reporting thereof after its announcement in such internal publication or publications as the Administrative Agent may designate. Any change in the interest rate resulting from a change in such Prime Rate shall become effective as of 12:01 a.m., San Francisco time, of the Business Day on which each change in Prime Rate is announced by the Administrative Agent.

          "Principal Payment Date" shall mean (i) the Quarterly Dates commencing
           ----------------------
with September 30, 1996 through and including March 31, 2002 and (ii) each of the fifth and sixth anniversary of the Closing Date.

          "Principal Office" shall mean the principal office of the
           ----------------
Administrative Agent, located on the date hereof at 420 Montgomery Street, San Francisco, California 94163.

          "Proceeding" shall mean any claim, action, judgment, suit, hearing,
           ----------
governmental investigation, arbitration or proceeding, including by or before any Governmental Authority.

          "Property" shall mean any right or interest in or to property of any
           --------
kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Quarterly Dates" shall mean the last Business Day of March, June,
           ---------------
September and December in each year, commencing with September 30, 1996.

          "Racing Contracts" shall mean the following agreements:
           ----------------

          (i) License Agreement by and among National Association for Stock Car Auto Racing, Inc. and the Company dated as of February 29, 1996;

         (ii) Sublicense Agreement by and among National Association for Stock Car Auto Racing, Inc. and the Company dated as of February 29, 1996; and

        (iii) Licensing Agreement and Promotional Agreement each dated as of May 1, 1996 between the Company and Dale Earnhardt.

          "Receivable" shall mean, as at any date, the unpaid portion of the
           ----------
obligation, as stated on the respective invoice, of a customer of the Company which is payable (directly or through a lockbox arrangement) to the Company in respect of Inventory purchased and shipped, net of any credits, rebates or offsets owed to the respective customer (and for purposes hereof, a credit or rebate paid by check or draft of the Company shall be deemed to be outstanding until such check or draft shall have been debited to the account of the Company on which such check or draft was drawn).

          "Refinancing" shall mean the repayment in full of approximately
           -----------
$48,000,000 of senior indebtedness of the Company in existence prior to the consummation of the Acquisition and listed on Schedule 1.01(a) and approximately
                                              ----------------
$8,500,000 of indebtedness of GSAC and/or GSAC Holdings in existence prior to the consummation of the Acquisition and listed on Schedule 1.01(a).
                                                  ----------------

          "Regulations A, D, U and X" shall mean, respectively, Regulations A,
           -------------------------
D, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "Regulatory Change" shall mean, with respect to any Lender, any change
           -----------------
after the date hereof in Federal, state or foreign law or regulations (including Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks or other financial institutions including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority or any other regulatory agency with proper authority, including non-governmental agencies or bodies, charged with the interpretation or administration thereof.

          "Reimbursement Obligations" shall mean, at any time, the obligations
           -------------------------
of the Company then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Issuing Lender in respect of any drawings under a Letter of Credit.

          "Related Business Acquisition" shall mean any acquisition of all or
           ----------------------------
substantially all the assets of, or shares or other equity interests in, a Person or division or business segment or line of business of a Person if immediately after giving effect thereto: (a) no Default shall have occurred and be continuing, (b) all transactions related thereto shall be consummated in accordance in all material respects with applicable laws, (c) the Administrative Agent shall have received evidence that the board of directors (or Persons performing similar functions, such as general partners) of such Person shall have approved such acquisition, such evidence of approval to be in form and substance reasonably satisfactory to the Administrative Agent in all respects,
(d) the payment of the total consideration for such acquisition, separately and when considered with all Related Business Acquisitions since the Closing Date, shall be in compliance with clauses (a) and (b) of the definition of Related Business Acquisition Consideration Limitation, (e) one hundred percent (100%) of the capital stock or other equity interests of any acquired or newly formed corporation, partnership, association or other business entity is owned directly by the Company or a Subsidiary of the Company and all actions required to be taken, if any, with respect to such acquired or newly formed subsidiary under Sections 9.11 and 9.22 shall have been taken and (f) the Obligors and their Subsidiaries shall be in compliance, on a pro forma basis after giving effect to such acquisition or formation, with the covenants contained in Section 9.10 recomputed as at the last day of the most recently ended fiscal quarter, and the Company shall have delivered to the Administrative Agent an Officers' Certificate to such effect, together with such financial information for such subsidiary or assets as are reasonably requested by the Administrative Agent or the Majority Lenders, which Officers' Certificate and information shall be forwarded by the Administrative Agent to the Lenders.

          "Related Business Acquisition Consideration Limitation" shall mean (a)
           -----------------------------------------------------
for each Related Business Acquisition, $5,000,000 in aggregate consideration, calculated by (A) excluding (1) earn-out or other deferred payment arrangements (not to exceed $3,500,000 for all such acquisitions consummated since the Closing Date) and (2) any amount funded through (x) Excess Cash Flow for all prior fiscal years as to which at the time of determination it has been established that such Excess Cash Flow is not required to be applied pursuant to
Section 2.10(b)(iv) and (y) capital contributions to the Borrower not required to be applied pursuant to Section 2.10(b)(ii) and (B) including (1) any Indebtedness and other liabilities assumed (including contingent liabilities but excluding working capital liabilities) or any Indebtedness incurred in connection therewith, (2) covenants not to compete and (3) working capital deficits and (b) in the aggregate of total consideration for all Related Business Acquisitions since the Closing Date, $10,000,000, such amount to be calculated in accordance with the provisions of clause (a) of this definition; provided, however, that the aggregate of earn-out or other deferred payment
- --------  -------
arrangements in respect of all such acquisitions consummated since the Closing Date shall not exceed $3,500,000.

          "Release" shall mean any release, spill, emission, leaking, pumping,
           -------
injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

          "Relevant Parties" and "Relevant Party" shall have the meanings set
           ----------------       --------------
forth in Section 10(b).

          "Reserve Requirement" shall mean, for any Interest Period for any
           -------------------
Eurodollar Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve

System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this Section 1.01 or
(ii) any category of extensions of credit or other assets that includes Eurodollar Loans.

          "Revolving Credit Commitment" shall mean, for each Revolving Credit
           ---------------------------
Lender, the obligation of such Lender to make Revolving Credit Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Lender on Annex A under the caption
                                                   -------
"Revolving Credit Commitment" (as the same may be reduced from time to time pursuant to Section 2.04 or changed pursuant to Section 12.06(b)), minus, in the
                                                                   -----
case of Wells Fargo only, as of any date determination, the aggregate outstanding principal balance of all Swing Loans on such date. The initial aggregate principal amount of the Revolving Credit Commitments is $15,000,000.

          "Revolving Credit Commitment Percentage" shall mean, with respect to
           --------------------------------------
any Revolving Credit Lender, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to (b) the aggregate amount of the Revolving Credit Commitments of all of the Lenders.

          "Revolving Credit Commitment Termination Date" shall have the meaning
           --------------------------------------------
set forth in Section 2.01(a).

          "Revolving Credit Commitments" shall mean the aggregate sum of the
           ----------------------------
Revolving Credit Commitment of all of the Revolving Credit Lenders.

          "Revolving Credit Lenders" shall mean (a) on the date hereof, the
           ------------------------
Lenders having Revolving Credit Commitments on the signature pages hereof and
(b) thereafter, the Lenders from time to time holding Revolving Credit Loans and Revolving Credit Commitments after giving effect to any assignments thereof permitted by Section 12.06(b).

          "Revolving Credit Loans" shall have the meaning set forth in Section
           ----------------------
2.01(a).

          "Revolving Credit Notes" shall mean the promissory notes provided for
           ----------------------
by Section 2.08(a) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Security Agreement" shall mean a Security Agreement substantially in
           ------------------
the form of Exhibit D between the Company, the Subsidiary Guarantors and the
            ---------
Administrative Agent, as amended.

          "Security Documents" shall mean the Security Agreement and all Uniform
           ------------------
Commercial Code financing statements required by this Agreement or the Security Agreement to be filed with respect to the security interests in personal Property and fixtures created pursuant to the Security Agreement.

          "Sports Contracts" shall mean the Baseball Contracts, the Football
           ----------------
Contracts, the Hockey Contracts and the Racing Contracts.

          "Subordinated Debt Documents" shall mean, collectively, (i) the
           ---------------------------
Subordinated Notes and all documents and agreements executed and delivered in connection with the issuance of the Subordinated Notes and (ii) all documents and agreements executed and delivered in connection with the issuance of any other Subordinated Indebtedness.

          "Subordinated Indebtedness" shall mean (i) Indebtedness of GSAC or
           -------------------------
GSAC Holdings in respect of the Subordinated Notes and (ii) Permitted Subordinated Indebtedness.

          "Subordinated Notes" shall mean the notes of GSAC and GSAC Holdings,
           ------------------
as the case may be, listed on Schedule 1.01(b) and any other 12% subordinated
                              ----------------
note of GSAC or GSAC Holdings issued as interest on any other Subordinated Note as contemplated by Section 9.14(ii) containing terms identical to such other Subordinated Note.

          "Subsidiary" shall mean, with respect to any Person, any corporation,
           ----------
partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. It is understood and agreed that Performance Packaging is not, on the date hereof, a Subsidiary of GSAC, GSAC Holdings or the Company.

          "Subsidiary Guarantors" shall mean MLM, Donruss Trading and each other
           ---------------------
Subsidiary of the Company that guarantees the payment of the obligations of the Company hereunder.

          "Supermajority Lenders" shall mean, subject to the last paragraph of
           ---------------------
Section 12.04, (i) at any time prior to the Closing Date, Lenders holding two-thirds of the aggregate amount of the Commitments and (ii) at any time after the Closing Date, Lenders holding two-thirds of the sum of (a) the aggregate principal amount of outstanding Loans, plus (b) the aggregate amount of all
                                       ----
Letter of Credit Liabilities, plus (c) the aggregate unused amount of Revolving
                              ----
Credit Commitments.

          "Supermajority Lenders of the Affected Class" shall mean, subject to
           -------------------------------------------
the last paragraph of Section 12.04, (i) at any time prior to the Closing Date, Lenders holding two-thirds of the aggregate amount of the Commitments of the applicable tranche of Term Loan Commitments which would be affected by any modification, supplement or waiver contemplated by clause (b) to the proviso to the first paragraph of Section 12.04 and (ii) at any time after the Closing Date, Lenders holding two-thirds of the aggregate amount of the outstanding Loans of the applicable tranche of Term Loans which would be affected by any modification, supplement or waiver contemplated by clause (b) to the proviso to the first paragraph of Section 12.04.

          "Swing Loans" shall have the meaning set forth in Section 2.01(e).
           -----------

          "Swing Loan Commitment" shall mean the obligation of Wells Fargo to
           ---------------------
make or continue Swing Loans hereunder in an aggregate principal amount up to but not exceeding the amount set forth opposite Wells Fargo's name on Annex A
                                                                      -------
under the heading "Swing Loan Commitment," as the same may be reduced or terminated pursuant to Section 2.04 or Section 10. As of the Closing Date, the Swing Loan Commitment is $1,000,000.

          "Swing Loans Maturity Date" shall mean the earlier of (a) the
           -------------------------
Revolving Credit Commitment Termination Date or (b) the date designated by Wells Fargo, in its sole discretion, as the Swing Loans Maturity Date upon notice hereafter given by Wells Fargo to the Borrower.

          "Swing Loans Note" shall mean the promissory note made by the Borrower
           ----------------
evidencing the Swing Loans, in the form of Exhibit A-4 hereto.
                                           -----------

          "Term Loan Commitments" shall mean the Tranche A Term Loan Commitments
           ---------------------
and the Tranche B Term Loan Commitments, collectively.

          "Term Loan Lenders" shall mean the Tranche A Term Loan Lenders and the
           -----------------
Tranche B Term Loan Lenders, collectively.

          "Term Loan Notes" shall mean the Tranche A Term Loan Notes and the
           ---------------
Tranche B Term Loan Notes, collectively.

          "Term Loans" shall mean the Tranche A Term Loans and the Tranche B
           ----------
Term Loans, collectively.

          "Total Debt" shall mean at any date, the aggregate amount of
           ----------
Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "Tranche A Term Loan Commitment" shall mean, for each Tranche A Term
           ------------------------------
Loan Lender, the obligation of such Lender to make a Tranche A Term Loan in an amount up to but not exceeding the amount set opposite the name of such Lender on Annex A under the caption "Tranche A Term Loan Commitment" (as the same may
   -------
be changed pursuant to Section 12.06(b)). The aggregate principal amount of the Tranche A Term Loan Commitments is $40,000,000.

          "Tranche A Term Loan Commitments" shall mean the aggregate sum of the
           -------------------------------
Tranche A Term Loan Commitment of all the Lenders.

          "Tranche A Term Loan Lenders" shall mean (a) on the date hereof, the
           ---------------------------
Lenders having Tranche A Term Loan Commitments on the signature pages hereof and
(b) thereafter, the Lenders from time to time holding Tranche A Term Loans and Tranche A Term Loan Commitments after giving effect to any assignments thereof permitted by Section 12.06(b).

          "Tranche A Term Loan Notes" shall mean the promissory notes provided
           -------------------------
for by Section 2.08(b)(i) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Tranche A Term Loans" shall mean the loans provided for by
           --------------------
Section 2.01(b), which may be Base Rate Loans and/or Eurodollar Loans.

          "Tranche B Term Loan Commitment" shall mean, for each Tranche B Term
           ------------------------------
Loan Lender, the obligation of such Lender to make a Tranche B Term Loan in an amount up to but not exceeding the amount set opposite the name of such Lender on Annex A under the caption "Tranche B Term Loan Commitment" (as the same may
   -------
be changed pursuant to Section 12.06(b)). The aggregate principal amount of the Tranche B Term Loan Commitments is $48,000,000.

          "Tranche B Term Loan Commitments" shall mean the aggregate sum of the
           -------------------------------
Tranche B Term Loan Commitment of all the Lenders.

          "Tranche B Term Loan Lenders" shall mean (a) on the date hereof, the
           ---------------------------
Lenders having Tranche B Term Loan Commitments on the signature pages hereof and
(b) thereafter, the Lenders from time to time holding Tranche B Term Loans and Tranche B Term Loan Commitments after giving effect to any assignments thereof permitted by Section 12.06(b).

          "Tranche B Term Loan Notes" shall mean the promissory notes provided
           -------------------------
for by Section 2.08(b)(ii) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Tranche B Term Loans" shall mean the loans provided for by
           --------------------
Section 2.01(c), which may be Base Rate Loans and/or Eurodollar Loans.

          "Transaction" shall mean the Acquisition, the Refinancing and the
           -----------
transactions in connection therewith (including the closing hereunder).

          "Transaction Documents" shall mean the Basic Documents, the Ancillary
           ---------------------
Documents and the Acquisition Documents.

          "Type" shall have the meaning set forth in Section 1.03.
           ----

          "Wells Fargo" shall mean Wells Fargo Bank, N.A.
           -----------

          "Wholly Owned Subsidiary" shall mean, with respect to any Person, any
           -----------------------
corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

          "Working Capital" shall mean an amount determined for the Company and
           ---------------
its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) equal to the sum of all current assets (other than cash) less the sum of all current liabilities (other than the current portion of long-term indebtedness).

          1.02  Accounting Terms and Determinations.
                -----------------------------------

          (a) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made in accordance with GAAP, and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP. All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with generally accepted accounting principles (including principles of consolidation where appropriate).

          (b) To enable the ready and consistent determination of compliance with the covenants set forth in Section 9, the Company will not change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

          (c) Whenever making determinations under this Agreement of the amount of taxes payable during any period by the Company and its Subsidiaries, the amount of such taxes payable shall be deemed to be equal to the Dividend Payments that are permitted to be made during such period by the Company to GSAC Holdings under Section 9.09(a)(i) (without taking into account
Section 9.09(a)(ii)).

          1.03  Classes and Types of Loans.  Loans hereunder are distinguished
                --------------------------
by "Class" and by "Type".  The "Class" of a Loan (or of a Commitment to make a
                                -----
Loan) refers to whether such Loan is a Revolving Credit Loan, Swing Loan or a Term Loan, each of which constitutes a Class. The "Type" of a Loan refers to
                                                    ----
whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.

          1.04  Rules of Construction.  (a)  In this Agreement and each other
                ---------------------
Basic Document, unless the context clearly requires otherwise (or such other Basic Document clearly provides otherwise), references to (i) the plural include the singular, the singular the plural and the part the whole; (ii) Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; (iii) agreements (including this Agreement), promissory notes and other contractual instruments include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments or other modifications thereto are not prohibited by their terms or the terms of any Basic Document; (iv) statutes and related regulations include any amendments of same and any successor statutes and regulations; and (v) time shall be to New York City time. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

          (1) In this Agreement and each other Basic Document, unless the context clearly requires otherwise (or such other Basic Document clearly provides otherwise), (i) "amend" shall mean "amend, amend and restate,
                          -----
supplement or modify"; and "amended" and "amendment" shall have meanings
                            -------       ---------
correlative to the foregoing; (ii) in the computation of periods of time from a specified date to a later specified date, "from" shall mean "from and
                                           ----
including"; "to" and "until" shall mean "to but excluding"; and "through" shall
             --       -----                                      -------
mean "to and including"; (iii) "hereof," "herein" and "hereunder" (and similar
                                ------    ------       ---------
terms) in this Agreement or any other Basic Document refer to this Agreement or such other Basic Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Basic Document;
(iv) "including" (and similar terms) shall mean "including without limitation"
      ---------
(and similarly for similar terms); (v) with respect to the Obligors "knowledge"
                                                                     ---------
or "aware" shall mean and include (A) the actual knowledge or awareness of a
    -----
senior officer or director of any of the Obligors; (vi) "or" has the inclusive
                                                         --
meaning represented by the phrase "and/or"; (vii) "property" and "assets" each
                                                   --------       ------
shall include all properties and assets of any kind or nature, tangible or intangible, real, personal or mixed, now existing or hereafter acquired;
(viii) "satisfactory to" any of the Administrative Agent, the Arranger or
        ---------------
Lenders shall mean in form, scope and substance and on terms and conditions satisfactory to such Person; and (ix) references to "the date hereof" shall mean
                                                     ---------------
the date first set forth above.

          (2) In this Agreement unless the context clearly requires otherwise, any reference to (i) an Annex, Exhibit or Schedule is to an Annex, Exhibit or Schedule, as the case may be, attached to this Agreement and constituting a part hereof, and (ii) a Section or other subdivision is to a Section or such other subdivision of this Agreement.

          (3) No doctrine of construction of ambiguities in agreements or instruments against the interests of the party controlling the drafting thereof shall apply to any Basic Document.

          Section 2.  Commitments, Loans, Notes and Prepayments.
                      -----------------------------------------

          2.01  Loans.
                -----

          (a)  Revolving Credit Loans.  Each Revolving Credit Lender severally
               ----------------------
agrees, on the terms and conditions of this Agreement, to make revolving credit loans (the "Revolving Credit Loans") to the Company in Dollars during the period
            ----------------------
from and including the date hereof to but not including the Revolving Credit Commitment Termination Date in an aggregate principal amount at any one time outstanding not exceeding the amount of the Revolving Credit Commitment of such Lender as in effect from time to time; provided, however, that (x) in no event
                                       --------  -------
shall the aggregate principal amount of all Revolving Credit Loans, together with the aggregate amount of all Letter of Credit Liabilities, at any time exceed the lesser of (i) the aggregate amount of the Revolving Credit Commitments as in effect at such time and (ii) the Borrowing Base as in effect at such time and (y) in no event shall Revolving Credit Loans be made to fund Related Business Acquisitions to the extent that after giving effect thereto the aggregate amount of Revolving Credit Loans made to fund Related Business Acquisitions would exceed $10,000,000. Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Revolving Credit Commitments by means of Base Rate Loans and Eurodollar Loans and may Convert Revolving Credit Loans of one Type into Revolving Credit Loans of another Type (as provided in Section 2.09) or Continue Revolving Credit Loans of one Type as Revolving Credit Loans of the same Type (as provided in Section 2.09). The "Revolving Credit Commitment Termination
                                     ---------------------------------------
Date" shall be the Business Day immediately prior to the fifth anniversary of
- ----
the Closing Date or, if the Borrower gives written notice to the Administrative Agent not earlier than the 120th day and not later than the 90th day prior to such fifth anniversary, the Business Day immediately prior to the sixth anniversary of the Closing Date; provided, however, that such
                                 --------  -------
extension shall be effected only if (A) no Default shall have occurred and be continuing as of the date of such notice or the date that is the fifth anniversary of the Closing Date and (B) the Arranger, the Administrative Agent and the Documentation Agent (in each case such consent being needed only for so long as such entity holds Loans and/or Commitments, of if none so holds Loans and/or Commitments, then only the Administrative Agent) shall have given their consent to such extension. The Administrative Agent shall give written notice to the Lenders of such notice from the Borrower and whether such extension has been effected.

          (b)  Tranche A Term Loans.  Each Tranche A Term Loan Lender severally
               --------------------
agrees, on the terms and conditions of this Agreement, to make a single term loan to the Company in Dollars during the period from the date hereof through the Closing Date in a principal amount equal to the Tranche A Term Loan Commitment of such Lender, such loan to be used to fund the Acquisition, the Refinancing and the Distribution. Thereafter the Company may Convert Tranche A Term Loans of one Type into Tranche A Term Loans of another Type (as provided in
Section 2.09) or Continue Tranche A Term Loans of one Type as Tranche A Term Loans of the same Type (as provided in Section 2.09).

          (c)  Tranche B Term Loans.  Each Tranche B Term Loan Lender severally
               --------------------
agrees, on the terms and conditions of this Agreement, to make a single term loan to the Company in Dollars during the period from the date hereof through the Closing Date in a principal amount equal to the Tranche B Term Loan Commitment of such Lender, such loan to be used to fund the Acquisition, the Refinancing and the Distribution. Thereafter the Company may Convert Tranche B Term Loans of one Type into Tranche B Term Loans of another Type (as provided in
Section 2.09) or Continue Tranche B Term Loans of one Type as Tranche B Term Loans of the same Type (as provided in Section 2.09).

          (d)  Limit on Eurodollar Loans.  No more than eight separate Interest
               -------------------------
Periods in respect of Eurodollar Loans of either Class from each Lender may be outstanding at any one time. No Eurodollar Loans shall be made on the Closing Date.

          (e)  Swing Loans.  Subject to the terms and conditions of this
               -----------
Agreement, upon request of the Borrower and subject to the discretionary consent of Wells Fargo as provided herein, Wells Fargo agrees to make one or more swing loans to the Borrower from time to time from and including the Closing Date, to but excluding the Swing Loans Maturity Date, up to but not exceeding the amount of Wells Fargo's Swing Loans Commitment as then in effect. (Such swing loans referred to in this Section 2.01(e) now or hereafter made by Wells Fargo to the Borrower from and including and after the Closing Date are hereinafter collectively called the "Swing Loans".) Notwithstanding anything to the contrary contained in this Section 2.01(e), or elsewhere in this Agreement, Wells Fargo shall not be obligated, pursuant to this Section 2.01(e) or otherwise, to make any Swing Loan to or for the account of the Borrower, and the Borrower shall not be entitled to borrow, pursuant to this Section 2.01(e), unless and until Wells Fargo shall have consented to each such Swing Loan, which consent may or may not be given by Wells Fargo in its sole discretion. Prior to the Swing Loans Maturity Date, the Borrower may, subject to the discretionary consent of Wells Fargo as provided herein, borrow, repay, and reborrow Swing Loans up to the Swing Loans Commitment in accordance with the terms of this Agreement. Wells Fargo shall not make any Swing Loans on or after the Swing Loans Maturity Date. Notwithstanding anything to the contrary contained in this Section 2.01(e) or elsewhere in this Agreement, Wells Fargo shall not be obligated, pursuant to this Section 2.01(e) or otherwise, to make any Swing Loan to or for the account of the Borrower, and the Borrower shall not be entitled to borrow, pursuant to this Section 2.01(e), if, after giving full effect to the requested Swing Loan, the aggregate outstanding amount of Revolving Credit Loans, together with the aggregate outstanding Letter of Credit Liabilities would exceed the lesser of (x) the Revolving Credit Commitments and (y) the Borrowing Base. Notwithstanding anything herein or elsewhere to the contrary, the Swing Loans will be made and maintained only as Base Rate Loans.

          2.02  Borrowings.  The Company shall give the Administrative Agent
                ----------
notice of each borrowing hereunder as provided in Section 4.05. Not later than 1:00 p.m. New York time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan or Loans to be made by it on such date to the Administrative Agent, at an account specified by the Administrative Agent maintained at the Principal Office, in immediately available funds, for account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company maintained with the Administrative Agent at the Principal Office designated by the Company.

          2.03  Letters of Credit.  Subject to the terms and conditions hereof,
                -----------------
the Revolving Credit Commitments may be
utilized, upon the request of the Company, in addition to the Revolving Credit Loans provided for by Section 2.01(a), by the issuance by the Issuing Lender of standby and commercial letters of credit (herein collectively called "Letters of
                                                                      ----------
Credit") for the account of the Company; provided, however, that in no event
- ------                                   --------  -------
shall (i) the aggregate amount of all Letter of Credit Liabilities, together with the aggregate principal amount of the Revolving Credit Loans and Swing Loans outstanding, exceed at any time the lesser of (x) the Revolving Credit Commitments as in effect at such time and (y) the Borrowing Base as in effect at such time, (ii) the outstanding aggregate amount of all Letter of Credit Liabilities exceed $3,000,000, (iii) the face amount of any Letter of Credit be less than $100,000 and (iv) the expiration date of any Letter of Credit extend beyond the earlier of (x) the fifth Business Day preceding the Revolving Credit Termination Date and (y) the date twelve months following the issuance of such Letter of Credit. The following additional provisions shall apply to Letters of
Credit:

          (a) The Company shall give the Administrative Agent at least three Business Days' irrevocable prior notice (effective upon receipt) specifying the date (which shall be no later than thirty days preceding the Revolving Credit Termination Date) each Letter of Credit is to be issued and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby (including whether such Letter of Credit is to be a commercial letter of credit or a standby letter of credit). Upon receipt of any such notice, the Administrative Agent shall advise the Issuing Lender of the contents thereof.

          (b) On each day during the period commencing with the issuance by the Issuing Lender of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Revolving Credit Commitment of each Revolving Credit Lender shall be deemed to be utilized for all purposes hereof in an amount equal to such Lender's Revolving Credit Commitment Percentage of the then undrawn face amount of such Letter of Credit. Each Revolving Credit Lender (other than the Issuing Lender) agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Issuing Lender's liability under such Letter of Credit in an amount equal to such Lender's Revolving Credit Commitment Percentage of such liability, and each Revolving Credit Lender (other than the Issuing Lender) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Lender to pay and discharge when due, its Revolving Credit Commitment Percentage of the Issuing Lender's liability under such Letter of Credit.

          (c) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Lender shall promptly notify the Company (through the Administrative Agent) of the amount to be paid by the Issuing Lender as a result of such demand and the date on which payment is to be made by the Issuing Lender to such beneficiary in respect of such demand. The Company hereby unconditionally agrees to pay and reimburse the Issuing Lender for the amount of each demand for payment under such Letter of Credit at or prior to the date on which payment is to be made by the Issuing Lender to the beneficiary thereunder, without presentment, demand, protest, other formalities or notice of any kind.

          (d) Forthwith upon its receipt of a notice referred to in clause (c) of this Section 2.03, the Company shall advise the Issuing Lender whether or not the Company intends to borrow hereunder to finance its obligation to reimburse the Issuing Lender for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section 4.05. In the event that the Company fails to so advise the Administrative Agent, or if the Company fails to reimburse the Issuing Lender for a demand for payment under a Letter of Credit by the date of such payment, the Administrative Agent shall give each Revolving Credit Lender prompt notice of the amount of the demand for payment, specifying such Lender's Revolving Credit Commitment Percentage of the amount of the related demand for payment.

          (e) Each Revolving Credit Lender (other than the Issuing Lender) shall pay to the Administrative Agent for account of the Issuing Lender at the Principal Office in Dollars and in immediately available funds, the amount of such Lender's Revolving Credit Commitment Percentage of any payment under a Letter of Credit upon notice by the Issuing Lender (through the Administrative Agent) to such Revolving Credit Lender requesting such payment and specifying such amount. Each such Revolving Credit Lender's obligation to make such payments to the Administrative Agent for account of the Issuing Lender under this clause (e), and the Issuing

     Lender's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limiting the effect of the foregoing, (i) the failure of any other Revolving Credit Lender to make its payment under this clause (e), the financial condition of the Company or the existence of any Default or (ii) the termination of the Commitments. Each such payment to the Issuing Lender shall be made without any offset, abatement, withholding or reduction whatsoever.

          (f) Upon the making of each payment by a Revolving Credit Lender to the Issuing Lender pursuant to clause (e) above in respect of any Letter of Credit, such Lender shall, automatically and without any further action on the part of the Administrative Agent, the Issuing Lender or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Lender by the Company hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Lender's Revolving Credit Commitment Percentage in any interest or other amounts payable by the Company hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation. Upon receipt by the Issuing Lender from or for account of the Company of any payment in respect of any Reimbursement Obligation or any such interest or other amounts (including by way of setoff or application of proceeds of any collateral security) the Issuing Lender shall promptly pay to the Administrative Agent for account of each Revolving Credit Lender entitled thereto, such Revolving Credit Lender's Revolving Credit Commitment Percentage of such payment, each such payment by the Issuing Lender to be made in the same money and funds in which received by the Issuing Lender. In the event any payment received by the Issuing Lender and so paid to the Revolving Credit Lenders hereunder is rescinded or must otherwise be returned by the Issuing Lender, each Revolving Credit Lender shall, upon the request of the Issuing Lender (through the Administrative Agent), repay to the Issuing Lender (through the Administrative Agent) the amount of such payment paid to such Lender, with interest at the rate specified in clause (j) of this Section 2.03.

          (g) The Company shall pay to the Administrative Agent for account of the Issuing Lender in respect of each Letter of Credit a letter of credit commission in an amount equal to (x) the rate per annum equal to, in the case of commercial letters of credit having a duration of 90 days or less, the Applicable Margin for Revolving Credit Loans that are Eurodollar Loans in effect at the time of issuance thereof minus one half percent (1/2%) and, in the case of all other Letters of Credit, the Applicable Margin for Revolving Credit Loans that are Eurodollar Loans in effect at the time of issuance thereof, multiplied by (y) the daily average undrawn face amount of such Letter of Credit (but in no event less than $500 per Letter of Credit) for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit which expires in accordance with its terms, to and including such expiration date and
     (ii) in the case of a Letter of Credit which is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated, such fee to be non-refundable and to be paid in arrears quarterly, on each Quarterly Date, and on the earlier of the Revolving Credit Commitment Termination Date or the date of the termination of the Revolving Credit Commitments. The Issuing Lender shall pay to the Administrative Agent for account of each Revolving Credit Lender (other than the Issuing Lender), from time to time at reasonable intervals (but in any event at least quarterly), but only to the extent actually received from the Company, an amount equal to such Lender's Revolving Credit Commitment Percentage of all letter of credit commissions referred to in the first sentence of this clause (g). In addition, the Company shall pay to the Administrative Agent for account of the Issuing Lender only in respect of each Letter of Credit a letter of credit issuance fee in an amount equal to 1/2% per annum multiplied by the original face amount from the issue date through the expiry date of such Letter of Credit (but in no event less than $500 per Letter of Credit), such amount to be payable on the date of issuance of such Letter of Credit, plus all charges, costs and expenses in the amounts customarily charged by the Issuing Lender from time to time in like circumstances with respect to the issuance of each Letter of Credit and drawings and other transactions relating thereto.

          (h) Promptly following the end of each calendar month, the Issuing Lender shall deliver (through the Administrative Agent) to each Revolving Credit Lender and the Company a notice describing the aggregate amount of all Letters of Credit outstanding at the end of such month. Upon the request of any Revolving Credit Lender from time to time, the Issuing Lender shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

          (i) The issuance by the Issuing Lender of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 7, be subject to the conditions precedent that (i) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to the Issuing Lender consistent with its then current practices and procedures with respect to letters of credit of the same type and (ii) the Company shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the Issuing Lender shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type; provided, however, that to the extent such other instruments or
           --------  -------
     agreements contain terms contrary to those provided herein or in the other Basic Documents, the provisions of the Basic Documents shall govern.

          (j) To the extent that any Revolving Credit Lender fails to pay an amount required to be paid pursuant to clause (e) or (f) of this Section
     2.03 on the due date therefor, such Lender shall pay interest to the Issuing Lender (through the Administrative Agent) on such amount from and including such due date to but excluding the date such payment is made (i) during the period from and including such due date to but excluding the date three Business Days thereafter, at a rate per annum equal to the Federal Funds Rate (as in effect from time to time) and (ii) thereafter, at a rate per annum equal to the Post-Default Rate (as in effect form time to time).

          (k) The issuance by the Issuing Lender of any modification or supplement to any Letter of Credit hereunder shall be subject to the same conditions applicable under this Section 2.03 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (x) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (y) each Revolving Credit Lender shall have consented thereto.

The Company hereby indemnifies and holds harmless each Revolving Credit Lender and the Administrative Agent from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender or the Administrative Agent may incur (or which may be claimed against such Lender or the Administrative Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Issuing Lender under any Letter of Credit; provided, however, that the Company shall not be required to
           --------  -------
indemnify any Lender or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Issuing Lender in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) in the case of the Issuing Lender such Lender's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, unless such failure constituted compliance with a court injunction, decree or other order. Nothing in this Section 2.03 is intended to limit the other obligations of the Company, any Lender or the Administrative Agent under this Agreement.

          2.04  Termination and Reductions of Commitments.
                -----------------------------------------

          (a) The aggregate amount of the Revolving Credit Commitments shall be automatically and permanently reduced to zero on the Revolving Credit Commitment Termination Date.

          (b)  The Company shall have the right at any time or from time to time
(i) so long as no Revolving Credit Loans or Letter of Credit Liabilities are outstanding, to terminate the Revolving Credit Commitments and (ii) to reduce the aggregate unused amount of the Revolving Credit Commitments (for which purpose use of the Revolving Credit Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities); provided, however, that
                                                   --------  -------
(x) the Company shall give notice of each such termination or reduction as provided in Section 4.05, (y) each partial reduction shall be in an aggregate amount at least equal to $500,000 (or a larger multiple of $250,000) and (z) if the Company gives notice to reduce the Revolving Credit Commitments to an amount less than $5,000,000, the Revolving Credit Commitments shall be reduced to zero.

          (c)  The Commitments once terminated or reduced may not be reinstated.

          2.05  Fees.  (a)  The Company shall pay to the Administrative Agent
                ----
for account of each Lender a commitment fee on the daily average unused amount of such Lender's Revolving

Credit Commitment (for which purpose the aggregate amount of any Letter of Credit Liabilities shall be deemed to be a pro rata (based on the Revolving Credit Commitments) use of each Lender's Revolving Credit Commitment), for the period from and including the Closing Date to but not including the earlier of the date such Revolving Credit Commitment is terminated and the Revolving Credit Commitment Termination Date, at a rate per annum equal to 0.50%. Accrued commitment fee shall be payable on each Quarterly Date and on the earlier of the date the relevant Commitments are terminated and the Revolving Credit Commitment Termination Date.

          (b) The Company shall pay to the Administrative Agent a nonrefundable administrative fee pursuant to the terms of the Administrative Agent's Fee Letter.

          2.06  Lending Offices.  The Loans of each Type made by each Lender
                ---------------
shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

          2.07  Several Obligations; Remedies Independent.  The failure of any
                -----------------------------------------
Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and (except as otherwise provided in Section 4.06) no Lender shall have any obligation to the Administrative Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender. The amounts payable by the Company at any time hereunder and under the Notes to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Lender or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

          2.08  Notes.
                -----

          (a) The Revolving Credit Loans made by each Lender shall be evidenced by a single promissory note of the Company substantially in the form of
Exhibit A-1, dated the date hereof, payable to such Lender and otherwise duly
- -----------
completed. The Swing Loans made by Wells Fargo shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-4, dated the date hereof, payable to Wells Fargo and otherwise duly completed.

          (b) (i) The Tranche A Term Loan made by each Tranche A Term Loan Lender shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-2, dated the date hereof, payable to such
                             -----------
Lender and otherwise duly completed.

         (ii) The Tranche B Term Loan made by each Tranche B Term Loan Lender shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-3, dated the date hereof, payable to such Lender and
            -----------
otherwise duly completed.

          (c) The Swing Loans shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-4, dated the date hereof,
                                         -----------
payable to the Administrative Agent and otherwise duly completed.

          (d) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan of each Class made by each Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of any Note evidencing the Loans of such Class held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided, however,
                                                            --------  -------
that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing hereunder or under such Note.

          (e) No Lender shall be entitled to have its Notes substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with a permitted assignment of all or any portion of such Lender's relevant Commitments, Loans and Notes pursuant to
Section 12.06 (and, if requested by any Lender, the Company agrees to so exchange any Note).

          2.09  Optional Prepayments and Conversions or Continuations of Loans.
                --------------------------------------------------------------
Subject to Section 4.04, the Company shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time; provided,
                                                                  --------
however, that:  (a) the Company shall give the Administrative Agent notice of
- -------
each such prepayment, Conversion or Continuation as provided in Section 4.05 (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); (b) Eurodollar Loans may be prepaid or Converted only on the last day of an Interest Period for such Loans; and (c) prepayments of the Term Loans shall be applied to the installments of the Term Loans pro rata in accordance with their respective maturities. Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 10, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Lenders shall) suspend the right of the Company to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Base Rate Loans.

          2.10  Mandatory Prepayments and Reductions of Commitments.
                ---------------------------------------------------

          (a)  Borrowing Base.  Until the Revolving Credit Commitment
               --------------
Termination Date, the Company shall from time to time immediately prepay the Revolving Credit Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (d) below of this Section 2.10) in such amounts as shall be necessary so that at all times the aggregate outstanding amount of the Revolving Credit Loans together with the aggregate outstanding Letter of Credit Liabilities shall not exceed the lesser of (x) the Revolving Credit Commitments or (y) the Borrowing Base, such amount to be applied, first, to Revolving Credit Loans outstanding and, second, as cover for Letter of Credit Liabilities outstanding as specified in paragraph (d) below of this Section 2.10.

          (b) The Company shall prepay the Loans (and/or provide cover for the Letter of Credit Liabilities as specified in paragraph (d) below of this Section 2.10) and the Revolving Credit Commitments shall be automatically reduced as follows (each such prepayment and reduction to be effected in each case in the manner, order and to the extent specified in clause (c) below of this Section 2.10):

          (i)  Casualty Events.  Upon any Casualty Event, and without limiting
               ---------------
     the obligation of the Company to deposit Insurance Proceeds (as defined below) in the Collateral Account as set forth in the Security Agreement,

               (x) on the date not more than 90 days following the receipt by the Company or any of its Subsidiaries of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event (referred in this Section 2.10(b) as "Insurance Proceeds")
                                                      ------------------
          unless the Company has decided to repair or replace the Property affected by such Casualty Event (the "affected Property"), in an
                                                -----------------
          aggregate principal amount equal to 100% of the Net Available Proceeds of such Casualty Event;

               (y) on the date 120 days following the receipt of such Insurance Proceeds, in an aggregate principal amount equal to the excess of (A) 100% of the Net Available Proceeds of such Casualty Event not theretofore applied to the repair or replacement of such affected Property over (B) the amount, if any, held in the Collateral Account
                   ----
          with respect to such Casualty Event; provided, however, that the
                                               --------  -------
          amount so held may not exceed the aggregate purchase price of replacement Property for which orders have been placed by the Company and copies of such orders delivered to the Administrative Agent; and

               (z) on the date 180 days following receipt of such Insurance Proceeds, in an aggregate amount equal to 100% of the Net Available Proceeds not theretofore applied to the repair or replacement of such affected Property.

          (ii)  Equity Issuance; Debt Issuance.  Upon any Equity Issuance or any
                ------------------------------
     Debt Issuance, in an aggregate principal amount equal to 50% of the Net Available Proceeds of such Equity Issuance or 100% of the Net Available Proceeds of such Debt Issuance, as the case may be.

          (iii)  Sale of Assets.  Upon the date of any Disposition Event, in an
                 --------------
     aggregate principal amount equal to 100% of the Net Available Proceeds from such Disposition Event, provided, however, that no later than five Business
                             --------  -------
     Days prior to the occurrence of such Disposition Event, the Company shall deliver to the Lenders a statement, certified by a senior financial officer of the Company, in form and detail satisfactory to the Administrative Agent, of the amount of the Net Available Proceeds from such Disposition Event if such amount exceeds $250,000 (it being understood that the foregoing shall in no way affect the obligation of the Company to obtain the consent of the Majority Lenders pursuant to Section 9.05 to any Disposition not otherwise permitted hereunder).

          (iv)  Excess Cash Flow.  Not later than 90 days after the end of
                ----------------
     (x) the period from the Closing Date through March 31, 1997, (y) the 9-month period ending December 31, 1997 and (z) each fiscal year of the Company thereafter, in an aggregate principal amount equal to 50% of the Excess Cash Flow for such period.

          (v)  Purchase Price Adjustments.  Upon receipt of any refund payment
               --------------------------
     or purchase price adjustment payment under or in respect of the transactions contemplated by the Acquisition Documents in an aggregate principal amount equal to the amount of such payment.

          (vi) Life Insurance Proceeds.  Upon receipt by the Company of any life
               -----------------------
     insurance proceeds from any life insurance policy required by Section 9.04 in an aggregate principal amount equal to the amount of any such proceeds.

          (c)  Application.  Prepayments and reductions of Commitments described
               -----------
in Section 2.10(b) shall be effected as follows:

          (i) first, the amount of the required prepayment shall be applied to the reduction of Amortization Payments on the Term Loans required by
     Section 3.01(b) pro rata between the Tranche A Term Loans and the Tranche B Term Loans, with all of such reduction to be applied to such Amortization Payments (1) with respect to all required prepayments other than pursuant to Section 2.10(b)(vi), in the inverse order of maturity and (2) with respect to any required prepayment pursuant to Section 2.10(b)(vi), to the next four succeeding Amortization Payments with any remaining amount of such prepayment thereafter in the inverse order of maturity.

         (ii) second, the Revolving Credit Commitments shall be automatically reduced to the extent that the amount of the required prepayment exceeds the aggregate principal amount of Term Loans outstanding, and to the extent that, after giving effect to such reduction, the aggregate principal amount of Revolving Credit Loans, together with the aggregate amount of all Letter of Credit Liabilities, would exceed the Revolving Credit Commitments, the Company shall, first, prepay outstanding Revolving Credit Loans and, second, provide cover for Letter of Credit Liabilities as specified in Section 2.10(d), in an aggregate amount equal to such excess.

Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.10 shall be in excess of the amount of the Base Rate Loans at the time outstanding, only the portion of the amount of such prepayment as is equal to the amount of such Base Rate Loans shall be immediately prepaid and, at the election of the Company, the balance of such required prepayment shall be either (i) deposited in the Collateral Account and applied to the prepayment of Eurodollar Loans on the last day of the then next-expiring Interest Period for Eurodollar Loans or (ii) prepaid immediately, together with any amounts owing to the Lenders under Section 5.05. Notwithstanding any such deposit in the Collateral Account, interest shall continue to accrue on such Loans until prepayment.

          (d)  Cover for Letter of Credit Liabilities.  In the event that the
               --------------------------------------
Company shall be required pursuant to this Section 2.10 to provide cover for Letter of Credit Liabilities, the Company shall effect the same by paying to the Administrative Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by the Administrative Agent in the Collateral Account (as provided in the Security Agreement as collateral security in the first instance for the Letter of Credit Liabilities) until such time as all Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full.

          2.11  Annual Cleandown.  For a consecutive thirty-day period (x)
                ----------------
during the 150-day period beginning on April 1, 1997 and (y) during the second quarter of each fiscal year beginning in 1998, the sum of the aggregate principal amount of Revolving Credit Loans outstanding plus the aggregate amount of all Letter of Credit Liabilities shall not exceed the following:

          (i) if the Company has not theretofore consummated any Related Business Acquisition, $4,000,000; or

         (ii) if the Company has theretofore consummated any Related Business Acquisition(s) in accordance with the terms hereof, $4,000,000 plus the aggregate principal amount of Revolving Credit
     Loans outstanding (but not to exceed $6,000,000) the proceeds of which were used solely to fund such Related Business Acquisition(s) and to pay fees and expenses directly related thereto.

          Section 3.  Payments of Principal and Interest.
                      ----------------------------------

          3.01  Repayment of Loans.
                ------------------

          (a) The Company hereby promises to pay to the Administrative Agent for the account of each Lender the entire outstanding principal amount of such Lender's Revolving Credit Loans, and each Revolving Credit Loan shall mature, on the Business Day after the Revolving Credit Commitment Termination Date.

          (b)  The Company hereby promises to pay to the Administrative Agent
(i) for the account of the Tranche A Term Loan Lenders, in repayment of the principal of the Tranche A Term Loans, (x) $500,000 on each of the first sixteen Quarterly Dates, (y) $8,000,000 on each of the then immediately succeeding three Quarterly Dates and (z) $8,000,000 on the fifth anniversary of the Closing Date (or if such date is not a Business Day, the Business Day immediately preceding such date) and (ii) for the account of the Tranche B Term Loan Lenders, in repayment of the principal of the Tranche B Term Loans, (x) $500,000 on each of the first twenty Quarterly Dates, (y) $9,500,000 on each of the then immediately succeeding three Quarterly Dates and (z) $9,500,000 on the sixth anniversary of the Closing Date (or if such date is not a Business Day, on the Business Day immediately preceding such date) (each such scheduled payment described in the foregoing clauses (i) and (ii) an "Amortization Payment").
                                   --------------------

          3.02  Interest.  The Company hereby promises to pay to the
                --------
Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

          (a) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin and
                                           ----

          (b) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable Margin.
                          ----

Notwithstanding the foregoing, the Company hereby promises to pay to the Administrative Agent for account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender, on any Reimbursement Obligation held by such Lender and on any other amount payable by the Company hereunder or under the Notes held by such Lender to or for account of such Lender, that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, (iii) in the case of any Base Rate Loan, upon the payment or prepayment thereof (but only on the principal amount so paid or prepaid) and, in respect of each portion thereof Converted into a Eurodollar Loan, on the first date that interest is payable hereunder on such Eurodollar Loan and (iv) in the case of any Eurodollar Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to the Company.

          Section 4.  Payments; Pro Rata Treatment; Computations; Etc.
                      -----------------------------------------------

          4.01  Payments.
                --------

          (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by the Company under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Basic Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at its account at the Principal Office, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

          (b) The Company shall, at the time of making each payment under this Agreement or any Note for the account of any Lender, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans, Reimbursement Obligations or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to Section 4.02, may determine to be appropriate).

          (c)  Except to the extent otherwise provided in the second sentence of
Section 2.03(g), each payment received by the Administrative Agent under this Agreement or any Note for the account of any Lender shall be paid by the Administrative Agent to such Lender, in immediately available funds, (x) if the payment was actually received by the Administrative Agent prior to 2:00 p.m. (New York time) on any day, on such day and (y) if the payment was actually received by the Administrative Agent after 2:00 p.m. (New York time) on any day, on the following Business Day (it being understood that to the extent that any such payment is not made in full by the Administrative Agent, the Administrative Agent shall pay to such Lender, upon demand, interest at the Federal Funds Rate from the date such amount was required to be paid to such Lender pursuant to the foregoing clauses until the date the Administrative Agent pays such Lender the amount).

          (d) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          4.02  Pro Rata Treatment.  Except to the extent otherwise provided
                ------------------
herein: (a) each borrowing of Loans of a particular Class from the Lenders under Section 2.01 shall be made from the relevant Lenders, each payment of commitment fee under Section 2.05 in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under
Section 2.04 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (b) except as otherwise provided in Section 5.04, Eurodollar Loans of any Class having the same Interest Period shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Revolving Credit and Term Loan Commitments (in the case of the making of Loans) or their respective Revolving Credit and Term Loans (in the case of Conversions and Continuations of Loans); (c) each payment or prepayment of principal of Revolving Credit Loans or Term Loans by the Company shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid outstanding principal amounts of the Loans of such Class held by them; and (d) each payment of interest on Revolving Credit Loans and Term Loans by the Company shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

          4.03  Computations.  Interest on Eurodollar Loans and commitment fee
                ------------
and letter of credit fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Base Rate Loans and Reimbursement Obligations shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans and Reimbursement Obligations shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day).

          4.04  Minimum Amounts.  Except for mandatory prepayments made pursuant
                ---------------
to Section 2.10 and Conversions or prepayments made pursuant to Section 5.04, each borrowing, Conversion and prepayment of principal of Loans shall be in an amount at least equal to $500,000 with respect to Base Rate Loans and $1,000,000 with respect to Eurodollar Loans and in multiples of $250,000 in excess thereof (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be in an amount at least equal to $1,000,000 and in multiples of $250,000 in excess thereof and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

     4.05  Certain Notices.  Notices by the Company to the Administrative Agent
           ---------------
of terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans and of Classes of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 12:00 noon New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                             Number of
                                              Business
          Notice                             Days Prior
          ------                             ----------

     Termination or reduction
     of Commitments                               2

     Borrowing or optional prepayment
     of, or Conversions into,
     Base Rate Loans                           same day

     Borrowing or optional prepayment
     of, Conversions into, Continuations
     as, or duration of Interest
     Period for, Eurodollar Loans                 3

Each such notice of termination or reduction shall specify the amount and the Class of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or prepayment shall specify the Class of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

          4.06  Non-Receipt of Funds by the Administrative Agent.  Unless the
                ------------------------------------------------
Administrative Agent shall have received written notice from a Lender or the Company (the "Payor") prior to the date on which the Payor is to make payment to
              -----
the Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Company) a payment to the Administrative Agent for the account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be
                                       ----------------
effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by
                             ------------
the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid; provided, however, that if neither the
                                     --------  -------
recipient(s) nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

          (i) if the Required Payment shall represent a payment to be made by the Company to the Lenders, the Company and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (without duplication of the obligation of the Company under Section 3.02 to pay interest on the Required Payment at the Post-Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Administrative Agent shall not limit such obligation of the Company under Section 3.02 to pay interest at the Post-Default Rate in respect of the Required Payment and

         (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to the Company, the Payor and the Company shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to Section 3.02, it being understood that the return by the Company of the Required Payment to the Administrative Agent shall not limit any claim the Company may have against the Payor in respect of such Required Payment.

          4.07  Right of Setoff; Sharing of Payments, Etc.
                -----------------------------------------

          (a)  Each Obligor agrees that, in addition to (and without limitation
of) any right of setoff, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, Reimbursement Obligations or any other amount payable to such Lender hereunder that is not paid when due (regardless of whether such deposit or other indebtedness is then due to such Obligor), in which case it shall promptly notify such Obligor and the Administrative Agent thereof; provided, however,
                                                          --------  -------
that such Lender's failure to give such notice shall not affect the validity thereof.

          (b) If any Lender shall obtain from any Obligor payment of any principal of or interest on any Loan of any Class or Letter of Credit Liability owing to it or payment of any other amount under this Agreement or any other Basic Document through the exercise of any right of setoff, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans of such Class or Letter of Credit Liabilities or such other amounts then due hereunder or thereunder by such Obligor to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender or such other Lender, direct interests in) the Loans of such Class or Letter of Credit Liabilities or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans of such Class or Letter of Credit Liabilities or such other amounts, respectively, owing to each of the Lenders; provided, however, that if at the time of such payment the outstanding
         --------  -------
principal amount of the Loans of any Class shall not be held by the Lenders pro rata in accordance with their respective Commitments of such Class in effect at the time such Loans were made (by reason of a failure of a Lender to make a Loan hereunder in the circumstances described in the last paragraph of Section 12.04), then such purchases of participations and/or direct interests shall be made in such manner as will result, as nearly as is practicable, in the outstanding principal amount of the Loans being held by the Lenders pro rata according to the amounts of such Commitments. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (c) The Company agrees that any Lender so purchasing such a participation may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

          (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

          Section 5.  Yield Protection, Etc.
                      ---------------------

          5.01  Additional Costs.
                ----------------

          (a) The Company shall pay directly to each Lender from time to time on written request such amounts as such Lender may determine to be necessary to compensate it for any costs which such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from
                                           ----------------
any Regulatory Change which:

          (i) imposes or modifies any tax, levy, charge or withholding of any nature or any penalty with respect to the maintenance or fulfillment of such Lender's obligations under this Agreement or its Notes in respect of any of such Loans (other than changes in the rate of taxes imposed on or measured by the overall net income of such Lender or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office); or

         (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01), or any commitment of such Lender (including the Commitments of such Lender hereunder); or

        (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or its Commitments.

If any Lender requests compensation from the Company under this Section 5.01(a), the Company may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable). Nothing herein shall limit the Company's obligations under this Section 5.01(a) for the period prior to such suspension.

          (b) Without limiting the effect of the provisions of paragraph (a) of this Section 5.01, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Company (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue, or to Convert Base Rate Loans into, Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

          (c)  Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), the Company shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any costs which it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR
Part 208, Appendix A; 12 CFR Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 CFR
Part 3, Appendix A)), of capital in respect of its Commitments or Loans (such compensation to include an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this
Section 5.01(c), "Basle Accord" shall mean the proposals for risk-based capital
                  ------------
framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

          (d) Each Lender shall notify the Company of any event occurring after the date of this Agreement that will entitle such Lender to compensation under paragraph (a) or (c) of this Section 5.01 as promptly as practicable, but in any event within 45 days after such Lender obtains actual knowledge thereof;

provided, however, that (i) if any Lender fails to give such notice within 45
- --------  -------
days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this
Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender will furnish to the Company a certificate setting forth the basis and amount of each request by such Lender for compensation under paragraph (a) or (c) of this Section 5.01, which certificate shall, except for demonstrable error, be final, conclusive and binding for all purposes. Determinations and allocations by any Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this
Section 5.01, or of the effect of capital maintained pursuant to paragraph (c) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive; provided, however, that such determinations and allocations
                     --------  -------
are made on a reasonable basis.

          5.02  Limitation on Types of Loans.  Anything herein to the contrary
                ----------------------------
notwithstanding, if, on or prior to the determination of any Eurodollar Base Rate for any Interest Period:

          (a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

          (b) if the Administrative Agent determines, which determination shall be conclusive, that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to the applicable Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Company and each Lender prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with Section 2.09.

          5.03  Illegality.  Notwithstanding any other provision of this
                ----------
Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Company thereof (with a copy to the Administrative Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 shall be applicable). Before giving any such notice to the Company pursuant to this
Section 5.03, however, such Lender shall either designate a different Applicable Lending Office or use its best efforts to transfer its Eurodollar Loans hereunder to any other Lender if such designation or transfer will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

          5.04  Treatment of Affected Loans.  If the obligation of any Lender to
                ---------------------------
make Eurodollar Loans or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Loans (or, in the case of a Conversion as a result of Section 5.03, on such earlier date as such Lender may specify to the Company with a copy to the Administrative Agent as is required by law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 which gave rise to such Conversion no longer exist:

          (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Lender's

     Eurodollar Loans shall be applied instead to its Base Rate Loans; and

          (b) all Loans which would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans and all Base Rate Loans of such Lender which would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Company with a copy to the Administrative Agent that the circumstances specified in Section 5.01 or 5.03 which gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this
Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

          5.05  Compensation.  The Company shall pay to the Administrative Agent
                ------------
for account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense which such Lender determines is attributable to:

          (a) any payment, prepayment or Conversion of a Eurodollar Loan held by such Lender for any reason (including the acceleration of the Loans pursuant to Section 10) on a date other than the last day of the Interest Period for such Loan; or

          (b) any failure by the Company for any reason (including the failure of any of the conditions precedent specified in Section 7 to be satisfied) to borrow a Eurodollar Loan from or Continue or Convert a Eurodollar Loan of such Lender on the date for such borrowing or Continuation or Conversion specified in the relevant notice of borrowing or Continuation or Conversion given pursuant to Section 2.02 or 2.09.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid or Converted or not borrowed, Continued or Converted for the period from the date of such payment, prepayment, Conversion or failure to borrow, Continue or Convert to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, Continue or Convert, the Interest Period for such Loan which would have commenced on the date specified for such borrowing, Continuation or Conversion) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest which otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender). Any Lender requesting compensation pursuant to this Section 5.05 will furnish to the Administrative Agent and the Company a certificate setting forth the basis and amount of such request and such certificate, absent manifest error, shall be conclusive.

          5.06  Additional Costs in Respect of Letters of Credit. Without
                ------------------------------------------------
limiting the obligations of the Company under Section 5.01 (but without duplication), if as a result of any Regulatory Change there shall be imposed, modified or deemed applicable any tax, levy, charge, reserve or withholding of any nature, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Lender or Lenders of issuing (or purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit hereunder or reduce any amount receivable by any Lender hereunder in respect of any Letter of Credit (which increases in cost, or reduction in amount receivable, shall be the result of such Lender's or Lenders' reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Lender or Lenders, the Company shall pay immediately to such Lender or Lenders, from time to time as specified by such Lender or Lenders, such additional amounts as shall be sufficient to compensate such Lender or Lenders for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by such Lender or Lenders, submitted by such Lender or Lenders to the Company shall be conclusive in the absence of manifest error as to the amount thereof.

          5.07  Net Payments.
                ------------

          (a) The Company agrees to pay to each Lender (which term, for purposes of this Section 5.07, shall include a separately incorporated Applicable Lending Office) such additional amounts as are necessary in order that the net payment of any amount due hereunder after deduction for or withholding in respect of any Taxes imposed with respect to such payment (or in lieu thereof, payment of such Taxes by such Lender), will not be less than the amount stated herein to be then due and payable; provided, however, that the
                                                 --------  -------
foregoing obligation to pay additional amounts with respect to U.S. federal withholding taxes shall not apply:

          (i) to any payment to a Lender that is not a U.S. Person if such Lender (1) is not, on the date hereof (or on the date it becomes a Lender as provided in Section 12.06(b)) and on the date of any change in the Applicable Lending Office of such Lender, either entitled to submit a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest or fees to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest or fees to be received by such Lender hereunder in respect of the Loans), or (2) as of the date of such payment, has not submitted such Form 1001 or Form 4224 (including renewals thereof) effective for the period for which such payment is made and entitling it to a complete exemption from withholding unless such failure to submit such Form 1001 or Form 4224 has arisen solely by reason of there having occurred a change in law, rule, regulation, treaty or directive, or in the interpretation or application thereof after the later of the date hereof (or the date on which it becomes a Lender) and the date of any change in the Applicable Lending Office of such Lender, or

         (ii) to any U.S. federal withholding taxes that would not have been imposed but for the failure by a Lender that is not a U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such Lender if such compliance is required by statute, rule, regulation, treaty or directive of the United States of America or the interpretation or application thereof as a precondition to relief or exemption from such U.S. federal withholding taxes.

For the purposes of this Section 5.07(a), (w) "Form 1001" shall mean Form 1001
                                               ---------
(Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America, (x) "Form 4224" shall mean Form 4224
                                               ---------
(Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates), (y) "U.S. Person" shall mean a citizen, national or
                                  -----------
resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America, or any estate or trust that is subject to United States Federal income taxation regardless of the source of its income and (z) "Taxes" shall mean any
                                                         -----
present or future tax, levy, deduction, assessment or other charge or withholding, and all liabilities with respect thereto (including penalties, interest and expenses other than penalties, interest and expenses incurred as a result of the negligence of such Lender) imposed by or on behalf of any government or any political subdivision or any taxing authority (excluding taxes imposed on or measured by the overall net income of such Lender or of its Applicable Lending Office) pursuant to the laws of the United States or any political subdivision thereof or of the jurisdiction in which it is incorporated or the jurisdiction where such Bank's lending office is located.

          (b)  Documentary and Similar Taxes.  Except as otherwise provided in
               -----------------------------
this clause (b), the Company agrees to pay any current or future stamp, intangible or documentary taxes or any other excise or property taxes, charges or similar levies (including mortgage recording taxes and similar fees) that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, or any other document in connection with this Agreement or any Loan (all such taxes, charges and levies are hereinafter referred to as, collectively, "Other Taxes").
                                                          -----------

          (c) Within 30 days after paying any Other Taxes under clause (b) or any amount to any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding or payment of Other Taxes to any relevant taxing or other authority, the Company shall deliver to the Administrative Agent for delivery to such Lender evidence reasonably satisfactory to such Lender of such deduction, withholding or payment (as the case may be).

          (d) In the event the Company shall fail to pay, deduct or withhold Taxes with respect to payments made by the Company to the Administrative Agent for account of any Lender hereunder (other than any such failure which results from the Company relying upon a Form 1001 or Form 4224, or successor form, delivered pursuant to Section 5.07(f)) or shall fail to pay Other Taxes, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority, the Company will indemnify such Lender for any penalties, interest and expenses (including reasonable attorney's fees and expenses) paid by such Lender in connection with such failure and, as to any payment of interest and fees with respect to which the Company is required to pay additional amounts under Section 5.07(a), for the amount of any U.S. Taxes which it is obligated to deduct or withhold from such interest or fees. Such indemnification shall be made within 30 days after the date any Lender makes written demand therefor. In the event that the Company makes payment of any additional amount pursuant to Section 5.07(a), (b) or (d) with respect to any Lender, such Lender shall refund, to the extent of any refund or credit or other reduction in Taxes received by such Lender in respect of such additional amount, any amounts paid by the Company under said Section 5.07(a), (b) or (d) in respect of such Taxes.

          (e) Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Applicable Lending Office) to avoid or minimize any amounts which might otherwise be payable pursuant to Section 5.07(a); provided, however, that such efforts will not, in the judgment of such Lender,
- --------  -------
be otherwise disadvantageous to such Lender.

          (f) Each Lender that is not a U.S. Person agrees that it shall deliver to the Company and the Administrative Agent on the date of execution of this Agreement (or on the date it becomes a Lender as provided in Section 12.06(b)), either a duly completed Form 1001 or Form 4224, as appropriate, or any successor applicable form (and shall deliver a further copy of the applicable form on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company) indicating in each case that such Lender is entitled to receive payments hereunder without any deduction or withholding of any U.S. federal withholding tax, unless in any such case any change in law, rule, regulation, treaty or directive, or in the interpretation or application thereof has occurred after the later of the date hereof (or the date it becomes a Lender) and the date of any change in the Applicable Lending Office of such Lender prior to the date on which any such delivery would otherwise be required which renders any such form inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it. The Company shall be entitled to rely on such forms in its possession until receipt of any revised or successor form pursuant to the preceding sentence.

          5.08  Replacement of Lender.  If any Lender requests compensation
                ---------------------
pursuant to Section 5.01 or 5.07, or such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03, then, unless a Default shall have occurred and be continuing, the Company, upon three Business Days notice, may require that such Lender (a "Replaced Lender") transfer all of its right, title
                             ---------------
and interest under this Agreement and such Replaced Lender's Notes to any bank (a "Proposed Lender") identified by the Company if: (i) such Proposed Lender
    ---------------
agrees to assume all of the obligations of such Replaced Lender for consideration equal to the outstanding principal amount of such Replaced Lender's Loans, together with interest thereon at the rates applicable thereto hereunder to the date of such transfer, and satisfactory arrangements are made for payment to such Replaced Lender of all other amounts payable hereunder to such Replaced Lender on or prior to the date of such transfer (including any fees accrued hereunder and any amounts which would be payable under Section 5.05 as if all of such Replaced Lender's Loans were being prepaid in full on such date), (ii) the conditions to an assignment of such Replaced Lender's Loans set forth in Section 12.06(b) have been met and (iii) if such Replaced Lender has requested compensation pursuant to Section 5.01 or 5.07, such Proposed Lender's aggregate requested compensation, if any, pursuant to said Section 5.01 or 5.07 with respect to such Replaced Lender's Loans is lower than that of the Replaced Lender. Any Proposed Lender which has met the conditions of the foregoing sentence shall be a "Lender" for all purposes hereunder. Without prejudice to the survival of any other agreement of the Company hereunder, the agreements of the Company contained in Sections 5.01, 5.05, 5.06, 5.07 and 12.03 (without duplication of any payments made to such Replaced Lender by the Company or the Proposed Lender) shall survive for the benefit of any Lender replaced under this
Section 5.08 with respect to the time prior to such replacement.

          Section 6.  Guarantee.
                      ---------

          6.01  The Guarantee.  The Guarantors hereby jointly and severally
                -------------
guarantee to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to, and the Notes held by each Lender of, the Company and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Company under this Agreement and under the Notes and by any Obligor under any of the other Basic Documents, and all obligations of the Company or any of its Subsidiaries to any Lender in respect of any Interest Rate Protection Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantors hereby
                         ----------------------
further jointly and severally agree that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          6.02  Obligations Unconditional.  The obligations of the Guarantors
                -------------------------
under Section 6.01 are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 6.02 that the obligations of the Guarantors hereunder shall be absolute, irrevocable and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional as described above:

          (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

         (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

        (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement, the Notes or any other Basic Document or any other agreement or instrument referred to herein or therein shall be amended, modified or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

         (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected; or

          (v)  the release of any other Guarantor.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Company under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Lender upon this guarantee or acceptance of this guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this guarantee, and all dealings between the Company and the Lenders shall likewise be conclusively presumed to have been had or consummated in reliance upon this guarantee. This guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Lenders, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Lenders or any other Person at any time of any right or remedy against the Company or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

          6.03  Reinstatement.  The obligations of the Guarantors under this
                -------------
Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          6.04  Subrogation; Subordination.  Each Guarantor hereby agrees that
                --------------------------
until the payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 6.01, whether by subrogation or otherwise, against the Company or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. The payment of any amounts due with respect to any indebtedness of the Company now or hereafter owing to any Guarantor by reason of any payment by such Guarantor under the Guarantee in this Section 6 is hereby subordinated to the prior payment in full in cash of the Obligations. Each Guarantor agrees that it will not demand, sue for or otherwise attempt to collect any such indebtedness of the Company to such Guarantor until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, any Guarantor shall prior to the payment in full in cash of the Obligations collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Administrative Agent and the Lenders and be paid over to the Administrative Agent on account of the Obligations without affecting in any manner the liability of such Guarantor under the other provisions of the guaranty contained herein.

          6.05  Remedies.  The Guarantors jointly and severally agree that, as
                --------
between the Guarantors and the Lenders, the obligations of the Company under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of
Section 6.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Guarantors for purposes of Section 6.01.

          6.06  Instrument for the Payment of Money.  Each Guarantor hereby
                -----------------------------------
acknowledges that the guarantee in this Section 6 constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

          6.07  Continuing Guarantee.  The guarantee in this Section 6 is a
                --------------------
continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

          6.08  General Limitation on Guarantee Obligations.  In any action or
                -------------------------------------------
proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section 6.01 would otherwise, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 6.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

          Section 7.  Conditions Precedent.
                      --------------------

          7.01  Initial Extension of Credit.  The obligation of any Lender to
                ---------------------------
make its initial extension of credit hereunder (whether by making a Loan or issuing a Letter of Credit) is subject to the conditions precedent that (i) such extension of credit shall be made on or before May 31, 1996 and (ii) the Administrative Agent shall have received the following documents (with, in the case of clauses (a), (b), (c), (d), (e), (f), (g), (j), (p) and (u) below, sufficient copies for each Lender), each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance:

          (a)  Corporate Documents.  Certified copies of the charter and by-laws
               -------------------
     (or equivalent documents) of each Obligor and of all corporate authority for each Obligor (including board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of such of the Basic Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the extensions of credit hereunder (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Obligor to the contrary).

          (b)  Officers' Certificate.  An officers' certificate of the Company,
               ---------------------
     dated the Closing Date, to the effect set forth in the first sentence of
     Section 7.02.

          (c)  Borrowing Base Certificate.  A Borrowing Base Certificate as at
               --------------------------
     the last day of the monthly accounting period most recently ended prior to the Closing Date.

          (d)  Opinion of Counsel to the Obligors.  (i) Opinion of Kaye,
               ----------------------------------
     Scholer, Fierman, Hays & Handler, special New York counsel to the Obligors, substantially in the form of Exhibit E and (ii) opinion of local counsel to
                                  ---------
     the Obligors in each state in which Collateral is located as requested by the Arranger and the Administrative Agent, substantially in a form acceptable to the Arranger and the Administrative Agent (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders, the Arranger and the Administrative Agent).

          (e)  Opinion of Special New York Counsel to Merrill Lynch.  An
               ----------------------------------------------------
     opinion, dated the Closing Date, of Cahill Gordon & Reindel, special New York counsel to the Arranger, in form and substance reasonably satisfactory to the Arranger.

          (f)  Notes.  The Notes, duly completed and executed for each Lender.
               -----

          (g)  Security Agreement.  The Security Agreement, duly executed and
               ------------------
     delivered by the Obligors and the Administrative Agent and the certificates identified under the name of such Obligors in Annex 1 thereto, accompanied by undated stock powers executed in blank. In addition, the Obligors shall have taken such other action (including delivering to the Administrative Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Security Agreement.

          (h)  [Intentionally Omitted]

          (i)  Insurance.  Certificates of insurance evidencing the existence of
               ---------
     all insurance required to be maintained by the Company pursuant to
     Section 9.04 and the designation of the Administrative Agent as the loss payee or additional named insured, as the case may be, thereunder to the extent required by Section 9.04, such certificates to be in such form and contain such information as is specified in Section 9.04. In addition, the Company shall have delivered (i) a certificate of the chief financial officer of the Company setting forth the insurance obtained by it in accordance with the requirements of Section 9.04 and stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid and (ii) a written report, dated reasonably near the date the Loans are being made, of Sedgwick, James of Texas, Inc. or any other firm of independent insurance brokers of nationally recognized standing, as to such insurance and stating that, in their opinion, such insurance adequately protects the interests of the Administrative Agent and the Lenders and is in compliance with the provisions of Section 9.04.

          (j)  Solvency Analysis.  A certificate from the chief financial
               -----------------
     officer of the Company to the effect that, as of the Closing Date and after giving effect to the initial extension of credit hereunder and to the other transactions contemplated hereby, (i) the aggregate value of all Properties of the Company and its Subsidiaries at their present fair saleable value (i.e., the amount that may be realized within a reasonable time, considered
      ----
     to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the Property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceed the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Company and its Subsidiaries, (ii) the Company and its Subsidiaries will not, on a consolidated basis, have an unreasonably small capital with which to conduct their business operations as heretofore conducted and (iii) the Company and its Subsidiaries will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature and that the financial projections and underlying assumptions contained in such analyses were at the time made, and on the Closing Date are, fair and reasonable and accurately computed.

          (k)  Repayment of Existing Indebtedness.  Evidence that the principal
               ----------------------------------
     of and interest on, and all other amounts owing in respect of, the Indebtedness (including any contingent or other amounts payable in respect of letters of credit) indicated on Schedule 8.11 that is to be repaid on
                                        -------------
     the Closing Date have been (or shall be simultaneously) paid in full, that any commitments to extend credit under the agreements or instruments relating to such Indebtedness have been canceled or terminated and that all Guarantees in respect of, and all Liens securing, any such Indebtedness have been released (or arrangements for such release satisfactory to the Majority Lenders have been made); in addition, the Administrative Agent shall have received from any Person holding any Lien securing any such Indebtedness, such Uniform Commercial Code termination statements, mortgage releases and other instruments, in each case in proper form for recording, as the Administrative Agent shall have requested to release and terminate of record the Liens securing such Indebtedness (or arrangements for such release and termination satisfactory to the Majority Lenders have been made).

          (l)  Subordinated Debt Documents.  Evidence that the Subordinated Debt
               ---------------------------
     Documents shall have been amended in a manner satisfactory to the Lenders to extend the first date on which the principal of the Subordinated Notes may be paid in cash to a date not earlier than December 31, 2002 and to cause the rights of the Lenders hereunder to be entitled to the benefits of the terms of subordination thereof.

          (m)  Other Documents.  Such other documents as the Administrative
               ---------------
     Agent, special counsel to the Administrative Agent or any Lender or special New York counsel to the Arranger may reasonably request.

          (n)  No Material Adverse Change.  Since December 31, 1995, there shall
               --------------------------
     not have been any material adverse change in the business, assets, liabilities, results of operations, condition (financial or otherwise), prospects or solvency of GSAC and its Consolidated Subsidiaries taken as a whole or of the Acquired Business.

          (o)  Consummation of the Acquisition.  (i) The Administrative Agent
               -------------------------------
     and the Arranger shall have received true and complete copies of all of the Acquisition Documents. Any amendment or waiver of any provision of any Acquisition Document shall be satisfactory to the Arranger and the Administrative Agent.

          (ii) The Acquisition shall be consummated simultaneously with the initial extensions of credit under this Agreement in accordance with applicable law and all related documentation on terms reasonably satisfactory to the Lenders. All of the representations and warranties in the Acquisition Documents shall be true and correct in all material respects, and the Administrative Agent shall have received an Officers' Certificate from the Borrower that the Lenders shall be entitled to rely on such representations and warranties.

          (p)  Receipt of Financials.
               ---------------------

               (i) The Lenders shall have received unaudited interim financial statements of GSAC and unaudited interim royalty reports and income statements (with respect to the income statements of the Acquired Business, to the extent available from the seller under the Acquisition Documents) of the Acquired Business for (x) the fiscal quarter ended March 31, 1996 and (y) each month ended more than 30 days before the Closing Date and subsequent to the latest financial statements provided pursuant to the preceding clause (x), and such financial statements shall not reflect any material adverse change in the consolidated financial condition, results of operations or cash flows of the Company or either of the Parent Guarantors or the Acquired Business from that reflected in the financial statements or projections previously delivered to the Lenders.

               (ii) The Lenders shall have received audited consolidated financial statements of GSAC and unaudited income statements for the Acquired Business, in each case, at and for each of the three fiscal years ending immediately prior to the Closing Date.

               (iii) The Lenders shall have received satisfactory pro forma consolidated balance sheets and income statements of the Company, as of, and for the 12-month period ending on, the Closing Date (after giving effect to the Acquisition and the Refinancing) and for each 12-month period ended through the sixth anniversary of the Closing Date together with a certificate of the Company to the effect that such financial statements fairly and completely present the pro forma and projected financial condition and results of operations of the Company and its Subsidiaries in accordance with generally accepted accounting principles. The Lenders shall be satisfied that such financial statements are not materially inconsistent with the information or projections and the financial model delivered to the Lenders prior to the date hereof. The Company shall have delivered such other financial information as the Lenders may reasonably request in connection with the Transaction.

               (iv) The Lenders shall have received a detailed budget for fiscal year 1996 and a written analysis of the business and prospects of the Company and its Subsidiaries, which report shall be in form and substance satisfactory to the Lenders.

          (q)  Evidence of Status of Certain Conditions.  The Lenders shall have
               ----------------------------------------
     received evidence satisfactory to them that (i) the aggregate principal amount of indebtedness for money borrowed of the Company and its Subsidiaries outstanding on the Closing Date (after giving effect to the Acquisition and the Refinancing) shall not exceed $95 million, (ii) the consolidated EBITDA of the Company for the twelve months ended March 31, 1996 was not less than $19.150 million and (iii) the pro forma ratio of Total Debt as of the last day of the month for which financial statements have been provided to the Lenders (not more than 45 days prior to the Closing Date), after giving pro forma effect to the Acquisition and the Refinancing, to consolidated EBITDA of the Company and its Subsidiaries for the twelve month period ended as of such date (calculated on a pro forma basis as if the Acquisition had been consummated on the first day of such period) shall not be greater than 3.90 to 1.0.

          (r)  Absence of Certain Proceedings.  No litigation, inquiry,
               ------------------------------
     injunction or restraining order shall be pending, entered or threatened and no statute, rule or regulation shall be enacted or proposed which could reasonably be expected to have a Material Adverse Effect.

          (s)  Certain Approvals.  All governmental and other third-party
               -----------------
     approvals (including landlords' and other consents) necessary in connection with the Acquisition and the Refinancing, the financing contemplated hereby and the continuing operations of GSAC and its Subsidiaries (after giving effect to the Acquisition and the Refinancing) shall have been obtained and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken, threatened or noticed by any competent authority which would restrain, prevent or otherwise impose materially adverse or burdensome conditions on the Acquisition and the Refinancing or any of the other transactions contemplated hereby or by the other Basic Documents or the rights or remedies of the Lenders hereunder or thereunder. All material governmental and other third-party licenses and permits necessary in connection with the Company's and its Subsidiaries' respective businesses as presently conducted and after giving effect to the Acquisition shall be satisfactory to the Lenders and shall be in full force and effect on the Closing Date.

          (t)  Absence of Certain Events.  There shall not have occurred or
               -------------------------
     become known any change, event or circumstance, or any development involving a prospective change, event or circumstance, which in any case in the opinion of the Lenders could reasonably be expected to have a Material Adverse Effect.

          (u)  Report on Inventory and Receivables.  The Lenders shall have
               -----------------------------------
     received the report of an independent field examination, satisfactory in form and substance to the Lenders, with respect to the accounts receivable and inventory of the Company and its Subsidiaries and shall be satisfied with the results thereof.

          (v)  Other Matters.
               -------------

               (i) The Lenders shall be satisfied with the status of all labor, tax, employee benefit, environmental and health and safety matters involving the Obligors and their plans with respect thereto.

              (ii) The corporate and capital structure, and documents and instruments related thereto, of the Obligors, after giving effect to the Acquisition and the Refinancing, shall be satisfactory to the Lenders in all respects.

             (iii) The terms and conditions of any Indebtedness (including maturities, interest rates, prepayment and redemption requirements, covenants, defaults, remedies, security provisions and subordination provisions) of any Obligor to remain outstanding after the Closing Date shall be satisfactory to the Lenders in all respects, and the Lenders shall be satisfied that no Obligor is subject to contractual or other restrictions that would be violated by the contemplated transactions, including the granting of security interests and guarantees and payment of dividends by subsidiaries.

              (iv) All other documentation, including any tax sharing agreement, employment agreement, management compensation arrangement (including any agreements entered into with any of the senior management of the Company) or other financing arrangement of the Obligors shall be satisfactory in form and substance to the Lenders.

The obligation of any Lender to make its initial extension of credit hereunder is also subject to the payment by the Company and the Parent Guarantors of such fees and expenses as the Company and the Parent Guarantors shall have agreed to pay or deliver to any Lender or the Administrative Agent in connection herewith, including the reasonable fees and expenses of Cahill Gordon & Reindel, special New York counsel to the Arranger in connection with the negotiation, preparation, execution and delivery of this Agreement and the Notes and the other Basic Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Company).

          7.02  Initial and Subsequent Extensions of Credit.  The obligation of
                -------------------------------------------
the Lenders to make any Loan or otherwise extend any credit to the Company upon the occasion of each borrowing or other extension of credit hereunder (including the initial borrowing) is subject to the further conditions precedent that, both immediately prior to the making of such Loan or other extension of credit and also after giving effect thereto and to the intended use thereof:

          (a)  no Default shall have occurred and be continuing;

          (b) the representations and warranties made by the Company and the Guarantors in Section 8, and by each Obligor in each of the other Basic Documents to which it is a party, shall be true and complete on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

          (c) the aggregate principal amount of the Revolving Credit Loans together with the aggregate amount of all Letter of Credit Liabilities shall not exceed the Borrowing Base reflected on the most recent Borrowing Base Certificate delivered pursuant to Section 9.01(e).

Each notice of borrowing or request for the issuance of a Letter of Credit by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice or request and, unless the Company otherwise notifies the Administrative Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).

          Section 8.  Representations and Warranties.  Each Obligor represents
                      ------------------------------
and warrants to the Creditors that (in each case before and after giving effect to the Transaction):

          8.01  Corporate Existence.  Each of GSAC and its Subsidiaries:  (a) is
                -------------------
a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.

          8.02  Financial Condition.  GSAC and the Company have heretofore
                -------------------
furnished to each of the Lenders consolidated balance sheets of GSAC and its Consolidated Subsidiaries as at December 31, 1993, 1994 and 1995 and the related consolidated statements of income, retained earnings and cash flows of GSAC and its Consolidated Subsidiaries for each of the fiscal years ended on said dates, with the opinion thereon of Arthur Andersen & Co. or Arthur Andersen LLP (as applicable), and the consolidated statements of income of the Acquired Business for each of the three fiscal years ended on December 31, 1995. All such financial statements are complete and correct and fairly present the consolidated financial condition of GSAC, the Company and their respective Consolidated Subsidiaries, as at said dates and the consolidated results of operations of the Company for the respective fiscal years ended on said dates, all in accordance with generally accepted accounting principles and practices applied on a consistent basis. None of GSAC, the Company nor any of their respective Subsidiaries has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets as at said dates. Since December 31, 1995, there has been no material adverse change in the business, assets, liabilities, results of operations, condition (financial or otherwise), prospects or solvency of GSAC and its Consolidated Subsidiaries or the Acquired Business from that set forth in said financial statements as at said date. On the basis of royalty and other information provided by the seller under the Acquisition Documents and the licensors of the Acquired Business, the data with respect to the gross revenues with respect to the Acquired Business for 1995 provided by the Company to the Lenders with respect to the Acquired Business are true and complete in all material respects and such information is all information reasonably necessary to verify such gross revenues. All pro forma financial information provided by or on behalf of the Company to the Lenders after giving effect to the Transactions is true and complete in all material respects and all pro forma adjustments given effect therein are based upon assumptions which the Company believes to be fair and reasonable.

          8.03  Litigation.  Except as disclosed in Schedule 8.03, there are no
                ----------                          -------------
legal or arbitral proceedings, or any
proceedings by or before any governmental or regulatory authority or agency, now pending or (to the best knowledge of the Obligors) threatened against GSAC or any of its Subsidiaries that, if adversely determined could (either individually or in the aggregate) have a Material Adverse Effect.

          8.04  No Breach.  None of the execution and delivery of this
                ---------
Agreement, the other Basic Documents and the Acquisition Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of any Obligor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which GSAC or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Property of GSAC or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

          8.05  Action.  Each Obligor has all necessary corporate power,
                ------
authority and legal right to execute, deliver and perform its obligations under each of the Basic Documents and Acquisition Documents to which it is a party and to consummate the transactions herein and therein contemplated; the execution, delivery and performance by each Obligor of each of the Basic Documents and Acquisition Documents to which it is a party and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary corporate action on its part (including, any required shareholder approvals); and this Agreement and the Acquisition Documents have been duly and validly executed and delivered by each Obligor (to the extent each is a party hereto or thereto) and constitute, and each of the Notes and the other Basic Documents to which it is a party when executed and delivered by such Obligor (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          8.06  Approvals.  No authorizations, approvals or consents of, and no
                ---------
filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by any Obligor of the Basic Documents or the Acquisition Documents to which it is a party or for the legality, validity or enforceability hereof or thereof or for the consummation of the transactions herein and therein contemplated, except for filings and recordings in respect of the Liens created pursuant to the Security Documents.

          8.07  ERISA.  (a)  The Company and each of its ERISA  Affiliates is in
                -----
compliance in all material respects with all applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all employee benefit plans, Plans and Multiemployer Plans.

          (b) No event or condition specified in Section 9.01(d) has occurred or is reasonably expected to occur with respect to any Plan or Multiemployer Plan which resulted or would result in a liability to the Company or any of its ERISA Affiliates that did or would have a Material Adverse Effect.

          (c) No unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) exist with respect to any of the Plans in an amount that, if any of such Plans were terminated, would have a material adverse effect on the Company and its ERISA Affiliates taken as a whole.

          (d) Neither the Company nor any of its ERISA Affiliates has any obligation to contribute to or any liability or potential liability (including actual or potential withdrawal liability) with respect to any Multiemployer Plan or any employee benefit plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413(c) of the Code.

          (e) Neither the Company nor any of its ERISA Affiliates has incurred any accumulated funding deficiency (whether or not waived) with respect to any Plan or sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan.

          (f) Neither the Company nor any of its ERISA Affiliates has or reasonably expects to become subject to a Lien in favor of, or requirement to provide security to, any Plan under Section 302(f) or 307 of ERISA or Section 401(a)(29) or 412(n) of the Code.

          As used in this Section 8.07, the term "accumulated funding deficiency" has the meaning specified in Section 302 of ERISA and Section 412 of the Code, and the term "employee benefit plan" has the meaning specified in
Section 3(3) of ERISA.

          8.08  Taxes.  GSAC and its Subsidiaries are members of an affiliated
                -----
group of corporations filing consolidated returns for Federal income tax purposes, of which GSAC is the "common parent" (within the meaning of
Section 1504 of the Code) of such group. GSAC and each of its Subsidiaries (including the Company) have filed all Federal income tax returns and reports and all other material tax returns and reports, domestic and foreign, that are required to be filed by them and have paid all taxes shown as due pursuant to such returns and reports or pursuant to any assessment received by GSAC or any of its Subsidiaries. GSAC and each of its Subsidiaries have paid, or GSAC has provided adequate reserves (in accordance with generally accepted accounting principles) for the payment of, all federal, state, local and foreign income taxes (including franchise taxes based upon income) applicable for all prior fiscal years and for the current fiscal year to the date hereof. GSAC knows of no proposed tax assessment against it or any of its Subsidiaries that could reasonably be expected to have a Materially Adverse Effect which is not being actively contested in good faith by such Person to the extent affected thereby in good faith and by appropriate proceedings; provided, however, that such
                                              --------  -------
reserves or other appropriate provisions, if any, as shall be required in conformity with generally accepted accounting principles shall have been made or provided therefor. The charges, accruals and reserves on the books of GSAC and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of GSAC, adequate. GSAC has not given or been requested to give a waiver of the statute of limitations relating to the payment of any Federal, state, local and foreign taxes or other impositions.

          8.09  Investment Company Act.  Neither GSAC nor any of its
                ----------------------
Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          8.10  Public Utility Holding Company Act.  Neither GSAC nor any of its
                ----------------------------------
Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          8.11  Debt Agreements.  Schedule 8.11 is a complete and correct list,
                ---------------   -------------
as of the date hereof, of each credit agreement,
loan agreement, indenture, purchase agreement, guarantee or other arrangement (including the Subordinated Notes) providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, GSAC or any of its Subsidiaries the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $100,000 and the aggregate principal or face amount outstanding or which may become outstanding under each such arrangement is correctly described in
Schedule 8.11.  The aggregate principal or face amount of Indebtedness of GSAC
- -------------
and its Subsidiaries under any agreement or other arrangement not set forth on
Schedule 8.11 does not exceed $100,000.
- -------------

          8.12  Environmental Matters.  Each of GSAC and its Subsidiaries has
                ---------------------
obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization (individually or in the aggregate) would not have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of GSAC and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith (individually or in the aggregate) would not have a Material Adverse Effect.

          In addition, except as set forth in Schedule 8.12:
                                              -------------

          (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened in writing by any governmental or other Person with respect to any alleged failure by GSAC or any of its Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of GSAC or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release or threatened Release of any Hazardous Materials generated by GSAC or any of its Subsidiaries.

          (b) Neither GSAC nor any of its Subsidiaries owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state or local statute; and

               (i) no polychlorinated biphenyls are or have been present at any site or facility now or previously owned, operated or leased by GSAC or any of its Subsidiaries;

              (ii) no asbestos or asbestos-containing materials are or have been present at any site or facility now or previously owned, operated or leased by GSAC or any of its Subsidiaries;

             (iii) there are no underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, at any site or facility now or previously owned, operated or leased by GSAC or any of its Subsidiaries;

              (iv) no Hazardous Materials have been Released at, on or under any site or facility now or (to the best knowledge of the Obligors) previously owned, operated or leased by GSAC or any of its Subsidiaries in a reportable quantity established by statute, ordinance, rule, regulation or order; and

               (v) no Hazardous Materials have been otherwise Released at, on or under any site or facility now or previously owned, operated or leased by GSAC or any of its Subsidiaries that would have a Material Adverse Effect.

          (c) Neither GSAC nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location that is listed on the National Priorities List ("NPL") under the
                                                      ---
     Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by
                        ------
     the Environmental Protection Agency in the Comprehensive Environmental Response, Compensation, and Liability Information System, as provided for by 40 C.F.R. Sec. 300.5 ("CERCLIS"), or on any similar state or local list
                               -------
     or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to

     Environmental Claims against GSAC or any of its Subsidiaries.

          (d) No Hazardous Material generated by GSAC or any of its Subsidiaries has been recycled, treated, stored, disposed of or Released by GSAC or any of its Subsidiaries at any location other than those listed in
     Schedule 8.12.
     -------------

          (e) No written notification of a Release of a Hazardous Material has been filed by or on behalf of GSAC or any of its Subsidiaries and no site or facility now or (to the best knowledge of the Obligors) previously owned, operated or leased by GSAC or any of its Subsidiaries is listed or proposed for listing on the NPL, CERCLIS or any similar state list of sites requiring investigation or clean-up.

          (f) No Liens have arisen under or pursuant to any Environmental Laws on any site or facility owned, operated or leased by GSAC or any of its Subsidiaries, and no government action has been taken or is in process that could subject any such site or facility to such Liens and neither GSAC nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

          (g) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of GSAC or any of its Subsidiaries in relation to any site or facility now or previously owned, operated or leased by GSAC or any of its Subsidiaries which have not been made available to the Arranger and the Administrative Agent.

          (h) Since the preparation of the Phase I Environmental Site Assessment dated September 1991 by Espy, Huston & Associates with respect to the Company's facility located in the City of Grand Prairie, Tarrant County, Texas, there has been no material adverse development in the matters referred to in such Assessment.

          8.13  Use of Loans.  Neither GSAC nor any of its Subsidiaries is
                ------------
engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying

Margin Stock and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

           8.14  Capitalization.
                 --------------

          (a) The authorized capital stock of GSAC consists, on the date hereof, of an aggregate of 114,075 shares consisting of (i) 80,000 shares of Class A Common Stock, par value $.01 per share, of which 20,739.10589 shares are duly and validly issued and outstanding (and none of which are held in treasury), (ii) 30,000 shares of Class B Common Stock, par value $.01 per share, none of which shares are duly and validly issued and outstanding (and none of which are held in treasury), (iii) 4,025 shares of Redeemable Preferred Stock, par value $.01 per share, of which 4,025 shares are duly and validly issued and outstanding (and none of which are held in treasury) and (iv) 50 shares of Senior Preferred Stock, par value $.01 per share, none of which shares are duly and validly issued and outstanding (and none of which are held in treasury). On the date hereof, a majority of the issued and outstanding shares of common stock of GSAC is owned beneficially and of record by Acadia Partners. As of the date hereof, (x) except for Equity Rights listed in Schedule 8.14, there are no
                                               -------------
outstanding Equity Rights with respect to GSAC and (y) there are no outstanding obligations of GSAC or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of GSAC nor are there any outstanding obligations of GSAC or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of GSAC or any of its Subsidiaries.

          (b) The authorized capital stock of GSAC Holdings consists, on the date hereof, of an aggregate of 1,000 shares of common stock, par value $.01 per share, of which 100 shares are duly and validly issued and outstanding (with no shares held in treasury), each of which shares is fully paid and nonassessable. On the date hereof, all of such issued and outstanding shares of common stock are owned beneficially and of record by GSAC. As of the date hereof, there are no outstanding Equity Rights with respect to GSAC Holdings and there are no outstanding obligations of GSAC or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of GSAC Holdings nor are there any outstanding obligations of GSAC or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of GSAC Holdings or any of its Subsidiaries.

          (c) The authorized capital stock of the Company consists, on the date hereof, of an aggregate of 2,000 shares of common stock, par value $.01 per share, of which 1,000 shares are duly and validly issued and outstanding (with no shares held in treasury), each of which shares is fully paid and nonassessable. As of the date hereof, all of such issued and outstanding shares of common stock are owned beneficially and of record by GSAC Holdings. As of the date hereof, there are no outstanding Equity Rights with respect to the Company and there are no outstanding obligations of GSAC or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Company nor are there any outstanding obligations of GSAC or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Company or any of its Subsidiaries.

          (d) The authorized capital stock of MLM consists, on the date hereof, of an aggregate of 1,000 shares of common stock, par value $.01 per share, of which 100 shares are duly and validly issued and outstanding (with no shares held in treasury), each of which shares is fully paid and nonassessable. As of the date hereof, all of such issued and outstanding shares of common stock are owned beneficially and of record by the Company. As of the date hereof, there are no outstanding Equity Rights with respect to MLM and there are no outstanding obligations of GSAC or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of MLM nor are there any outstanding obligations of GSAC or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of MLM or any of its Subsidiaries. The authorized capital stock of Donruss Trading consists, on the date hereof, of an aggregate of 1,000 shares of common stock, par value $.01 per share, of which 100 shares are duly and validly issued and outstanding (with no shares held in treasury), each of which shares is fully paid and nonassessable. As of the date hereof, all of such issued and outstanding shares of common stock are owned beneficially and of record by the Company. As of the date hereof, there are no outstanding Equity Rights with respect to Donruss Trading and there are no outstanding obligations of GSAC or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of Donruss Trading nor are there any outstanding obligations of GSAC or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of Donruss Trading or any of its Subsidiaries.

          8.15  Subsidiaries.  On the date hereof, the Company has no
                ------------
Subsidiaries other than MLM and Donruss Trading; GSAC Holdings has no Subsidiaries other than the Company, MLM and Donruss Trading; and GSAC has no Subsidiaries other than GSAC Holdings, the Company, MLM, Flapco and Donruss Trading.

          8.16  Title to Assets.  Each of GSAC and its Subsidiaries owns and has
                ---------------
on the date hereof, and will own and have on the Closing Date, good and marketable title or, with respect to capital leases, good leasehold title (subject only to Liens permitted by Section 9.06 and to any consent which may be required from a licensor pursuant to any licensing agreement to which the Company is a party (including the Sports Contracts)) to the Properties shown to be owned in the financial statements referred to in Section 8.02 (other than Properties disposed of in the ordinary course of business or otherwise permitted to be disposed of pursuant to Section 9.05). Each of GSAC and its Subsidiaries owns and has on the date hereof, and will own and have on the Closing Date, good and marketable title (or good leasehold title) to, and enjoys on the date hereof, and will enjoy on the Closing Date, peaceful and undisturbed possession of, all Properties (subject only to Liens permitted by Section 9.06) that are necessary for the operation and conduct of its businesses.

          8.17  True and Complete Disclosure.  The information, reports,
                ----------------------------
Transaction Documents, financial statements, exhibits and schedules furnished in writing by or on behalf of any of the Obligors to any Creditor in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. No written information furnished after the date hereof by or on behalf of GSAC or any of its Subsidiaries to any Creditor in connection with this Agreement and the other Basic Documents will contain any material misstatement of facts or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any projections furnished by GSAC or any of its Subsidiaries to any Creditor pursuant to this Agreement are reasonable estimates based on the best information available to GSAC and its Subsidiaries at the time so furnished. Neither GSAC nor any of its Subsidiaries, however, makes any representation as to the ability of GSAC or any of its Subsidiaries to achieve the results set forth in any such projections. There is no fact known to any

Obligor that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Basic Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby.

          8.18  Solvency.  As of the Closing Date:
                --------

          (a) the fair salable value of the Properties of the Company (assuming that all approvals necessary to such sale shall be acquired) exceeds and will, immediately following the making of each Loan or other extension of credit hereunder, exceed the amount of all debt and liabilities (including all contingent, subordinated, unmatured and unliquidated liabilities) of the Company;

          (b) the Company does not, nor will, immediately following the making of each Loan or other extension of credit hereunder, have unreasonably small capital to carry out its business as conducted or as proposed to be conducted; and

          (c) the Company does not intend to, nor believes that it will, incur debts beyond its ability to pay such debts as they mature.

          8.19  Ancillary Documents.  The Company has heretofore delivered to
                -------------------
the Arranger true and complete copies of each of the Ancillary Documents, as each Ancillary Document is in effect on the date hereof. As of the Closing Date, no default will have occurred and be continuing under or in respect of any of such Ancillary Documents (except, other than in the case of the Subordinated Debt Documents, any default of a purely administrative or ministerial nature) and no dispute or other claim will have been made by any party thereunder based upon a breach of the provisions thereof. No approval or consent to the consummation of the transactions hereunder or under any of the Ancillary Documents is required under any of the provisions of the Ancillary Documents except for such approvals and consents which have been heretofore received and are in full force and effect.

          8.20  Real Property.  Except with respect to leased space which does
                -------------
not cost in excess of $5,000 per month in rental expense, set forth in
Schedule 8.20 is a list, as of the date of this Agreement, of all the real
- -------------
property interests held by GSAC and its Subsidiaries indicating in each case whether the respective Property is owned or leased, the identity of the owner or lessee and the location of the respective Property.

          Section 9.  Covenants.  Each of Company and each Parent Guarantor
                      ---------
covenants and agrees with the Creditors that, so long as any Commitment, Loan or Letter of Credit Liability is outstanding and until payment in full of all amounts payable by the Company hereunder:

          9.01  Financial Statements, Etc.  The Company (for itself and on
                -------------------------
behalf of each Parent Guarantor) shall deliver to each of the Lenders:

          (a) as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Company, consolidated statements of income, retained earnings and cash flow of GSAC and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of GSAC and its Consolidated Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures as of the end of and for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial officer of GSAC, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of GSAC and its Consolidated Subsidiaries in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, consolidated statements of income, retained earnings and cash flow of GSAC and its Consolidated Subsidiaries for such year and the related consolidated balance sheet of GSAC and its Consolidated Subsidiaries as at the end of such year, setting forth in each case in comparative form the corresponding consolidated figures as of the end of and for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of GSAC and its Consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default;

          (c) promptly upon delivery thereof to the shareholders of GSAC generally, or to the holders of Subordinated Notes or Permitted Subordinated Indebtedness in respect of such Subordinated Notes or Permitted Subordinated Indebtedness generally, copies of all notices, financial statements, reports and proxy statements so delivered;

          (d) as soon as possible, and in any event within ten days after the Company or either Parent Guarantor knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, that the Company or any ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or any ERISA Affiliate with respect to such event or condition):

               (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of
          Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided, however, that a failure to meet
                                    --------  -------
          the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including the failure to make on or before its due date a required installment under Section 412(m) of the Code or
          Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the
          Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

              (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Company or any ERISA Affiliate to terminate any Plan;

             (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

              (iv) the complete or partial withdrawal from a Multiemployer Plan by the Company or any ERISA Affiliate that results in liability under
          Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to
          Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

               (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

              (vi)  the adoption of an amendment to any Plan that, pursuant to
          Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of said Sections;

             (vii) the imposition of any liability to the PBGC or any other party under Section 4062, 4063, 4064 or 4069 upon the Company or any ERISA Affiliate with respect to any Plan; and

            (viii) the occurrence of any transaction in connection with which the Company could reasonably be subject to either a tax imposed by
          Section 4975 of the Code or the corresponding civil penalty assessed pursuant to Section 502(i) of ERISA, in connection with any Plan or any trust created thereunder;

          (e) as soon as available and in any event within 15 Business Days of each monthly accounting period (ending on the last day of each calendar month), a Borrowing Base Certificate as at the last day of such accounting period;

          (f) after the first anniversary of the Closing Date, together with the financial statements delivered pursuant to clause (a) or (b) of this Section 9.01, an Interest Rate Certificate;

          (g) periodically at the request of the Administrative Agent or the Majority Lenders, but in no event more frequently than once each calendar year so long as no Event of Default has occurred and is continuing, a report (the cost and expense of which, up to $10,000 shall be for the sole account of the Borrower, provided that there has been a use of the Revolving Credit Commitments in the immediately preceding trailing twelve month period), of an independent collateral auditor (which may be, or be affiliated with, one of the Lenders) with respect to the Receivables and Inventory components included in the Borrowing Base as at the end of a monthly accounting period, which report shall indicate that, based upon a review by such auditors of the Receivables (including verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Company and its Subsidiaries) and Inventory (including verification as to the value, location and respective types), the information set forth in the Borrowing Base Certificate delivered by the Company as at the end of such accounting period is accurate and complete in all material respects;

          (h) promptly after the Company or either Parent Guarantor knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken and proposes to take with respect thereto;

          (i) as soon as possible, and in any event within ten days after the Company or either Parent Guarantor knows or has reason to believe that any of the following events or conditions has occurred or exists, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, that the Company proposes to take with respect thereto (and a copy of any notice or other notification or information given to the Company with respect to such event or condition): any notice, notification, demand, request for information, citation, summons or order has been issued, any complaint has been filed, any penalty has been assessed or any investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by GSAC or any of its Subsidiaries to have any permit, license or authorization required in connection with the conduct of the business of GSAC or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release, of any Hazardous Materials generated by GSAC or any of its Subsidiaries; and

          (j) from time to time such other information regarding the condition (financial or other), operations, prospects or business of GSAC or any of its Subsidiaries (including any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Creditor may reasonably request.

The Company will furnish to the Administrative Agent, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken and proposes to take with respect thereto) and
(ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 9.07, 9.08(f), 9.09, 9.10, 9.11, 9.12 and 9.13 as of the end of the respective quarterly fiscal period or fiscal year. The Administrative Agent shall forward such certificate and information to the Lenders.

          9.02  Litigation, Etc.  The Company (for itself and on behalf of each
                ---------------
Parent Guarantor) will promptly give to the Administrative Agent (which shall promptly provide a copy thereof to each Lender) notice of (i) all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting GSAC or any of its Subsidiaries, except proceedings which, if adversely determined, would not (individually or in the aggregate) have a Material Adverse Effect and (ii) all disputes or other claims of which any senior officer of the Company or either Parent Guarantor has become aware under any Ancillary Document which remain unresolved for 15 or more days, provided that if any such dispute or claim has been set forth or made in writing, such notice shall be delivered to the Administrative Agent within 2 Business Days of receipt thereof, except any disputes or claims which, if adversely determined, would not (individually or in the aggregate) have a Material Adverse Effect.

          9.03  Existence, Etc.  GSAC will, and will cause each of its
                --------------
Subsidiaries to, preserve and maintain its legal existence and all of its material rights, privileges and franchises (provided, however, that nothing in
                                            --------  -------
this Section 9.03 shall prohibit any transaction expressly permitted under
Section 9.05); comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements would (individually or in the aggregate) have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto (except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained) if failure to pay and discharge such taxes would (individually or in the aggregate) have a Material Adverse Effect; maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted; permit representatives of any Creditor, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Creditor and perform in all material respects all of its obligations under the terms of each mortgage, indenture, security agreement, other debt instrument and material contract by which it is bound or to which it is a party, except where such failure to so perform, singly or in the aggregate with all other such failures, would not have a Material Adverse Effect.

          9.04  Insurance.  (a)  GSAC will, and will cause each of its
                ---------
Subsidiaries to, keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations; provided, however,
                                                            --------  -------
that in any event the Company shall maintain (i) business interruption insurance against loss of net income plus continuing expenses of the Company (up to an
                           ----
aggregate amount equal to $10,000,000), (ii) "key man" life insurance for Jerry
M. Meyer, the Chief Executive Officer of the Company in an amount not less than $10,000,000 (the "Key Man Life Insurance") and (iii) insurance against loss or
                  ----------------------
damage covering all of the tangible real and personal property and improvements of the Company and its Subsidiaries in such amounts (subject to such deductibles as shall be in effect on the Closing Date) as shall be reasonable and customary and sufficient to avoid the insured named therein from becoming a co-insurer of any loss under such policy but in any event in an aggregate amount at least equal to that in effect on the Closing Date. The insurance described in clauses (i), (ii) and (iii) of the preceding sentence (the "Required Insurance") shall be written by financially responsible companies
      ------------------
selected by the Company and having an A.M. Best rating of "A-" or better and being in a financial size category of XI or larger, or by other companies acceptable to the Majority Lenders, and shall name the Administrative Agent as additional insured, or loss payee, as its interests may appear. Each policy with respect to Required Insurance shall provide that it will not be canceled or reduced, or allowed to lapse without renewal, except after not less than 30 days' notice to the Administrative Agent and shall also provide that the interests of the Creditors shall not be invalidated by any act or negligence of the Company or any Person having an interest in the Company's principal manufacturing facility in Grand Prairie, Tarrant County, Texas nor by occupancy or use of such facility for purposes more hazardous than permitted by such policy nor by any foreclosure or other proceedings relating to such facility. The Company will advise the Administrative Agent promptly of any policy cancellation, reduction or amendment relating to the Required Insurance.

          (b) On or before the Closing Date (or with respect to the Key Man Life Insurance, on or before the date which is 120 days after the Closing
Date), the Company will deliver to the Administrative Agent certificates of insurance satisfactory to the Administrative Agent evidencing the existence of all insurance maintained by the Company setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage and showing that all Required Insurance will remain in effect through December 31, 1996, subject only to the payment of premiums as they become due (and attaching original copies of any policies with respect to casualty insurance).
Thereafter, on each December 15 in each year (commencing with December 15, 1996) the Company will deliver to the Administrative Agent certificates of insurance evidencing that all Required Insurance to be maintained by the Company hereunder will be in effect through the December 31 of the calendar year following the calendar year of the current December 15, subject only to the payment of premiums as they become due; provided, however, that in no event shall the
                             --------  -------
Company be required to maintain the Key Man Life Insurance for more than two years after it is obtained and delivered to the Administrative Agent. The Company will not obtain or carry separate insurance concurrent in form or contributing in the event of loss with any Required Insurance unless the

Administrative Agent is the named insured thereunder, with loss payable as provided herein. The Company will immediately notify the Administrative Agent whenever any such separate insurance is obtained and shall deliver to the Administrative Agent the certificates evidencing the same.

          Without limiting the obligations of the Company under the foregoing provisions of this Section 9.04, in the event the Company shall fail to maintain in full force and effect the Required Insurance, the Administrative Agent may, but shall have no obligation to, procure insurance covering the interests of the Creditors in such amounts and against such risks as the Administrative Agent (or the Majority Lenders) shall reasonably deem appropriate and the Company shall reimburse the Administrative Agent in respect of any premiums paid by the Administrative Agent in respect thereof.

          9.05  Fundamental Changes.  GSAC will not, nor will it permit any of
                -------------------
its Subsidiaries to, directly or indirectly, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). GSAC will not, and will not permit any of its Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person, except (a) purchases of inventory and other Property to be sold or used in the ordinary course of business (including Capital Expenditures permitted by Section 9.10(e)) and Investments permitted under Section 9.08 and (b) Related Business Acquisitions. GSAC will not, and will not permit any of its Subsidiaries to, directly or indirectly, convey, sell, lease, assign, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or Property, whether now owned or hereafter acquired, including receivables and leasehold interests. Nothing in the foregoing shall prohibit any Excluded Disposition. Notwithstanding the foregoing provisions of this Section 9.05:

          (a) any Subsidiary of the Company may be merged or consolidated with or into: (i) the Company if the Company shall be the continuing or surviving corporation or (ii) any other such Subsidiary; provided, however,
                                                              --------  -------
     that if any such transaction shall be between a Subsidiary and a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving corporation; and

          (b) any Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its Property

     (upon voluntary liquidation or otherwise) to the Company or a Wholly Owned Subsidiary of the Company.

          To the extent a proposed acquisition does not meet the requirements described in the definition of Related Business Acquisition and so long as no Default has occurred and is continuing, the Lenders will in their reasonable discretion consider permitting such proposed acquisition based upon factors such as the gross purchase price, complementary nature of the proposed business, projected cash flows and budgets, and overall business plan of the Company's management with respect to the business or entity to be acquired.

          9.06  Liens and Related Matters.  GSAC will not, nor will it permit
                -------------------------
any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, or sell any such Property subject to an understanding or agreement, contingent or otherwise, to repurchase such Property or assign any right to receive income or profits therefrom, or file or permit the filing of any financing statement under the UCC or any other notice of Lien under any similar recording or notice statute, except:

          (a)  Liens created pursuant to the Security Documents;

          (b)  Liens in existence on the date hereof and identified in
     Schedule 8.11 (excluding, however, following the making of the initial
     -------------
     Loans hereunder, Liens securing Indebtedness to be repaid with the proceeds of such Loans, as indicated on Schedule 8.11);
                                    -------------

          (c) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of GSAC or the affected Subsidiaries, as the case may be, in accordance with generally accepted accounting principles;

          (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 10(h);

          (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

          (f) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the real Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (h) Liens upon tangible personal Property acquired after the date hereof by the Company or any of its Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof, or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost of such Property; provided, however, that
                                                     --------  -------
     (x) no such Lien shall extend to or cover any Property of the Company or such Subsidiary other than the Property so acquired and improvements thereon and (y) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the fair market value (as determined in good faith by a senior financial officer of the Company) of such Property at the time it was acquired; and

          (i)  any extension, renewal or replacement of the foregoing; provided,
                                                                       --------
     however, that the Liens permitted hereunder shall not cover any additional
     -------
     Indebtedness or Property (other than like Property substituted for Property covered by such Lien).

          If GSAC or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, or on any income or profits therefrom, whether now owned or hereafter acquired, other than Liens permitted by the provisions of this Section 9.06, it shall make or cause to be made effective provision (if and to the extent effective provision therefor has not theretofore been made pursuant to the Basic Documents) whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness or other obligation thereby secured as long as any such Indebtedness or other obligation shall be secured; provided, however, that the foregoing shall not be
                             --------  -------
construed as a consent by the Majority Lenders or any Lender to any creation or assumption of any such Lien not permitted by the provisions of this
Section 9.06.

          Except with respect to (I) specific property encumbered pursuant to a Lien permitted to be incurred pursuant to clause (h) of the second preceding paragraph of this Section 9.06, (II) specific property to be sold pursuant to an executed agreement with respect to a Disposition consummated in accordance with this Agreement or (III) the Sports Contracts and other license, franchise, distribution and similar agreements entered into in the ordinary course of business, neither GSAC nor any of its Subsidiaries shall enter into any agreement after the date hereof (other than the Basic Documents) prohibiting or restricting in any manner (directly or indirectly and including by way of covenant, representation or warranty or event of default) (i) the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, (ii) any incurrence of any Indebtedness or contingent obligation, (iii) the sale, disposition or pledge of any of their respective assets, except restrictions in a Capital Lease or other purchase money financing agreement permitted hereunder relating to the asset financed thereunder or customary provisions restricting subletting or assignment of any lease governing a leasehold interest, (iv) any Investments by any of them, (v) any Capital Expenditures by any of them, (vi) any acquisition, merger or consolidation involving any of them or (vii) any change in control of any of them.

          9.07  Indebtedness.  GSAC will not, and will not permit any of its
                ------------
Subsidiaries to, directly or indirectly, create, incur or suffer to exist or be or become liable for any Indebtedness, except:

          (a)  Indebtedness under the Basic Documents;

          (b)  Indebtedness outstanding on the date hereof and listed in
     Schedule 8.11 (excluding, however, Indebtedness in respect of Subordinated
     -------------
     Notes permitted under clause (c) below and, following the making of the initial Loans hereunder, the Indebtedness to be repaid with the proceeds of such Loans, as indicated on said Schedule 8.11);
                                      -------------

          (c) Indebtedness in respect of the Subordinated Notes in an original aggregate principal amount (without giving effect to any capitalized interest thereon or to Subordinated Notes issued in payment of interest on any Subordinated Notes, as contemplated in Section 9.14(ii)) not exceeding $71,809,178.80 at any time;

          (d) Indebtedness of the Company or any of its Subsidiaries owing to the Company or any of its Subsidiaries; provided, however, that (i) such
                                             --------  -------
     Indebtedness shall be evidenced by an Intercompany Note which shall be pledged to the Administrative Agent on behalf of the Lenders pursuant to arrangements in form and substance satisfactory to the Administrative Agent and (ii) such Indebtedness shall not be held by any Person other than the Company or a Wholly Owned Subsidiary which is a Guarantor and shall not be subordinate to any other Indebtedness or other obligation of the obligor other than the Loans;

          (e) unsecured Indebtedness for which GSAC or GSAC Holdings is directly and primarily liable, in respect of which none of their respective Subsidiaries (excluding GSAC Holdings but including the Company) is directly or indirectly or contingently or otherwise obligated, and which is subordinated to the obligations of GSAC and GSAC Holdings hereunder (including in respect of their Guarantees under Section 6) on terms, and which contains other terms (including interest, amortization, covenants (including financial covenants), events of default, defeasance provisions and amendment and waiver provisions), in form and substance satisfactory to the Supermajority Lenders (such Indebtedness "Permitted Subordinated
                                                   ----------------------
     Indebtedness");
     ------------

          (f) Indebtedness of the Company and its Subsidiaries secured by Liens permitted under Section 9.06(h) not exceeding $5,000,000 at any one time outstanding;

          (g) Indebtedness of the Company representing the obligation under each of the Sports Contracts and other license distribution and similar agreements entered into in the ordinary course of business of the Company to pay the minimum guaranteed royalty or compensation to the counterparty(ies) thereunder in accordance with the terms thereof; and

          (h) in addition to the foregoing, unsecured Indebtedness in an aggregate principal amount not to exceed, together with Contingent Obligations (without duplication) under Section 9.28(iv), $2,500,000 at any time outstanding.

          9.08  Investments.  GSAC will not, and will not permit any of its
                -----------
Subsidiaries to, directly or indirectly, make or permit to remain outstanding any Investments, except:

          (a)  operating deposit accounts with banks;

          (b)  Permitted Investments;

          (c) Investments by (i) GSAC in GSAC Holdings and Flapco (with respect to Flapco, to the extent and in the manner in existence as of the Closing
     Date), (ii) GSAC Holdings in the Company in the form of capital contributions or equity, (iii) the Company in MLM, Donruss Trading and other Wholly Owned Subsidiaries of the Company that are Guarantors and have complied with Section 9.11 and (iv) the Company in Performance Packaging on the date hereof and accumulated undistributed earnings thereon;

          (d)  Investments outstanding on the date hereof and identified in
     Schedule 9.08;
     -------------

          (e)  Investments that constitute Indebtedness permitted under Section
     9.07 or Contingent Obligations permitted under Section 9.28;

          (f) Investments by the Company in Interest Rate Protection Agreements entered into as bona fide hedges and not for speculative purposes; and
                     ---- ----

          (g) in addition to the foregoing, other Investments not exceeding $2,000,000 (increasing by $1,000,000 on each anniversary of the Closing Date to a maximum of $5,000,000) in the aggregate at any time outstanding, net of any returns of capital, cash dividends and distributions received in respect thereof and net cash proceeds of sales thereof but not net of write-downs or write-offs.

          9.09  Dividend Payments.  GSAC will not, and will not permit any of
                -----------------
its Subsidiaries to, directly or indirectly, declare or make any Dividend Payment at any time, except that:

          (a) the Company may, in each fiscal quarter, declare and make Dividend Payments in cash to GSAC Holdings, and GSAC Holdings may, in each such fiscal quarter, declare and make Dividend Payments in cash to GSAC to enable GSAC to pay taxes owed by GSAC and its Subsidiaries, subject to the satisfaction of each of the following conditions:

               (i) the aggregate amount of such Dividend Payments shall not exceed the lesser of (x) the amount of taxes which GSAC has paid (or will pay) during such fiscal quarter and (y) the amount of taxes which would have been owed by the Company during such fiscal quarter if the Company were not a member of an affiliated group with GSAC or GSAC Holdings for income tax purposes; and

              (ii) at least three Business Days prior to making any such Dividend Payment, the Company shall have delivered to the Administrative Agent (x) notification of the amount of the proposed payment and the date therefor, (y) a statement from a senior financial officer of the Company setting forth a detailed calculation of the amounts set forth in clauses (x) and (y) of subsection (i) above and
          (z) a certificate of a senior officer of the Company certifying that GSAC has paid all such taxes for which a Dividend Payment was made for the immediately preceding fiscal quarter and that the Company has not paid any income taxes to the same taxing authority directly during the fiscal quarter for which the proposed Dividend Payment is to be made;

          (b) any Subsidiary of the Company may declare and make Dividend Payments to the Company or any Subsidiary that is a Guarantor;

          (c) so long as no Default has occurred and is continuing or would result therefrom, the Company may declare and make Dividend Payments in cash to GSAC Holdings, and GSAC Holdings may declare and make Dividend Payments in cash to GSAC, sufficient to enable GSAC Holdings and/or GSAC (as applicable) to (i) pay reasonable legal fees and expenses of counsel to GSAC and/or GSAC Holdings in defending any legal proceeding in which GSAC or GSAC Holdings and the Company or any of its Subsidiaries is a defendant,
     (ii) pay franchise taxes and other reasonable fees and expenses necessary to maintain its corporate existence and (iii) perform accounting, legal, corporate reporting and administrative functions in the ordinary course of its business;

          (d) if no acceleration of the Obligations shall have been declared or otherwise occurred, GSAC may repurchase common stock from management of the Company upon such person's death or termination of employment with the Company (and the Company may make a Dividend Payment in respect of the Company's common stock to GSAC Holdings, which in turn may make a Dividend Payment to GSAC, to enable such repurchases to be made); provided, however,
                                                              --------  -------
     that the aggregate amount so paid by GSAC in respect of such repurchases (or by the Company or GSAC Holdings as Dividend Payments) in any fiscal year shall not exceed $500,000;

          (e) if no Default shall have occurred and be continuing, (A) the Company may make cash Dividend Payments to GSAC Holdings and GSAC Holdings may make cash Dividends Payments to GSAC therefrom (i) in an amount not to exceed the difference of 25% of the Excess Cash Flow for the period from the Closing Date through March 31, 1997 (each such Dividend Payment to be paid, if at all, on or after the date prepayment is made pursuant to
     Section 2.10(b)(iv) with respect to the same period), less any amount applied by GSAC Holdings from such 25% of such Excess Cash Flow to fund Subordinated Indebtedness Payments during such period as permitted under
     Section 9.13(iii)(A); provided, however, that the Leverage Ratio does not
                           --------  -------
     exceed 3.0 to 1.0 (after giving effect to the repayment of the Loans required pursuant to Section 2.10(b)(iv) with respect to Excess Cash Flow for such period), (ii) in an amount not to exceed the difference of 25% of the Excess Cash Flow for the nine-month period ending December 31, 1997, less any amount applied by GSAC Holdings from such 25% of such Excess Cash Flow to fund Subordinated Indebtedness Payments during such period as permitted under Section 9.13(iii)(A) (each such Dividend Payment to be paid, if at all, on or after the date prepayment is made pursuant to
     Section 2.10(b)(iv) with respect to the same period) and (iii) in an amount not to exceed the difference of 25% of the Excess Cash Flow for each fiscal year thereafter, less any amount applied by GSAC Holdings from such 25% of such Excess Cash Flow to fund Subordinated Indebtedness Payments during such period as permitted under Section 9.13(iii)(A) (each such Dividend Payment to be paid, if at all, on or after the date prepayment is made pursuant to Section 2.10(b)(iv) with respect to the same period); provided,
                                                                       --------
     however, that in no event shall any dividend permitted to be paid by the
     -------
     foregoing be paid (I) prior to (x) the prepayment of the Loans as required pursuant to Section 2.10(b)(iv) and (y) the delivery of an Officers' Certificate calculating Excess

     Cash Flow for the relevant period as based upon the audited consolidated financial statements (or, in the case of clause (i) above, unaudited financial statements) of the Company delivered pursuant to this Agreement or (II) after the end of the period in which such dividend is permitted to be made and (B) any dividends paid to GSAC during any period pursuant to this clause (e) may be used by GSAC to make Dividend Payments to the extent that the amount thereof would not exceed the amount of such Dividend Payments paid to GSAC less the amount of any Excess Cash Flow applied by GSAC to fund Subordinated Indebtedness Payments during such period as permitted under Section 9.13(iii)(B); and

          (f) the Company may make a cash Dividend Payment to GSAC Holdings on the Closing Date from the proceeds of the Loans made on such date not to exceed $8,500,000 (the "Distribution") and GSAC Holdings may make a cash
                             ------------
     Dividend Payment to GSAC on the Closing Date therefrom; provided, however,
                                                             --------  -------
     that the proceeds of the Distribution are immediately used on the Closing Date to repay $8,500,000 aggregate principal amount of Indebtedness of GSAC and/or GSAC Holdings outstanding on the Closing Date and listed on Schedule
                                                                        --------
     1.01(a) and acceptable to the Arranger.
     -------

          If GSAC receives any tax refund payment the payment of which was funded from dividends from any of its Subsidiaries it shall promptly contribute the amount thereof to GSAC Holdings, which shall contribute such amount to the Company.

          9.10  Financial Covenants.  (a)  Leverage Ratio.  The Company will not
                -------------------        --------------
permit the Leverage Ratio at the end of any four fiscal quarter period ending during any period set forth in the table below to exceed the ratio set forth opposite such period in the table below:


                  Period                            Ratio
                  Closing Date - 6/29/97            4.10x
                  6/30/97 - 12/30/97                3.60
                  12/31/97 - 12/30/98               3.10
                  12/31/98 - 12/30/99               2.60
                  12/31/99 and thereafter           2.30

          (b)  Fixed Charge Coverage Ratio.  The Company will not permit the
               ---------------------------
ratio of EBITDA to Fixed Charges (i) for any trailing four fiscal quarter period ending before December 31, 1999 to be less than 1.50x or (ii) for any trailing four fiscal quarter period ending on or after December 31, 1999 to be less than 1.10x.

          (c)  Interest Coverage Ratio.  The Company will not permit the
               -----------------------
Interest Coverage Ratio for any trailing four fiscal quarter period ending during any period set forth in the table below to be less than the ratio set forth opposite such period in the table below:


                  Period                            Ratio
                  Closing Date - 12/30/96           2.40x
                  12/31/96 - 12/30/97               2.75
                  12/31/97 - 12/30/98               3.00
                  12/31/98 - 12/30/99               3.25
                  12/31/99 and thereafter           3.50

          (d)  EBITDA.  The Company will not permit EBITDA for any trailing four
               ------
fiscal quarter period ending during any period set forth in the table below to be less than the amount set forth opposite such period in the table below (provided, however, that in order to give pro forma effect to the Acquired
 --------  -------
Business, (i) for the four fiscal quarter period ending September 30, 1996, there shall be added $3,133,000 to actual EBITDA, (ii) for the four fiscal quarter period ending December 31, 1996, there shall be added $1,958,000 to actual EBITDA and (iii) for the four fiscal quarter period ending March 31, 1997, there shall be added $783,000 to actual EBITDA):


                  Period                            EBITDA
                  Closing Date - 6/29/97         $21,000,000
                  6/30/97 - 12/30/97              24,000,000
                  12/31/97 - 12/30/98             26,500,000
                  12/31/98 - 12/30/99             29,000,000
                  12/31/99 and thereafter         31,500,000

          (e)  Capital Expenditures.  The Company will not permit the aggregate
               --------------------
amount of Capital Expenditures (excluding Capital Expenditures for equipment to the extent acquired in exchange for like equipment) made by the Company and its Consolidated Subsidiaries to exceed $2,000,000 during any fiscal year of the Company (or $2,750,000 for fiscal 1996); provided, however, that, if the
                                         --------  -------
aggregate amount of Capital Expenditures for any fiscal year shall be less than $2,000,000, then the shortfall may be added to the amount of Capital Expenditures permitted for the immediately succeeding (but not any other) fiscal year.

          (f)  The covenants in clauses (a), (b), (c) and (d) of this Section
9.10 shall be measured as of the end of each fiscal quarter, beginning with September 30, 1996.

          9.11  Pledge of Additional Collateral.  Promptly, and in any event
                -------------------------------
within 30 days, after the acquisition of any Property of the type that would have constituted Collateral at the Closing Date (the "Additional Collateral"),
                                                      ---------------------
GSAC will, and will cause each of its Subsidiaries to, take all action necessary or desirable, including the filing of appropriate financing statements under the provisions of the UCC or applicable governmental requirements in each of the offices where such filing is necessary or appropriate, to grant the Administrative Agent for the benefit of the Lenders a perfected first priority Lien on such Property (or comparable interest under foreign law in the case of any foreign Property) pursuant to and to the full extent required by the Security Documents and this Agreement. In the event that GSAC or any of its Subsidiaries acquires an interest in additional real property, GSAC will, and will cause each of its Subsidiaries to, take such actions and execute such documents as the Administrative Agent shall require to confirm the Lien of a mortgage, if applicable, or to create a new mortgage. The costs of all actions taken by the parties in connection with the pledge of Additional Collateral, including reasonable costs of counsel for the Administrative Agent, shall be for the account of the Company, which shall pay all sums due on demand.

          9.12  Security Interests.  (a) GSAC will, and will cause each of its
                ------------------
Subsidiaries to, perform any and all acts and execute any and all documents (including the execution, amendment or supplementation of any financing statement, continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable Federal, state or local jurisdiction, including any filings in local real estate land record offices and the United States Patent and Trademark

Office, or the United States Copyright Office, which are necessary, from time to time, in order to grant, continue and maintain in favor of the Administrative Agent for the benefit of the Lenders valid and perfected Liens on the Collateral.

          (b) GSAC will, and will cause each of its Subsidiaries to, deliver or cause to be delivered to the Administrative Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent as the Administrative Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral.

          9.13  Subordinated Indebtedness.  Neither GSAC nor any of its
                -------------------------
Subsidiaries shall, directly or indirectly, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness, except for:

          (i) regularly scheduled payments of interest on the Subordinated Notes effected through the issuance of Subordinated Notes in a principal amount not greater than the amount of interest to be paid on the respective interest payment date (or effected through the capitalization of such interest without the issuance of additional Subordinated Notes);

         (ii) regularly scheduled payments of interest on Permitted Subordinated Indebtedness effected through the issuance of subordinated notes of GSAC or GSAC Holdings having the same terms as such Permitted Subordinated Indebtedness and in a principal amount not greater than the amount of interest to be paid on the respective interest payment date (or effected through the capitalization of such interest without the issuance of additional subordinated notes); and

          (iii) if no Default shall have occurred and be continuing, any such redemption, retirement, acquisition, setting apart, purchase or payment (collectively, a "Subordinated Indebtedness Payment") (A) by GSAC Holdings
                       ---------------------------------
     with any amount of Excess Cash Flow with which GSAC Holdings could have made (but has not already made) a Dividend Payment pursuant to Section 9.09(e)(A); provided, however, that such Subordinated Indebtedness Payment
                 --------  -------
     is made no
     earlier than or later than the date that a Dividend Payment in such amount could have been made by the Company under Section 9.09(e)(A) and (B) by GSAC with the amount of any Excess Cash Flow with which GSAC could have made (but has not already made) a Dividend Payment pursuant to
     Section 9.09(e)(B); provided, however, that such Subordinated Indebtedness
                         --------  -------
     Payment is made no earlier than or later than the date that a Dividend Payment in such amount could have been made by the Company under
     Section 9.09(e)(A).

          9.14  Lines of Business.
                -----------------

          (a) Neither the Company nor any of its Subsidiaries shall engage to any substantial extent in any line or lines of business activity other than the business of manufacturing, distributing and selling licensed products, other collectible products that have broad based distribution and consumer packaged goods that are related to or extensions of those products manufactured, distributed or sold by the Company on the date hereof, including trading cards, sports-related products and lenticular and three-dimensional image specialty products.

          (b) GSAC shall engage in no activities other than continuing to own all of the capital stock of GSAC Holdings and such activities as are reasonably incidental thereto, and GSAC Holdings shall engage in no activities other than continuing to own all of the capital stock of the Company and Flapco and such activities as are reasonably incidental thereto.

          9.15  Transactions with Affiliates.  Except as expressly permitted by
                ----------------------------
this Agreement, GSAC will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including guarantees and assumptions of obligations of an Affiliate); provided, however, that (i) GSAC and GSAC Holdings
                              --------  -------
may enter into the transactions contemplated by the Subordinated Notes,
(ii) GSAC may engage or employ any Affiliate who is an individual as a director, officer or employee of GSAC or any of its Subsidiaries and GSAC may pay such individual reasonable compensation for his or her services in such capacity,
(iii) the Company may perform the Packaging Agreement and (iv) the Company and its Subsidiaries may enter into transactions (other than extensions of credit by the Company or any of its Subsidiaries to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be at least substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration which would obtain in a comparable transaction with a Person not an Affiliate. Without limiting the generality of the foregoing, the Company will not, and will not permit any of its Subsidiaries to, make any payment to GSAC to enable GSAC to pay taxes of GSAC and its Subsidiaries, except for payments constituting Dividend Payments permitted under Section 9.09(a).

          9.16  Use of Proceeds.  On the Closing Date, the Company will use the
                ---------------
proceeds of all of the Term Loans and a borrowing of Revolving Credit Loans solely (i) to repay in full approximately $48,000,000 of its existing senior indebtedness, (ii) to fund the Distribution, which will be used by GSAC and/or GSAC Holdings on the Closing Date solely to repay $8,500,000 of existing indebtedness of GSAC and/or GSAC Holdings listed on Schedule 1.01(a), (iii) to
                                                    ----------------
pay the cash portion of the purchase price for the Acquisition (which shall not exceed $32,500,000) and (iv) to pay fees and expenses directly related to the Transaction. After the Closing Date, the Company will use the proceeds of Revolving Credit Loans for general corporate purposes, including, in an aggregate principal amount outstanding at any time not to exceed $10,000,000, for Related Business Acquisitions.

          9.17  Modifications of Certain Documents.  GSAC will not, and will not
                ----------------------------------
permit any of its Subsidiaries to, consent to any modification, supplement or waiver of any of the provisions of any Ancillary Document without the prior approval of the Majority Lenders unless, in the case of any Sports Contract, any such modification, supplement or waiver, singly or in the aggregate with all other such modifications, supplements and waivers, could not reasonably be expected to have a Material Adverse Effect; provided, however, that GSAC shall
                                            --------  -------
promptly after entering into such modification, supplement or waiver of a Sports Contract, supply the Administrative Agent with a copy thereof.

          9.18  Issuance of Equity.  The Company will not issue any shares of
                ------------------
capital stock to GSAC Holdings other than shares of common stock of the Company. GSAC Holdings will not issue any shares of capital stock to GSAC other than shares of common stock of GSAC Holdings. The Company will not permit MLM or Donruss Trading to issue any shares of capital stock to the Company other than shares of common stock of MLM or Donruss Trading, as the case may be. GSAC will not, and will not cause or permit any of its Subsidiaries to, permit any Person (other than GSAC and its Subsidiaries) to own or hold any of the capital stock of any of the Subsidiaries of GSAC.

          9.19  Issuance or Disposal of Subsidiary Stock.  The Company will not:
                ----------------------------------------
(a) issue, sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock, partnership interests, or other equity securities of (or warrants, rights or options to acquire shares or other equity securities of) any Subsidiary of the Company; or (b) permit any Subsidiary of the Borrower to issue, sell, assign, pledge or otherwise encumber or dispose of any of their respective or any of their respective Subsidiaries' shares of capital stock, partnership interests, or other securities (or warrants, rights or options to acquire any such shares or other securities), except, in each case under clause
(a) or (b), (i) to the Company or any of its Wholly Owned Subsidiaries, (ii) to qualify directors if required by applicable law and (iii) the pledge thereof pursuant to the Security Documents.

          9.20  Limitation on Certain Restrictions Affecting Subsidiaries.  GSAC
                ---------------------------------------------------------
shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Company or any of its Subsidiaries, or pay any Indebtedness or any other obligation owed to the Company or any of its Subsidiaries, (b) make loans or advances to the Company or any of its Subsidiaries or guarantee any Indebtedness of the Company or any of its Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Basic Documents, (iii) such restrictions with respect to the transfer of those assets subject to a Lien permitted under clause (h) of Section 9.06 as are contained in the respective documentation with respect thereto, (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any of its Subsidiaries and (v) with respect to restrictions described in clause (c) only, (x) the Sports Contracts and other license, franchise, distribution and similar agreements entered into in the ordinary course of business and (y) restrictions in any agreement relating to the disposition of assets to the extent that such disposition is permitted under this Agreement.

          9.21  Preservation of Status as Senior Indebtedness.  GSAC and its
                ---------------------------------------------
Subsidiaries shall promptly take all action reasonably requested by the Administrative Agent at any time to protect, preserve and give effect to the status of the Creditors as the holders of senior indebtedness within the meaning of any agreement or instrument relating to Indebtedness of GSAC or any of its Subsidiaries that is subordinated to the Obligations.

          9.22  Additional Obligors.  In the event that the Company creates or
                -------------------
acquires a Subsidiary after the date hereof (each such Subsidiary referred to herein as an "Additional Obligor" and collectively as the "Additional
              ------------------                           ----------
Obligors"), then, upon such Person becoming a Subsidiary of the Company, the
- --------
Company shall cause such Subsidiary to execute and deliver all such agreements, guarantees, security agreements, assignments, documents and certificates (including any amendments to the Basic Documents) as the Administrative Agent may reasonably request and do such other acts and things as the Administrative Agent may reasonably request in order to have such Subsidiary guarantee the Obligations, grant to the Administrative Agent, ratably on behalf of the Lenders, a duly perfected first priority Lien on all real, personal and mixed property of such Subsidiary to effect fully the purposes of the Basic Documents and to provide for payment of the Obligations in accordance with the terms of the Basic Documents.

          9.23  Restriction on Leases.  Neither GSAC nor any of its Subsidiaries
                ---------------------
shall become liable in any way, whether, directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, whether an operating lease or a capital lease, unless, immediately after giving effect to the incurrence of liability with respect to such lease, the Consolidated Rental Payments of the Company at the time in effect shall not exceed $2,750,000 for the then current fiscal year, increased at the start of each fiscal year after the Closing Date by an amount equal to the amount permitted hereby immediately prior to such increase multiplied by the percentage increase in the Consumer Price Index for the immediately preceding year as reported by the United States Department of Commerce expressed as a decimal.

          9.24  Restriction on Tax Consolidation.  None of GSAC or any of its
                --------------------------------
Subsidiaries shall file or consent to the filing of any consolidated income tax return with any Person other than GSAC and its Subsidiaries.

          9.25  Sale and Lease-Backs.  None of GSAC or any of its Subsidiaries
                --------------------
shall, directly or indirectly, become or thereafter remain liable as lessee or as guarantor or other surety with respect to the lessee's obligations under any lease, whether an operating lease or a capital lease, of any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) which such Person has sold or transferred or is to sell or transfer to any other Person or (ii) which GSAC or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by GSAC or any of its Subsidiaries to any Person in connection with such lease, if in the case of clause (i) or (ii) above, such sale and such lease are part of the same transaction or a series of related transactions or such sale and such lease occur within one year of each other or are with the same other Person.

          9.26  Limitation on Other Restrictions on Amendment of Basic
                ------------------------------------------------------
Documents.  None of GSAC or any of its Subsidiaries shall enter into, suffer to
- ---------
exist or become or remain subject to any agreement or instrument to which GSAC or any of its Subsidiaries is a party or by which GSAC or any of its Subsidiaries or any property of GSAC or any of its Subsidiaries (now owned or hereafter acquired) may be subject or bound, except for the Basic Documents, that would expressly prohibit or restrict (including by way of an express covenant, representation or warranty or event of default), or expressly require the consent of any Person to, any amendment to, or waiver or consent to departure from the terms of, any of the Basic Documents.

          9.27  Sale or Discount of Receivables.  None of GSAC or any of its
                -------------------------------
Subsidiaries shall sell, with or without recourse, or discount, or otherwise sell for less than the face value thereof, notes or accounts receivables, other than in connection with trade discounts in the ordinary course of business or consistent with past practice.

          9.28  Contingent Obligations.  None of GSAC or any of its Subsidiaries
                ----------------------
shall, directly or indirectly, create or become or be liable with respect to any Contingent Obligation, except:

               (i)  pursuant to Section 6;

              (ii) Contingent Obligations in respect of operating leases to the extent permitted under Section 9.23;

             (iii) Contingent Obligations of the Company or any of its Subsidiaries in respect of Indebtedness or other liabilities of the Company or any of its Subsidiaries to the extent that the existence of such Indebtedness or other liabilities is not prohibited under this Agreement; and

              (iv) other Contingent Obligations which, together with the amount of Indebtedness incurred under Section 9.07(h) (but without duplication), does not exceed $2,500,000 in the aggregate at any time outstanding.

          9.29  Interest Rate Protection Agreements.  Not later than 90 days
                -----------------------------------
from the Closing Date, the Company shall enter into or obtain Interest Rate Protection Agreements with parties reasonably acceptable to the Majority Lenders as shall result in effectively limiting the interest cost to the Company of 40% of the aggregate principal amount of Term Loans then outstanding for a period of at least three years from the date the initial Interest Rate Protection Agreements are entered into at a rate satisfactory to the Majority Lenders.

          Section 10.  Events of Default.  If one or more of the following
                       -----------------
events (herein called "Events of Default") shall occur and be continuing:
                       -----------------

          (a) (i) The Company shall default in the payment when due of any principal of any Loan or (ii) the Company shall default in the payment when due of interest on any Loan or any Reimbursement Obligation or any fee or any other amount payable by it hereunder or under any other Basic Document when due and such default under this clause (ii) shall have continued unremedied for three or more Business Days; or

          (b) GSAC or any of its Subsidiaries (GSAC and such Subsidiaries herein collectively called the "Relevant Parties" and each, a "Relevant
                                     ----------------               --------
     Party") shall default in the payment when due of any principal of or
     -----
     interest on any of its other Indebtedness aggregating $250,000 or more, or in the payment when due of any amount under any Interest Rate Protection Agreement; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or any event specified in any Interest Rate Protection Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof or, in the case of an Interest Rate Protection Agreement, to permit the payments owing under such Interest Rate Protection Agreement to be liquidated; or

          (c) Any representation, warranty or certification made or deemed made in any Basic Document (or in any modification or supplement thereto) by any Relevant Party, or any certificate furnished to any Creditor pursuant to the provisions thereof, shall prove to have been false or misleading as of the time made, deemed made or furnished in any material respect; or

          (d) The Company or either Parent Guarantor (as applicable) shall default in the performance of any of its obligations under any of Sections 9.01(h), 9.05 through 9.13 or 9.15 through 9.28 or the Company, MLM or Donruss Trading shall default in the performance of any of its obligations under Section 5.02 or 6.02 of the Security Agreement; or either Parent Guarantor shall default in the performance of its obligations under Section
     4.02 of the Pledge Agreement; or the Company shall default in the performance of its obligations under Section 9.01(e) and such default shall continue unremedied for 5 Business Days; or any Obligor shall default in the performance of any of its other obligations in this Agreement, the Security Documents or the Letter of Credit Documents and such default shall continue unremedied for a period of thirty days after written notice thereof to such Obligor, the Company or the Parent Guarantors by the Administrative Agent; or

          (e) Any Relevant Party shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) Any Relevant Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors,
     (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (g) A proceeding or case shall be commenced, without the application or consent of the affected Relevant Party, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Relevant Party or of all or any substantial part of its assets, or
     (iii) similar relief in respect of such Relevant Party under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against any Relevant Party shall be entered in an involuntary case under the Bankruptcy Code; or

          (h) A final judgment or judgments for the payment of money in excess of $500,000 in the aggregate (exclusive of judgment amounts to the extent covered by insurance, other than a deductible or retained liability amount not exceeding $500,000, where the insurer has admitted liability in respect of such judgment or is precluded by the express terms of the relevant insurance policy from asserting any contest or defense to such liability by reason of the due submission of a claim and the passage of time) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against any Relevant Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and such Relevant Party shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (i) An event or condition specified in Section 9.01(d) shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur, or in the opinion of the Majority Lenders shall be reasonably likely to incur, a liability to a Plan, a

     Multiemployer Plan, the PBGC or the Internal Revenue Service (or any combination of the foregoing) in an amount in excess of $1,000,000; or

          (j) A reasonable basis shall exist for the assertion against any Relevant Party of, or there shall have been asserted against any Relevant Party, claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by any Relevant Party or any Affiliate, or any predecessor in interest of any Relevant Party or any Affiliate, or relating to any site or facility owned, operated or leased by any Relevant Party or any Affiliate, which claims or liabilities (insofar as they are payable by any Relevant Party but after deducting any portion thereof which is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor), in the judgment of the Majority Lenders are reasonably likely to be determined adversely to any Relevant Party, and the amount thereof is, singly or in the aggregate, reasonably likely to have a Material Adverse Effect; or

          (k) (i) Any Ancillary Document shall be terminated by any party thereto or shall expire by its terms and not be renewed or shall be renewed on terms that could reasonably be expected to have a Material Adverse Effect or (ii) any party to any Ancillary Document shall default in the performance or observance of any of their agreements contained therein, or any Sports Contract shall be sold, assigned or otherwise conveyed, if such default, sale, assignment or other conveyance, in the judgment of the Majority Lenders, would reasonably be likely to result in a Material Adverse Effect; or

          (l) Acadia Electra and Acadia Partners shall cease to own or control (in the aggregate), whether directly or indirectly, outstanding shares of capital stock of GSAC that in effect have voting power to elect a majority of the members of the board of directors of GSAC or shall cease to hold such voting power or shall fail to have the power to appoint or elect a majority of the members of the board of directors of GSAC, unless and for so long thereafter as any Permitted Person(s) (collectively or individually) shall have the power to vote not less than a majority of the voting power of the outstanding voting capital stock of GSAC and the power to appoint or elect not less than a majority of the members of the board of directors of GSAC pursuant to a stockholders' agreement in form and substance satisfactory to the Majority Lenders; or any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than Acadia Electra, Acadia Partners and/or any Permitted Person(s) (collectively or individually), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of 50% or more of the outstanding capital stock of GSAC; or GSAC shall fail to own, directly or indirectly, 100% of the outstanding capital stock of GSAC Holdings; or GSAC Holdings fail to own, directly or indirectly, 100% of the outstanding capital stock of the Company;

          (m) Acadia Partners or Acadia Electra Partners, L.P. shall, without the prior consent of the Majority Lenders, transfer any of the Subordinated Notes prior to the conversion of such notes in accordance with Section 3 thereof to any Person other than to the Acadia Affiliate;

          (n) The Acquisition shall not be consummated simultaneously with or immediately after the Closing pursuant to the terms of the Acquisition Documents; or

          (o) Any Security Document after delivery thereof at any time shall cease to be in full force and effect or shall for any reason fail to create or cease to maintain a valid and duly perfected first priority security interest in and Lien upon a material portion of the Collateral;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 10, the Administrative Agent may, and upon written direction of the Majority Lenders shall, by notice to the Company, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Company hereunder and under the Notes (including any amounts payable under Section 5.05 or 5.06) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company, reduce any claim to judgment, take any other action permitted by law and/or take any action permitted to be taken by the Security Agreement during the existence of an Event of Default; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 10, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Company hereunder and under the Notes (including any amounts payable under Section 5.05 or 5.06) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.

          In addition, the Company agrees, upon the occurrence and during the continuance of any Event of Default if the Administrative Agent has declared the principal amount then outstanding of, and accrued interest on, the Revolving Credit Loans, and all other amounts payable to the Revolving Credit Lenders hereunder and under the Notes evidencing such Loans to be due and payable, it may and shall, if requested by the Majority Revolving Credit Lenders through the Administrative Agent (and, in the case of any Event of Default referred to in clause (f) or (g) of this Section 10 with respect to any Relevant Party, forth-with, without any demand or the taking of any other action by the Administrative Agent or such Lenders) provide cover for the Letter of Credit Liabilities by paying to the Administrative Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all Letters of Credit, which funds shall be held by the Administrative Agent in the Collateral Account as collateral security in the first instance for the Letter of Credit Liabilities and be subject to withdrawal only as provided in the Security Agreement.

          Section 11.  The Administrative Agent.
                       ------------------------

          11.01  Appointment, Powers and Immunities.  Each Lender hereby
                 ----------------------------------
appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Basic Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and the other Basic Documents, together with such other powers as are reasonably incidental thereto. Neither the Administrative Agent nor the Arranger (which term as used in this sentence and in Section 11.05 and the first sentence of
Section 11.06 shall include reference to their respective affiliates and their own and their respective affiliates' officers, directors, employees, attorneys and agents):

          (a) shall have any duties or responsibilities except those expressly set forth in this Agreement and in the other Basic Documents, or shall by reason of this Agreement or any other Basic Document be a trustee or fiduciary for any Lender;

          (b) shall be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Basic Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Basic Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Basic Document or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder;

          (c) shall, except to the extent expressly instructed pursuant to the provisions of this Agreement by the Majority Lenders with respect to collateral security under the Security Documents, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Basic Document;

          (d) shall be responsible or liable to any Lender or any other party including the Borrower and the Guarantors for any action taken or omitted to be taken by it hereunder or under any other Basic Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct;

          (e) in performing its functions and duties under the Credit Documents, shall assume or shall be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Obligor (it being understood that the provisions of this Section 11 are solely for the benefit of the Creditors, and no Obligor shall have any rights as a third-party beneficiary of any of the provisions hereof); or

          (f) shall be under any obligation to take any action hereunder or under any other Basic Document if the Administrative Agent determines that taking such action may conflict with any law or any provision of any Basic Document, or may require the Administrative Agent to qualify to do business in any jurisdiction where it is not then so qualified.

The Administrative Agent may employ and consult with agents, attorneys-in-fact, independent public accountants and other experts selected by it, and shall not be responsible or liable for the negligence or misconduct of any such agents, attorneys-in-fact, independent public accountants and other experts and shall not be responsible or liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, together with any necessary consents required by Section 12.06. Except as expressly set forth in the third sentence of Section 2.01(a), neither the Arranger nor the Documentation Agent, as such, shall have any independent duties or obligations under any Basic Document.

          11.02  Reliance by Administrative Agent.  The Administrative Agent
                 --------------------------------
shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Basic Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders or, if provided herein, in accordance with the instructions given by the Majority Revolving Credit Lenders, the Majority Tranche A Term Lenders, the Majority Tranche B Term Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders; provided, however, that the Administrative Agent
                               --------  -------
shall not be required to take any action which exposes the Administrative Agent to any responsibility or liability or which is contrary to this Agreement, any other Basic Document or applicable law.

          11.03  Defaults.  The Administrative Agent shall not be deemed to have
                 --------
knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Lender or the Company specifying such Default and stating that such notice is a "Notice of Default" under this Agreement or another Basic Document. In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Sections 11.07 and 12.04) take such action with respect to such Default as shall be directed by the Majority Lenders or, if provided herein, the Majority Revolving Credit Lenders, the Majority Tranche A Term Lenders or the Majority Tranche B Term Lenders; provided, however, that,
                                                     --------  -------
unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders.

          11.04  Rights as a Lender.  With respect to its Commitments and the
                 ------------------
Loans made by it, Wells Fargo Bank, N.A. (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Wells Fargo in its individual capacity. Wells Fargo Bank, N.A. (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, act as trustee under indentures of, provide merchant banking services to, own securities of, make investments in and generally engage in any kind of banking, trust or other business with the Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and Wells Fargo Bank, N.A. (and any such successor) and its affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Lenders. Each Lender acknowledges the potential conflict of interest between Wells Fargo (i) as a Lender holding disproportionate interests in the various Commitments and/or Loans and (ii) as the Administrative Agent under this Agreement and each Lender expressly consents to, and waives any claim based upon, such potential conflicts of interest.

          11.05  Indemnification.  Each Lender agrees to indemnify and hold
                 ---------------
harmless the Administrative Agent and the Arranger (to the extent not reimbursed under Section 12.03, but without limiting the obligations of the Company under
Section 12.03, and including in any event any payments under any indemnity that the Administrative Agent is required to issue to any Lender referred to in
Section 4.01(c) of the Security Agreement, or to any bank referred to in
Section 4.02 of the Security Agreement to which remittances in respect of Accounts, as defined therein, are to be made), ratably in accordance with the aggregate principal amount of the Loans and Reimbursement Obligations held by the Lenders (or, if no Loans or Reimbursement Obligations are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities (including, without limitation, any Environmental Liabilities), obligations, losses, damages, penalties, actions, judgments, deficiencies, suits, costs, expenses (including reasonable attorney's fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent or the Arranger (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein for any action taken or omitted to be taken by the Administrative Agent or the Arranger under or in respect of the Agreement or any of the Basic Documents or other such documents or the transactions contemplated hereby or thereby (including the costs and expenses that the Company is obligated to pay under Section 12.03, and including also any payments under any indemnity that the Administrative Agent is required to issue to any Lender referred to in Section 4.01(c) of the Security Agreement, or to any bank referred to in Section 4.02 of the Security Agreement to which remittances in respect of Accounts, as defined therein, are to be made, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided,
                                                                      --------
however, that no Lender shall be liable for any of the foregoing to the extent
- -------
they are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the party to be indemnified. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE EXPRESS INTENTION OF THE LENDERS THAT THE ADMINISTRATIVE AGENT SHALL BE INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES), OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) AND DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE ADMINISTRATIVE AGENT (EXCEPT TO THE EXTENT THE SAME ARE CAUSED BY THE ADMINISTRATIVE AGENT'S GROSS NEGLIGENCE OR WILFUL MISCONDUCT). WITHOUT LIMITING ANY OTHER PROVISION OF THIS SECTION 11.05, EACH LENDER AGREES TO REIMBURSE THE ADMINISTRATIVE AGENT PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE OF ANY AND ALL EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) REASONABLY INCURRED BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER THE

LOAN DOCUMENTS, TO THE EXTENT THAT THE ADMINISTRATIVE AGENT IS NOT PROMPTLY REIMBURSED FOR SUCH EXPENSES BY THE BORROWER; PROVIDED, HOWEVER, THAT THE ADMINISTRATIVE AGENT SHALL NOT BE REIMBURSED FOR ANY SUCH EXPENSES ARISING OUT OF OR RESULTING FROM THE ADMINISTRATIVE AGENT'S GROSS NEGLIGENCE OR WILFUL MISCONDUCT. The agreements set forth in this Section 11.05 shall survive the payment of all Loans and other obligations hereunder and shall be in addition to and not in lieu of any other indemnification agreements contained in any other Basic Document.

          11.06  Non-Reliance on Administrative Agent, Arranger and Other
                 --------------------------------------------------------
Lenders.  Each Lender agrees that it has, independently and without reliance on
- -------
any other Creditor, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Parent Guarantors and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon any other Creditor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Basic Document. Neither the Administrative Agent nor the Arranger shall be required to keep itself informed as to the performance or observance by any Obligor of this Agreement or any of the other Basic Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Parent Guarantors or any of their Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the Security Documents, neither the Administrative Agent nor the Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Parent Guarantors or any of their Subsidiaries (or any of their affiliates) that may come into the possession of the Administrative Agent or the Arranger or any of their respective affiliates.

          11.07  Failure to Act.  The Administrative Agent shall in all cases be
                 --------------
fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 11.05 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

          11.08  Resignation or Removal of Administrative Agent.  Subject to the
                 ----------------------------------------------
appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Company and the Parent Guarantors, and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders (the determination of Majority Lenders for purposes of this Section 11.08 to be made without reference to any Commitments, Loans or Letter of Credit Liabilities held by the Administrative Agent). Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, that shall be a bank that has an office in New York, New York with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties, liabilities and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

          11.09  Consents Under Other Basic Documents.  Except as otherwise
                 ------------------------------------
provided in Section 12.04 with respect to this Agreement, the Administrative Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Basic Documents; provided, however, that, without the prior consent of each Lender,
           --------  -------
the Administrative Agent shall not (except as provided herein or in the Security Documents) release any collateral or otherwise terminate any Lien under any Basic Document providing for collateral security, or agree to additional obligations being secured by such collateral security, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering Property that is the subject of a disposition of Property (i) which is permitted hereunder or (ii) to which the Majority Lenders have consented; provided, further, however, that notwithstanding the foregoing,
                --------  -------  -------
the Administrative Agent shall not, without the prior consent of all of the Lenders, release all or substantially all of the collateral subject to the security agreements and Liens of the Security Documents or terminate the Lien under any Basic Document in respect of all or substantially all the collateral subject to the security agreements and Liens of the Security Documents.

          11.10  Collateral Sub-Agents.  Each Lender by its execution and
                 ---------------------
delivery of this Agreement agrees, as contemplated by Section 4.03 of the Security Agreement, that, in the event it shall hold any Permitted Investments referred to therein, such Permitted Investments shall be held in the name and under the control of such Lender, and such Lender shall hold such Permitted Investments as a collateral sub-agent for the Administrative Agent thereunder. The Company by its execution and delivery of this Agreement hereby consents to the foregoing.

          11.11  Exculpatory Provisions.  None of the Administrative Agent, the
                 ----------------------
Arranger or any of their respective officers, directors, employees, representatives, agents, attorneys-in-fact or affiliates shall be (i) liable for any waiver, consent or approval given or any action taken or omitted to be taken by such Person under or in connection with any Basic Document or be responsible for the consequences of any oversight or error in judgment by such Person whatsoever, except to the extent that such action, omission, oversight or error in judgment is determined by a court of competent jurisdiction in a final non-appealable judgment to have resulted solely from such Person's own gross negligence or bad faith, (ii) responsible in any manner to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Basic Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent or the Arranger to the Lenders or by or on behalf of any Obligor or any of their respective officers to any Creditor or (iii) required to inspect the properties, books or records of any Obligor or otherwise to ascertain, inquire or give any notice as to (A) the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any Basic Document, (B) the business, operations, condition (financial or otherwise) or prospects or any Obligor or any other Person, (C) the use of the proceeds of the Loans or (D) except to the extent set forth in Section 11.03, the existence or possible existence of any Default. Neither the Arranger, the Administrative Agent, any Lender nor any affiliate, officer, director, employee, attorney or agent thereof shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue any of them upon, any claim for any special, indirect, incidental or consequential damages suffered or incurred by the Borrower or any other Obligor in connection with, arising out of or in any way related to this Agreement or any of the other Basic Documents, or any of the transactions contemplated by this Agreement or any of the other Basic Documents. The Borrower hereby waives, releases and agrees not to sue the Arranger, the Administrative Agent or any Lender or any of their respective affiliates, officers, directors, employees, attorneys or agents for exemplary or punitive damages in respect of any claim in connection with, arising out of or in any way related to this Agreement or any of the other Basic Documents, or any of the transactions contemplated by this Agreement or any of the other Basic Documents.

          Section 12.  Miscellaneous.
                       -------------

          12.01  Waiver.  No failure on the part of any Creditor to exercise and
                 ------
no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any other Basic Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any other Basic Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          Each Obligor irrevocably waives, to the fullest extent permitted by applicable law, any claim that any action or proceeding commenced by any Creditor relating in any way to this Agreement should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by any Obligor relating, in any way, to this Agreement, whether or not such action or proceeding by such Obligor was commenced prior to the commencement of the action or proceeding by such Creditor. To the fullest extent permitted by applicable law, the Obligors shall take all measures necessary for any such action or proceeding commenced by any Creditor to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by any Obligor.

          12.02  Notices.  All notices, requests and other communications
                 -------
provided for herein and under the Security Documents (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          12.03  Expenses, Etc.  The Company agrees:  (a) to pay or reimburse
                 -------------
the Arranger and the Administrative Agent for all of their reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of Cahill Gordon & Reindel) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents and the extension of credit hereunder and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Basic Documents (whether or not consummated or effective); (b) to pay or reimburse each of the Lenders and the Administrative Agent for all reasonable out-of-pocket costs and expenses of the Lenders and the Administrative Agent (including the reasonable fees and expenses of legal counsel) in connection with
(i) any Default and any enforcement or collection proceedings resulting therefrom, including all manner of participation in or other involvement with
(x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 12.03; and (c) to pay or reimburse each of the Lenders and the Administrative Agent for all transfer or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Basic Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Basic Document or any other document referred to therein.

          The Obligors, jointly and severally, hereby agree to indemnify each Creditor and their respective directors, trustees, officers, employees, attorneys and agents (each, an "Indemnitee") from, and hold each of them
                                ----------
harmless against, any and all Losses incurred by any of them (including any and all Losses incurred by the Administrative Agent or the Arranger to any Lender, whether or not the Administrative Agent, the Arranger or any Lender is a party thereto) directly or indirectly arising out of or by reason of or relating to the negotiation, execution, delivery, performance, administration or enforcement of this Agreement or any of the other Basic Documents, any of the transactions contemplated by the Basic Documents, any breach by any Obligor of any representation, warranty, covenant or other agreement contained in any of the Basic Documents, the use or proposed use of any of the Loans or Letters of Credit, any and all (subject to the terms hereof) deductions and charges imposed on the Administrative Agent, the Issuing Lender or any Lender in respect of any Letter of Credit or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder or the use of any collateral security for the Loans (including the exercise by the Administrative Agent or any Lender of the rights and remedies or any power of attorney with respect thereto and any action or inaction in respect thereof) (but excluding any such Losses to the extent determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence or bad faith of the Indemnitee). Without limiting the generality of the foregoing, the Obligors, jointly and severally, will (x) indemnify the Administrative Agent for any payments that the Administrative Agent is required to make under any indemnity issued to any Lender referred to in Section 4.01(c) of the Security Agreement, or to any bank referred to in Section 4.02 of the Security Agreement to which remittances in respect of Accounts, as defined therein, are to be made and (y) indemnify each Creditor and each other Indemnitee from, and hold each Creditor harmless against, any Losses described in the preceding sentence (but excluding, as provided in the preceding sentence, any Loss to the extent determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence or bad faith of such Indemnitee) arising under any Environmental Law as a result of (A) the past, present or future operations of the Company or any of its Subsidiaries (or any predecessor in interest to the Company or any of its Subsidiaries), (B) the past, present or future condition of any site or facility owned, operated or leased at any time by the Company or any of its Subsidiaries (or any such predecessor in interest), or (C) any Release or threatened Release of any Hazardous Materials at or from any such site or facility, including any such Release or threatened Release that shall occur during any period when any Creditor shall be in possession of any such site or facility following the exercise by such Creditor of any of its rights and remedies hereunder or under any of the Security Documents. Notwithstanding anything to the contrary contained herein or elsewhere, no Obligor shall have any obligation hereunder with respect to indemnified liabilities of any Creditor arising from legal proceedings commenced against any Creditor by any other Creditor.

          To the extent that the undertaking to indemnify and hold harmless set forth in this Section 12.03 is unenforceable because it is violative of any law or public policy or otherwise, the Obligors, jointly and severally, shall contribute the maximum portion that each of them is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by any of the Persons indemnified hereunder.

          The Obligors also agree that no Indemnitee shall have any liability (whether direct or indirect, in contract or tort or otherwise) for any Losses to any Obligor or any Obligor's security holders or creditors resulting from, arising out of, in any way related to or by reason of any matter referred to in the second preceding paragraph of this Section 12.03, except to the extent that any Loss is determined by a court of competent jurisdiction in a final nonappealable judgment to have resulted from the gross negligence or bad faith of such Indemnitee.

          In the event that any Indemnitee is requested or required to appear as a witness in any Proceeding brought by or on behalf of or against any Obligor or any affiliate of any Obligor in which such Indemnitee is not named as a defendant, the Obligors, jointly and severally, agree to reimburse each Indemnitee for all reasonable out-of-pocket expenses and all reasonable allocable costs of in-house legal counsel incurred by each Indemnitee in connection with such Indemnitee's appearing and preparing to appear as such a witness, including the reasonable fees and disbursements of each Indemnitee's legal counsel.

          The Obligors agree that, without the prior written consent of the Administrative Agent, the Arranger and the Majority Lenders, no Obligor will settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification could be sought under the indemnification provisions of this Section 12.03 (whether or not any Indemnitee is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional written release reasonably satisfactory to the Administrative Agent, the Arranger and the Majority Lenders of each Indemnitee from all liability arising out of such Proceeding and does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnitee and does not involve any payment of money or other value by any Indemnitee or any injunctive relief or factual findings or stipulations binding on any Indemnitee.

          12.04  Amendments, Etc.  Except as otherwise expressly provided in
                 ---------------
this Agreement, any provision of this Agreement may be modified or supplemented by an instrument in writing signed by the Obligors and the Majority Lenders, or by the Obligors and the Administrative Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Administrative Agent acting with the consent of the Majority Lenders; provided, however, that: (a) no modification, supplement or
                  --------  -------
waiver shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of all of the Lenders:
(i) increase (it being understood that assignments of Commitments effected in accordance with this Agreement are not within the ambit of this clause) or extend the final maturity of any of the Commitments (it being understood that the extension of the Revolving Credit Commitment Termination Date pursuant to
Section 2.01(a) is not within the ambit of this clause and that any waiver or modification of any condition precedent, covenant, Event of Default or Default shall not constitute a change in the terms of any Commitment of any Lender) or extend the time or waive any requirement for the reduction or termination of any of the Commitments, (ii) extend the date fixed for any Amortization Payment or the scheduled payment of interest on any Loan, the Reimbursement Obligations or any fee hereunder, (iii) reduce the amount of any such Amortization Payment or any interest payment or fee, (iv) reduce the rate at which interest is payable thereon (other than as a result of waiving the applicability of any post-default increase in interest rates) or any fee is payable hereunder, (v) alter the terms of this Section 12.04 or Section 4.07, 5 or 11.09, (vi) modify the definition of the term "Majority Lenders", "Supermajority Lenders," "Supermajority Lenders of the Affected Class", "Majority Revolving Credit Lenders", "Majority Tranche A Term Lenders" or "Majority Tranche B Term Lenders", or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof,
(vii) release any Guarantor from its obligations under Section 6, (viii) alter any provision of this Agreement or any other Basic Document requiring the consent of all Lenders or (ix) consent to the assignment or transfer by any Obligor of any of its rights and obligations under any Basic Document; (b) no modification, supplement or waiver shall, unless by an instrument signed by the Supermajority Lenders of the Affected Class or by the Administrative Agent acting with the consent of the Supermajority Lenders of the Affected Class change the application of mandatory prepayments hereunder as between the Tranche A Term Loans and the Tranche B Term Loans or the order in which any such prepayment is applied to the Tranche A Term Loans or Tranche B Term Loans (although any required prepayment pursuant to Section 2.10(b)(iv) may be waived or amended by the Supermajority Lenders and each other required prepayment may be amended or waived by the Majority Lenders); and (c) any amendment, modification or supplement of Section 11 which affects the Administrative Agent or the Arranger in their respective capacities as such shall require the consent of the Administrative Agent and the Arranger and any amendment, modification or supplement of Section 2.01(e) or the definitions of "Swing Loans", "Swing Loans Commitment", "Swing Loans Maturity Date" or "Swing Loans Note" shall require the consent of Wells Fargo. In the case of any waiver effected in accordance with this Section 12.04, the Obligors and the Creditors shall be restored to their former position and rights under each Basic Document, and any Event of Default or Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Event of Default or Default, or impair any right consequent thereon. Any amendment, termination, waiver or consent effected in accordance with this Section 12.04 shall be binding upon each holder of the Notes at the time outstanding, each future holder of the Notes and, if signed by the Obligors, on the Obligors.

          Anything in this Agreement to the contrary notwithstanding, if:

          (i) at a time when the conditions precedent set forth in Section 7 to any Loan hereunder are, in the opinion of (a) with respect to the initial Loans, the Majority Lenders, or (b) with respect to any Revolving Credit Loan occurring after the Closing Date, the Majority Revolving Credit Lenders, satisfied, any Lender shall fail to fulfill its obligations to make such Loan, or

         (ii) any Revolving Credit Lender shall fail to pay to the Administrative Agent for the account of the Issuing Lender the amount of such Lender's Revolving Credit Commitment Percentage of any payment under a Letter of Credit pursuant to Section 2.03(e), then, for so long as such failure shall continue, such Lender shall (unless the Majority Lenders, determined as if such Lender were not a "Lender" hereunder, shall otherwise consent in writing) be deemed for all purposes relating to amendments, modifications, waivers or consents under this Agreement or any of the other Basic Documents (including under this Section 12.04 and under Section 11.09) to have no Loans, Letter of Credit Liabilities or Commitments, shall not be treated as a "Lender" hereunder when performing the computation of Majority Lenders, Supermajority Lenders, Supermajority Lenders of the Affected Class, Majority Revolving Credit Lenders, Majority Tranche A Term Lenders or Majority Tranche B Term Lenders and shall have no rights under the preceding paragraph of this Section 12.04; provided, however, that any action
                                           --------  -------
taken by the other Lenders with respect to the matters referred to in clause (a) of the preceding paragraph shall not be effective as against such Lender.

          12.05  Successors and Assigns.  This Agreement shall be binding upon
                 ----------------------
and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          12.06  Assignments and Participations.
                 ------------------------------

          (a) No Obligor may assign its respective rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and the Administrative Agent.

          (b) Each Lender may assign to any Eligible Person any of its Loans, its Notes, its Letter of Credit Interests and its Commitments (but only with the consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed, and in the case of the Revolving Credit Commitments, the Issuing Lender); provided, however, that (i) no such consent by the
                 --------  -------
Administrative Agent shall be required in the case of any assignment to another Lender or to any parent of a Lender or any Lender's Affiliate (in which case, the assignee and assignor Lenders shall give notice of the assignment to the Administrative Agent); (ii) except with respect to any assignment pursuant to
Section 5.08, any such partial assignment shall be in an aggregate amount at least equal to $5,000,000; (iii) each such assignment by a Lender of its Revolving Credit Loans, Revolving Credit Note, Letter of Credit Interests or Revolving Credit Commitment shall be made in such manner so that the same portion of its Revolving Credit Loans, Revolving Credit Note, Letter of Credit Interests and Revolving Credit Commitment is assigned to the respective assignee; (iv) in no event may any such assignment be made to the Company or any of its Affiliates. Upon execution and delivery by the assignee to the Company and the Administrative Agent of an instrument in writing substantially in the form of Exhibit G, and upon consent thereto by the Administrative Agent and the
        ---------
Issuing Lender to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Administrative Agent), the obligations, rights and benefits of a Lender hereunder holding the Commitment(s), Loans (or portions thereof) and Letter of Credit Interests assigned to it (in addition to the Commitment(s), Letter of Credit Interests and Loans, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned.

          (c) A Lender may sell or agree to sell to one or more other Eligible Persons a participation in all or any part of any Loans and Letter of Credit Interests held by it, or in its Commitments, in which event each purchaser of a participation (a "Participant") shall be entitled to the rights and benefits of
                  -----------
the provisions of Section 5 (provided, however, that no Participant shall be
                             --------  -------
entitled to receive any greater amount pursuant to Section 5 than the transferor Lender would have been entitled to receive in respect of the participation effected by such transferor Lender had no participation occurred) with respect to its participation in such Loans, Letter of Credit Interests and Commitments as if (and the Company shall be directly obligated to such Participant under such provisions as if) such Participant were a "Lender" for purposes of said Section, but, except as otherwise provided in Section 4.07(c), shall not have any other rights or benefits under this Agreement or any Note or any other Loan Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by the Company to any Lender under Section 5 in respect of Loans, Letter of Credit Interests and its Commitments, shall be determined as if such Lender had not sold or agreed to sell any participation in such Loans, Letter of Credit Interests and Commitments, and as if such Lender were funding each of such Loan, Letter of Credit Interests and Commitments in the same way that it is funding the portion of such Loan, Letter of Credit Interests and Commitments in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the final maturity, or extend the time or waive any requirement for the reduction or termination, of such Lender's related Commitment (it being understood that no Lender shall agree that an extension pursuant to Section 2.01(a) of the Revolving Credit Commitment Termination Date or that a waiver of any condition precedent, covenant or Event of Default or Default requires such consent), (ii) extend the date fixed for any Amortization Payment or interest on the related Loan or Loans or Reimbursement Obligations or any portion of any fee hereunder payable to the Participant (through the subject Lender), (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon (other than as a result of waiving applicability of any post-default increase in interest rates), or any fee hereunder payable to the Participant (through the subject Lender), to a level below the rate at which the Participant is entitled to receive such interest or fee, or (v) release all or substantially all of the collateral securing the Obligations.

          (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, any Lender may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

          (e) A Lender may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) subject, however, to the provisions of Section 12.12(b). In addition, each of the Administrative Agent and the Arranger may furnish any information concerning any Obligor in the Administrative Agent's or the Arranger's possession to any Affiliate of the Administrative Agent or the Arranger. The Obligors shall assist any Lender in effectuating any assignment or participation pursuant to this Section 12.06 (including during syndication) in whatever manner such Lender reasonably deems necessary, including the participation in meetings with prospective transferees.

          (f) Anything in this Section 12.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or Reimbursement Obligation held by it hereunder to the Company or any of its Affiliates or Subsidiaries without the prior written consent of each Lender.

          12.07  Survival.  The obligations of the Company under Sections 5.01,
                 --------
5.05, 5.06, 5.07 and 12.03, the obligations of each Guarantor under
Section 6.03, and the obligations of the Lenders under Section 11.05, shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitments, Loans or Letter of Credit Interest hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit (whether by means of a Loan or a Letter of Credit), herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any extension of credit hereunder (whether by means of a Loan or a Letter of Credit), any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

          12.08  Captions.  The table of contents and captions and section
                 --------
headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          12.09  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          12.10  Governing Law; Submission to Jurisdiction; Etc.  Each Basic
                 ----------------------------------------------
Document shall be governed by, and construed in accordance with, the law of the State of New York, without regard to the principles of conflicts of laws thereof (except in the case of the other Basic Documents, to the extent otherwise expressly stated therein). Each Obligor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby and agrees to be bound by any judgment rendered thereby in connection with any Proceeding relating to any Basic Document. Each Obligor hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each Obligor further irrevocably consents to the service of process out of any of the aforementioned courts in any such Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Obligor at its address for notices pursuant to Section 12.02, such service to become effective 30 days after such mailing. Each Obligor designates and appoints Prentice Hall and such other persons as may hereafter be selected by the Obligors irrevocably agreeing in writing to serve, as its and such Obligor's agent to receive on such Obligor's behalf, service of all process in any Proceedings in any such court, such service being hereby acknowledged by each Obligor to be effective and binding service in every respect. A copy of such process so served shall be mailed by registered mail to the Obligor so served at its address provided in
Section 12.02, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by any Obligor refuses to receive and forward such service, such Obligor hereby agrees that service upon it by mail shall constitute sufficient notice. Nothing herein shall affect the right of any Creditor to serve process in any other manner permitted by law or to commence proceedings or otherwise proceed against any Obligor in any other jurisdiction.

          12.11  Waivers.  (a)  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY
                 -------
IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER BASIC DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement, and that each will continue to rely on the waiver in their related future dealings. Each party hereto further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS OR REPLACEMENTS TO THIS AGREEMENT, THE OTHER BASIC DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS OR LETTERS OF CREDIT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

          (b) Each Obligor waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damages from any Creditor in any Proceeding in connection with, arising out of, or in any way related to the transactions contemplated herein or in any other Basic Document.

          12.12  Treatment of Certain Information; Confidentiality.
                 -------------------------------------------------

          (a) Each of the Company and each Parent Guarantor acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Company, either Parent Guarantor or one or more of their Subsidiaries (in connection with this Agreement or otherwise) by any Creditor or by one or more subsidiaries or affiliates of such Creditor and each of the Company and each Parent Guarantor hereby authorizes each Creditor to share any information delivered to such Lender by the Company, either Parent Guarantor and their Subsidiaries pursuant to this Agreement, or in connection with the decision of such Creditor to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) below as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments.

          (b) Each Creditor agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by either Parent Guarantor or the Company pursuant to this Agreement that is identified by such Person as being confidential at the time the same is delivered to the Creditors; provided, however, that nothing herein
                                        --------  -------
shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Creditors, (iii) to bank examiners, auditors or accountants or to any other regulatory agency or body with proper authority (including non-governmental regulatory agencies or bodies), (iv) to any Creditor, (v) in connection with any litigation to which any one or more of the Creditors is a party, (vi) to a subsidiary or affiliate of any Creditor as provided in paragraph (a) above or
(vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender a Confidentiality

Agreement substantially in the form of Exhibit F (or executes and delivers to
                                       ---------
such Lender an acknowledgement to the effect that it is bound by the provisions of this Section 12.12(b)); provided, further, that in no event shall any
                           --------  -------
Creditor be obligated or required to return any materials furnished by either Parent Guarantor or the Company. The obligations of any assignee that has executed a Confidentiality Agreement in the form of Exhibit F shall be
                                                    ---------
superseded by this Section 12.12 upon the date upon which such assignee becomes a Lender hereunder pursuant to Section 12.06(b).

          12.13  Independence of Representations, Warranties and Covenants.  The
                 ---------------------------------------------------------
representations, warranties and covenants contained herein shall be independent of each other and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exception be deemed to permit any action or omission that would be in contravention of applicable law.

          12.14  Severability; Modification to Conform to Law.  It is the
                 --------------------------------------------
intention of the parties that this Agreement be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder hereof. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable law, without in any manner affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

          12.15  [Intentionally Omitted]

          12.16  Prior Understandings.  This Agreement and the other Basic
                 --------------------
Documents supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein, except that the following shall continue to remain in effect: (a) the Commitment Letter (other than (A) the Term Sheet (as defined in the Commitment Letter) and (B) the commitments of Merrill Lynch thereunder), (b) the Fee Letter and (c) the Administrative Agent's Fee Letter.

                            [Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                              PINNACLE BRANDS, INC.
                              GRAND SLAM ACQUISITION CORP.
                              GSAC HOLDINGS, INC.
                              MLM ACQUISITION CORP.
                              DONRUSS TRADING CARD COMPANY


                              By:
                                  ------------------------------
                                  Name:  John S. Worth, Sr.
                                  Title: Sr. Vice President
                                           and Secretary

                              Address for Notices:

                              924 Avenue J East
                              Grand Prairie, Texas  75050

                              Attention:  Chief Executive Officer

                              Telecopier No.:  (214) 601-7095

                              Telephone No.:   (214) 601-7000

                              With a copy to:

                              Joel I. Greenberg, Esq.
                              Kaye, Scholer, Fierman,
                                Hayes & Handler
                              425 Park Avenue
                              New York, New York  10023

                                    LENDERS
                                    -------


                        MERRILL LYNCH CAPITAL CORPORATION






                                       By:
                                          ----------------------------
                                          Name:
                                          Title:


                                       Lending Office for all Loans:
                                         World Financial Center
                                           c/o Merrill Lynch & Co.
                                         North Tower - 7th Floor
                                         250 Vesey Street
                                         New York, New York  10281-1307

                                       Address for Notices:
                                         World Financial Center
                                           c/o Merrill Lynch & Co.
                                         North Tower - 7th Floor
                                         250 Vesey Street
                                         New York, New York  10281-1307

                                       Attention:

                                       Telecopier No.:

                                       Telephone No.:

                                      WELLS FARGO BANK, N.A.,
                                        as Administrative Agent


                                      By:
                                          ------------------------------
                                          Name:
                                          Title:  Managing Director

                                      Address for Notices to
                                              as Agent:







                                      Attention:

                                      Telecopier No.:

                                      Telephone No.:

                                                                     Exhibit A-1
                                                                     -----------


                         [Form of Revolving Credit Note]

                                 PROMISSORY NOTE


$_______________                                                    ____________
                                                              New York, New York

          FOR VALUE RECEIVED, PINNACLE BRANDS, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of __________________ (the
 -------
"Lender"), for the account of its Applicable Lending Office provided for by the
 ------
Credit Agreement referred to below, at the Principal Office of the Administrative Agent, the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Credit Loans made by the Lender to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Credit Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Credit Loan until such Revolving Credit Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Revolving Credit Loan made by the Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided,
                                                                    --------
however, that the failure of the Lender to make any such recordation or
- -------
endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder.

          This Note is one of the Revolving Credit Notes referred to in the
Credit Agreement dated as of May   , 1996 (as modified and supplemented and in
effect from time to time, the "Credit Agreement") between the Company, Grand
                               ----------------
Slam Acquisition Corp., GSAC Holdings, Inc., MLM Acquisition Corp., the lenders named therein, Merrill Lynch & Co., as arranger and documentation agent, and Wells Fargo Bank, N.A., as administrative and collateral agent, and evidences Revolving Credit Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

          Except as permitted by Section 12.06 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

          This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                                        PINNACLE BRANDS, INC.


                                        By: _________________________
                                            Name:
                                            Title:

                       SCHEDULE OF REVOLVING CREDIT LOANS

          This Note evidences Revolving Credit Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:



                                                Amount
       Date     Prin-                            Paid,
       Made,    cipal                 Duration  Prepaid,  Unpaid
     Continued  Amount  Type             of    Continued  Prin-
        or        of     of  Interest Interest    or      cipal  Notation
     Converted   Loan   Loan   Rate    Period  Converted  Amount  Made by
     ---------  ------  ---- -------- -------- ---------  ------ --------

                                                                     Exhibit A-2
                                                                     -----------


                       [Form of Tranche A Term Loan Note]

                                 PROMISSORY NOTE


$_______________                                                    ____________
                                                              New York, New York

          FOR VALUE RECEIVED, PINNACLE BRANDS, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of __________________ (the
 -------
"Lender"), for the account of its Applicable Lending Office provided for by the
 ------
Credit Agreement referred to below, at the Principal Office of the Administrative Agent, the principal sum of _______________ Dollars (or such lesser amount as shall equal the unpaid principal amount of the Tranche A Term Loan made by the Lender to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of such Tranche A Term Loan, at such office, in like money and funds, for the period commencing on the date of such Tranche A Term Loan until such Tranche A Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Tranche A Term Loan made by the Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided,
                                                                    --------
however, that the failure of the Lender to make any such recordation or
- -------
endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder.

          This Note is one of the Tranche A Term Loan Notes referred to in the
Credit Agreement dated as of May   , 1996 (as modified and supplemented and in
effect from time to time, the "Credit Agreement") between the Company, Grand
                               ----------------
Slam Acquisition Corp., GSAC Holdings, Inc., MLM Acquisition Corp., the lenders named therein, Merrill Lynch & Co., as arranger and documentation agent, and Wells Fargo Bank, N.A., as administrative and collateral agent, and evidences the Tranche A Term Loan made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Tranche A Term Loans upon the terms and conditions specified therein.

          Except as permitted by Section 12.06 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

          This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                              PINNACLE BRANDS, INC.


                              By: _________________________
                                  Name:
                                  Title:

                        SCHEDULE OF TRANCHE A TERM LOANS

          This Note evidences Tranche A Term Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:



                                                 Amount
        Date     Prin-                            Paid,
        Made,    cipal                 Duration  Prepaid,  Unpaid
      Continued  Amount  Type             of    Continued  Prin-
         or        of     of  Interest Interest    or      cipal  Notation
      Converted   Loan   Loan   Rate    Period  Converted  Amount  Made by
      ---------  ------  ---- -------- -------- ---------  ------ --------

                                                                     Exhibit A-3
                                                                     -----------


                       [Form of Tranche B Term Loan Note]

                                 PROMISSORY NOTE


$_______________                                                    ____________
                                                              New York, New York

          FOR VALUE RECEIVED, PINNACLE BRANDS, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of __________________ (the
 -------
"Lender"), for the account of its Applicable Lending Office provided for by the
 ------
Credit Agreement referred to below, at the Principal Office of the Administrative Agent, the principal sum of _______________ Dollars (or such lesser amount as shall equal the unpaid principal amount of the Tranche B Term Loan made by the Lender to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of such Tranche B Term Loan, at such office, in like money and funds, for the period commencing on the date of such Tranche B Term Loan until such Tranche B Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Tranche B Term Loan made by the Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided,
                                                                    --------
however, that the failure of the Lender to make any such recordation or
- -------
endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder.

          This Note is one of the Tranche B Term Loan Notes referred to in the
Credit Agreement dated as of May   , 1996 (as modified and supplemented and in
effect from time to time, the "Credit Agreement") between the Company, Grand
                               ----------------
Slam Acquisition Corp., GSAC Holdings, Inc., MLM Acquisition Corp., the lenders named therein, Merrill Lynch & Co., as arranger and documentation agent, and Wells Fargo Bank, N.A., as administrative and collateral agent, and evidences Tranche B Term Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Tranche B Term Loans upon the terms and conditions specified therein.

          Except as permitted by Section 12.06 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

          This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                                        PINNACLE BRANDS, INC.


                                        By: _________________________
                                            Name:
                                            Title:

                        SCHEDULE OF TRANCHE B TERM LOANS

          This Note evidences Tranche B Term Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:



                                                 Amount
        Date     Prin-                            Paid,
        Made,    cipal                 Duration  Prepaid,  Unpaid
      Continued  Amount  Type             of    Continued  Prin-
         or        of     of  Interest Interest    or      cipal  Notation
      Converted   Loan   Loan   Rate    Period  Converted  Amount  Made by
      ---------  ------  ---- -------- -------- ---------  ------ --------

                                                                       Exhibit F
                                                                       ---------

                       [Form of Confidentiality Agreement]


                            CONFIDENTIALITY AGREEMENT


                                                       [Date]


[Insert Name and
  Address of Prospective
  Participant or Assignee]



                    Re:  Credit Agreement dated as of May 29, 1996 (the "Credit
                                                                         ------
                         Agreement"), between Pinnacle Brands, Inc. (the
                         ---------
                         "Company"), Grand Slam Acquisition Corp., GSAC
                          -------
                         Holdings, Inc., MLM Acquisition Corp., Donruss Trading Card Company, the lenders named therein, Merrill Lynch & Co., as arranger and syndication agent, Wells Fargo Bank, N.A., as administrative and collateral agent, and The Bank of New York, as documentation agent.

Dear Ladies and Gentlemen:

          As a Lender party to the Credit Agreement, we have agreed with the Company pursuant to Section 12.12 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Company as being confidential at the time the same is delivered to us pursuant to the Credit Agreement.

          As provided in said Section 12.12, we are permitted to provide you, as a prospective [holder of a participation in the Loans and Letter of Credit Interests (as defined in the Credit Agreement)] [assignee Lender], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

          Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives and for the benefit of us and each Obligor) that (A) such information will not be used by you except in connection with the proposed [participation] [assignment] mentioned above and (B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential; provided, however, that
                                                  --------  -------
nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to your counsel or to counsel for any Creditors, (iii) to bank examiners, auditors or accountants, (iv) to any Creditor, (v) in connection with any litigation to which you or any one or more of the Creditors is a party or (vi) to a subsidiary or affiliate of yours as provided in Section 12.12(a) of the Credit Agreement.

          Your obligations under this Confidentiality Agreement shall be superseded by Section 12.12 of the Credit Agreement on the date upon which you become a Lender under the Credit Agreement pursuant to Section 12.06(b) thereof.

          Please indicate your agreement to the foregoing by signing as provided below the enclosed copy of this Confidentiality Agreement and returning the same to us.

                                        Very truly yours,


                                        [INSERT NAME OF LENDER]



                                        By:
                                            --------------------------
                                            Name:
                                            Title:

The foregoing is agreed to
as of the date of this letter.

[INSERT NAME OF PROSPECTIVE
 PARTICIPANT OR ASSIGNEE]


By:
    --------------------------------
    Name:
    Title:

                                                                       Exhibit G
                                                                       ---------

                         [Form of Notice of Assignment]

                              NOTICE OF ASSIGNMENT

                                                  [Date]

Pinnacle Brands, Inc.
924 Avenue J East
Grand Prairie, Texas  75050

Attention:  CEO

Wells Fargo Bank, N.A.
3535 Lincoln Plaza
500 North Akard
Dallas, TX  75201

Attention:  [Mary Jo Hoch]


               Re:  Credit Agreement dated as of May 29, 1996 (the "Credit
                                                                    ------
                    Agreement"), between Pinnacle Brands, Inc. (the "Company"),
                    ---------                                        -------
                    Grand Slam Acquisition Corp., GSAC Holdings, Inc., MLM Acquisition Corp., Donruss Trading Card Company, the lenders named therein, Merrill Lynch & Co., as arranger and syndication agent, Wells Fargo Bank, N.A., as administrative and collateral agent, and The Bank of New York, as documentation agent.

Dear Ladies and Gentlemen:

          We hereby give notice that, effective as of the date hereof, [Name of Assignor] (the "Assignor") has assigned its rights and obligations with respect
                --------
to     % (representing $_____________) of the Assignor's outstanding [[Revolving
   ----
Credit] [Tranche A Term Loan] [Tranche B Term Loan] Commitment and] [[Revolving Credit] [Tranche A Term] [Tranche B Term] Loans] (such interest in such rights and obligations being hereinafter referred to as the "Assigned Interest") under
                                                      -----------------
the Credit Agreement to [Name of Assignee] (the "Assignee").  The Assignee
                                                 --------
hereby agrees (i) to become a "Lender" pursuant to Section 12.06(b) of the Credit Agreement (if not already a Lender under the Credit Agreement) and (ii) agrees to assume all the obligations of the Assignor thereunder with respect to the Assigned Interest.

          The address for notices, lending office(s) and payment instructions for the Assignee are as follows:

                         Address for Notices:

                         ----------------------

                         ----------------------

                         ----------------------

                         Attention:
                         Telephone:
                         Telecopier:

                         Lending Office for Base Rate Loans:

                         ----------------------

                         ----------------------

                         ----------------------

                         Lending Office for Loans other than Base Rate Loans:

                         ----------------------

                         ----------------------

                         ----------------------

                         Payment Instructions:

                         ----------------------

                         ----------------------

                         ----------------------

          Please sign and return the enclosed copy of this letter to the undersigned to indicate your receipt hereof, and your consent to or notice of (as applicable) the above-mentioned assignment and assumption, and your agreement to the release of the Assignor from its obligations under the Credit Agreement with respect to the Assigned Interest. As a condition to the effectiveness of the above-mentioned assignment and assumption, the Assignee hereby agrees to pay to the Administrative Agent on the date hereof an assignment fee of $3,000.

                                        Very truly yours,

                                        [NAME OF ASSIGNOR]


                                        By
                                           ----------------------------
                                           Title:

                                        [NAME OF ASSIGNEE]


                                        By
                                           ----------------------------
                                           Title:

ACKNOWLEDGED OR CONSENTED TO
  (AS APPLICABLE):

WELLS FARGO BANK, N.A.,
  as Administrative Agent


By
   --------------------------
   Title:

WELLS FARGO BANK, N.A.,
   as Issuing Lender


By
   --------------------------
   Title:

PINNACLE BRANDS, INC.


By
   --------------------------
   Title:

                                                                     Exhibit A-4
                                                                     -----------


                           [Form of Swing Loans Note]

                                 PROMISSORY NOTE


$1,000,000                                                          ____________
                                                              New York, New York

          FOR VALUE RECEIVED, PINNACLE BRANDS, INC., a Delaware corporation (the "Company"), hereby promises to pay to Wells Fargo Bank, N.A. (the "Lender"), for
 -------                                                           ------
the account of its Applicable Lending Office provided for by the Credit Agreement referred to below, at the Principal Office of the Administrative Agent, the principal sum of One Million Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Swing Loans made by the Lender to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Swing Loan, at such office, in like money and funds, for the period commencing on the date of such Swing Loan until such Swing Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Swing Loan made by the Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided,
                                                                    --------
however, that the failure of the Lender to make any such recordation or
- -------
endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Swing Loans made by the Lender.

          This Note is the Swing Loans Note referred to in the Credit Agreement
dated as of May   , 1996 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between the Company, Grand Slam Acquisition
              ----------------
Corp., GSAC Holdings, Inc., MLM Acquisition Corp., the lenders named therein, Merrill Lynch & Co., as arranger and documentation agent, and Wells Fargo Bank, N.A., as administrative and collateral agent, and evidences Swing Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

          Except as permitted by Section 12.06 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

          This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                                        PINNACLE BRANDS, INC.


                                        By: _________________________
                                            Name:
                                            Title:

                             SCHEDULE OF SWING LOANS

          This Note evidences Swing Loans made under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, and bearing interest at the Base Rate, subject to the payments and prepayments of principal set forth below:


         Principal   Type      Interest                  Unpaid
Date     Amount       of      Rate (Base      Amount    Principal    Notation
Made     of Loan     Loan     Rate Only)       Paid      Amount      Made by
- ----     ---------   ----     ----------      ------    ---------    --------

                                                                       Exhibit B
                                                                       ---------



                      [Form of Borrowing Base Certificate]

                           BORROWING BASE CERTIFICATE

                Monthly accounting period ended __________, 199_


          Reference is made to the Credit Agreement dated as of May 29, 1996 (as modified and supplemented and in effect from time to time, the "Credit
                                                                ------
Agreement"), between Pinnacle Brands, Inc. (the "Company"), Grand Slam
- ---------                                        -------
Acquisition Corp., GSAC Holdings, Inc., MLM Acquisition Corp., Donruss Trading Card Company, the lenders named therein, Merrill Lynch & Co., as arranger and syndication agent, Wells Fargo Bank, N.A., as administrative and collateral agent for the Lenders, and The Bank of New York, as documentation agent. Terms defined in the Credit Agreement are used herein as defined therein.

          Pursuant to Section [7.01(c)] [9.01(e)] of the Credit Agreement, the undersigned, a senior financial officer of the Company, hereby certifies that, to the best of [his/her] knowledge, attached hereto as Annex 1 is a true and accurate calculation of the Borrowing Base as at the end of the monthly accounting period ended ___________, 199_ determined in accordance with the requirements of the Credit Agreement.

          All Inventory covered by this certificate has been produced in compliance with the minimum wage and overtime requirements of the Fair Labor Standards Act of 1938, as amended.

          IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed as of the __________ day of _________, 199_.

                                   PINNACLE BRANDS, INC.


                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                                                         Annex 1

                              PINNACLE BRANDS, INC.
                           BORROWING BASE CERTIFICATE
                                 (OOO'S omitted)


ELIGIBLE RECEIVABLES

Total Beginning Receivables, as of
   ______________  __, 199_

Add:  Sales, __________ __, 199_                                     $
                                                                      ----------
Less: Cash Receipts, as of _________, __, 199_
   Credits
   Rebates
   Offsets
                                                                      ----------

Total Ending Receivables, as of
   ______________  __, 199_
                                                                      ----------

Ineligible Receivables:
   Receivables not payable in Dollars or
     Canadian Dollars
                                                                      ----------
   Receivables with more than 45 days
     terms (unless owing from Anco,
     Toys-R-Us or Sams Wholesale Club
     or other substantial account debtor
     approved by the Majority Revolving
     Credit Lenders)
                                                                      ----------
   Receivables over 60 days from due date on
     the invoice
                                                                      ----------
   Receivables due from subsidiaries & affiliates
                                                                      ----------
   Receivables owing from account debtors
     located outside the U.S. or Canada without
     agreement of the Majority Revolving Credit
     Lenders, Letters of Credit or U.S.
     Government Insurance
                                                                      ----------
   Receivables due from creditors in bankruptcy
     proceedings
                                                                      ----------
   Receivables from creditors with unsatisfactory
     credit standing (as determined by the
     Majority Revolving Credit Lenders)
                                                                      ----------
   Receivables subject to dispute
                                                                      ----------
   Receivables from creditor with any balances
     60 days past due unless because of an
     unresolved dispute or the goods to be returned
                                                                      ----------
   Receivables evidenced by instrument not in
     the possession of the Administrative Agent
                                                                      ----------

   Receivables arising from consignment or
     sale or return transactions to the extent
     the related Inventory has been returned or
     the Company has been notified the goods
     are to be returned
                                                                      ----------

Total Eligible Receivables
                                                                      ----------
(Total Ending Receivables less
 Total Ineligible Receivables)

80% of Eligible Receivables
                                                                      ----------

ELIGIBLE INVENTORY

Add:
  Total Inventory located in U.S. for which
    UCC financing statement filed at lower
    of cost (weighted average)
    or market, as of __________, __, 199_
                                                                      ----------
  Total Inventory located in Canada at
    lower of cost (weighted average)
    or market, __________, __, 199_
                                                                      ----------
    (includable amount cannot exceed
    $2,500,000)

Less:

Ineligible Inventory
                                                                      ----------

Total Eligible Inventory
                                                                      ----------

50% of Eligible Inventory
                                                                      ----------

BORROWING BASE

  Add:
    80% of Eligible Receivable
                                                                      ----------
    50% of Eligible Inventory                                                  1
                                                                     ----------

Total Borrowing Base
                                                                      ----------

                   *******************************************

Revolving Credit Loan Balance Period Beginning
  __________, 199_
                                                                      ----------
                 advances for period
                                                                      ----------
                 reductions for period
                                                                      ----------
                 other adjustments (+/-)
                                                                      ----------
Revolving Credit Loan Balance Period
  ending__________, 199_
                                                                      ----------

Total Revolving Credit Loans outstanding
                                                                      ----------

Total Letter of Credit Liabilities outstanding
                                                                      ----------

Total outstanding
                                                                      ----------

                   *******************************************

Total Borrowing Base

- -----------------

Minus total outstanding
- -----                                                                 ----------

Availability (overadvance)
                                                                     -----------


































- --------------------

1 May not represent more than 50% of the Borrowing Base.

                                                                       Exhibit C
                                                                       ---------

                       [Form of Interest Rate Certificate]

                            INTEREST RATE CERTIFICATE

                    Fiscal quarter ended _____________, 199_


          Reference is made to the Credit Agreement dated as of May 29, 1996 (as modified and supplemented and in effect from time to time, the "Credit
                                                                ------
Agreement"), between Pinnacle Brands, Inc. (the "Company"), Grand Slam
- ---------                                        -------
Acquisition Corp., GSAC Holdings, Inc., MLM Acquisition Corp., Donruss Trading Card Company, the lenders named therein, Merrill Lynch & Co., as arranger and syndication agent, Wells Fargo Bank, N.A., as administrative and collateral agent, and The Bank of New York, as documentation agent. Terms defined in the Credit Agreement are used herein as defined therein.

          Pursuant to Section 9.01(f) of the Credit Agreement, each of the undersigned, hereby certifies that, to the best of [his/her] knowledge, attached hereto as Annex 1 is a true and accurate calculation of the Leverage Ratio as at the end of the fiscal quarter ended ___________________, 199_ determined in accordance with the requirements of the Credit Agreement.

          IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed as of the _____________ day of _________, 199_.


                                        PINNACLE BRANDS, INC.



                                        By:
                                            ------------------------------------
                                             Name:
                                             Title:



                                        By:
                                            ------------------------------------
                                             Name:
                                             Title:

                                                                       Exhibit D
                                                                       ---------




                          [Form of Security Agreement]

                               SECURITY AGREEMENT


          SECURITY AGREEMENT dated as of May __, 1996 between PINNACLE BRANDS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"); GRAND SLAM ACQUISITION CORP., a corporation
                        -------
duly organized and validly existing under the laws of the State of Delaware ("GSAC"); GSAC HOLDINGS, INC., a corporation duly organized and validly existing
  ----
under the laws of the State of Delaware ("GSAC Holdings" and together with GSAC,
                                          -------------
the "Parent Guarantors"); MLM ACQUISITION CORP., a corporation duly organized
     -----------------
and validly existing under the laws of the State of Delaware ("MLM"); and WELLS
                                                               ---
FARGO BANK, N.A., as administrative and collateral agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").
                    --------------------

          The Company, GSAC, GSAC Holdings, MLM, certain lenders, Merrill Lynch Capital Corporation, as Arranger and Syndication Agent, and the Administrative Agent are parties to a Credit Agreement dated as of the date hereof (as modified and supplemented and in effect from time to time, the "Credit Agreement"),
                                                       ----------------
providing, subject to the terms and conditions thereof, for extensions of credit (by the making of loans and the issuance of letters of credit) to be made by said lenders to the Company.

          To induce said lenders to enter into the Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Debtor (as hereinafter defined) has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:

          Section 1.  Definitions.  Terms defined in the Credit Agreement are
                      -----------
used herein as defined therein.  In addition, as used herein:

          "Accounts" shall have the meaning ascribed thereto in Section 3(d)
           --------
hereof.

          "Collateral" shall have the meaning ascribed thereto in Section 3
           ----------
hereof.

          "Collateral Account" shall have the meaning ascribed thereto in
           ------------------
Section 4.01(a) hereof.

          "Copyright Collateral" shall mean all Copyrights, whether now owned or
           --------------------
hereafter acquired by any Debtor, including each Copyright identified in Annex 2
                                                                         -------
hereto.

          "Copyrights" shall mean all copyrights, copyright registrations and
           ----------
applications for copyright registrations, including, without limitation, all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

          "Debtor" shall mean each of the Company and the Guarantors.
           ------

          "Documents" shall have the meaning ascribed thereto in Section 3(j)
           ---------
hereof.

          "Equipment" shall have the meaning ascribed thereto in Section 3(h)
           ---------
hereof.

          "Instruments" shall have the meaning ascribed thereto in Section 3(e)
           -----------
hereof.

          "Intellectual Property" shall mean, collectively, all Copyright
           ---------------------
Collateral, all Patent Collateral and all Trademark Collateral, together with
(a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to any Debtor with respect to any of the foregoing, in each case whether now or hereafter owned or used including, without limitation, the licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral, listed in Annex 5 hereto; (c) all information,
                                    -------
customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; and (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by any Debtor; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by the Debtors in respect of any of the items listed above.

          "Inventory" shall have the meaning ascribed thereto in Section 3(f)
           ---------
hereof.

          "Issuers" shall mean, collectively, the respective corporations
           -------
identified beneath the names of the Debtors on Annex 1 hereto under the caption
                                               -------
"Issuer".
 ------

          "Motor Vehicles" shall mean motor vehicles, tractors, trailers and
           --------------
other like property, whether or not the title thereto is governed by a certificate of title or ownership.

          "Patent Collateral" shall mean all Patents, whether now owned or
           -----------------
hereafter acquired by any Debtor, including each Patent identified in Annex 3
                                                                      -------
hereto, excluding, however, the Patents identified as "Excluded Patents" on said Annex 3.
- -------

          "Patents" shall mean all patents and patent applications, including,
           -------
without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof, and all rights corresponding thereto throughout the world.

          "Pledged Stock" shall have the meaning ascribed thereto in
           -------------
Section 3(a) hereof.

          "Secured Obligations" shall mean, collectively, (a) the principal of
           -------------------
and interest on the Loans made by the Lenders to, and the Notes held by each Lender of, the Company and all other amounts from time to time owing to the Creditors by the Company under the Basic Documents including, without limitation, all Reimbursement Obligations and interest thereon, (b) all obligations of the Company arising under any Interest Rate Protection Agreement between the Company and any Lender, (c) all obligations of the Guarantors under the Credit Agreement and the other Basic Documents (including, without limitation, in respect of their Guarantees under Section 6 of the Credit Agreement) and (d) all obligations of the Debtors to the Creditors hereunder.

          "Special Event of Default" shall mean any Event of Default that arises
           ------------------------
pursuant to Section 10(a), (e), (f) or (g) of the Credit Agreement.

          "Stock Collateral" shall mean, collectively, the Collateral described
           ----------------
in clauses (a) through (c) of Section 3 hereof and the proceeds of and to any such property and, to the extent related to any such property or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

          "Trademark Collateral" shall mean all Trademarks, whether now owned or
           --------------------
hereafter acquired by any Debtor, including each Trademark identified in Annex 4
                                                                         -------
hereto. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

          "Trademarks" shall mean all trade names, trademarks and service marks,
           ----------
logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including, without limitation, all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the world, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

          "Uniform Commercial Code" shall mean the Uniform Commercial Code as in
           -----------------------
effect from time to time in the State of New York.

          Section 2.  Representations and Warranties.  Each Debtor represents
                      ------------------------------
and warrants to the Creditors that:

          (a) Such Debtor is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 3 hereof and no Lien exists or will exist upon such Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), subject to any consent to the disposition of certain Collateral which may be required from a licensor to any licensing agreement to which any Debtor is a party (including, without limitation, the Sports Contracts) and except for Liens permitted under Section 9.06 of the Credit Agreement and except for the pledge and security interest in favor of the Administrative Agent for the benefit of the Lenders created or provided for herein, which pledge and security interest shall (upon the filing of the financing statements delivered by the Company pursuant to
     Section 7.01(g) of the Credit Agreement in locations specified by the Obligors to the Administrative Agent in writing) constitute a first priority perfected pledge and security interest in and to all of such Collateral (other than Intellectual Property registered or otherwise located outside of the United States of America).

          (b) The Pledged Stock represented by the certificates identified under the name of such Debtor in Annex 1 hereto is, and all other Pledged
                                      -------
     Stock in which such Debtor shall hereafter grant a security interest pursuant to Section 3 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the respective Issuer of such Pledged Stock, upon the transfer of such Pledged Stock (except for any such restriction contained herein or in the Credit Agreement).

          (c) The Pledged Stock represented by the certificates identified under the name of such Debtor in Annex 1 hereto constitutes all of the
                                      -------
     issued and outstanding shares of capital stock of any class of the Issuers beneficially owned by such Debtor on the date hereof (whether or not registered in the name of such Debtor) and said Annex 1 correctly
                                                     -------
     identifies, as at the date hereof, the respective Issuers of such Pledged Stock, the respective class and par value of the shares comprising such Pledged Stock and the respective number of shares (and registered owners thereof) represented by each such certificate.

          (d)  Annexes 2, 3 and 4 hereto, respectively, set forth under the name
               ------------------
     of such Debtor a complete and correct list of all Copyrights, Patents and Trademarks owned by such Debtor on the date hereof, which have been registered or for which an application for registration has been made; except pursuant to licenses and other user agreements entered into by such Debtor in the ordinary course of business, that are listed in Annex 5
                                                                   -------
     hereto, on and as of the date hereof (i)
     such Debtor owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark listed in said Annexes 2, 3 and 4, and (ii) all registrations
                              ---------  -------
     listed in said Annexes 2, 3 and 4 are valid and in full force and effect;
                    ------------------
     except as may be set forth in said Annex 5, such Debtor owns and possesses
                                        -------
     the right to use all Copyrights, Patents end Trademarks on and as of the date hereof.

          (e)  Annex 5 hereto sets forth a complete and correct list of all
               -------
     licenses and other user agreements included in the Intellectual Property on the date hereof.

          (f) To such Debtor's knowledge, on and as of the date hereof: (i) except as set forth in Annex 5 hereto, there is no violation by others of
                            -------
     any right of such Debtor with respect to any Copyright, Patent or Trademark listed in Annexes 2, 3 and 4 hereto, respectively, under the name of such
               ------------------
     Debtor and (ii) such Debtor is not infringing in any respect upon any Copyright, Patent or Trademark of any other Person; and no proceedings have been instituted or are pending against such Debtor or, to such Debtor's knowledge, threatened, and no claim against such Debtor has been received by such Debtor, alleging any such violation, except as may be set forth in said Annex 5.
          -------

          (g) Any goods now or hereafter produced by such Debtor or any of its Subsidiaries included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act of 1938, as amended.

          Section 3.  Collateral.  As collateral security for the prompt payment
                      ----------
in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations owing by such Debtor, each Debtor hereby pledges and grants to the Administrative Agent, for the benefit of the Creditors as hereinafter provided, a security interest in all of such Debtor's right, title and interest in the following property, whether now owned by such Debtor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):
                                               ----------

          (a) the shares of common and/or preferred stock of the Issuers represented by the certificates identified in Annex 1 hereto under the name
                                                   -------
     of such Debtor and all other shares of capital stock of whatever class of the Issuers, now or hereafter owned by such Debtor, in each case together with the certificates evidencing the same (collectively, the "Pledged
                                                                   -------
     Stock");
     -----

          (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

          (c) without affecting the obligations of such Debtor under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which an Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is such Debtor itself) formed by or resulting from such consolidation or merger;

          (d) all accounts and general intangibles (each as defined in the Uniform Commercial Code) of such Debtor constituting any right to the payment of money, including (but not limited to) all moneys due and to become due to such Debtor in respect of any loans or advances or for Inventory or Equipment or other goods sold or leased or for services rendered, all moneys due and to become due to such Debtor under any guarantee (including a letter of credit) of the purchase price of Inventory or Equipment sold by such Debtor and all tax refunds (such accounts, general intangibles and moneys due and to become due being herein called collectively "Accounts");
                   --------

          (e) all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of such Debtor evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances (herein collectively called "Instruments");
                                              -----------

          (f) all inventory (as defined in the Uniform Commercial Code) of such Debtor, all goods obtained by such Debtor in exchange for such inventory, and any products made or processed from such inventory including all substances, if any, commingled therewith or added thereto (herein collectively called "Inventory");
      ---------

          (g) all Intellectual Property and all other accounts or general intangibles (each as defined in the Uniform Commercial Code) not constituting Intellectual Property or Accounts;

          (h) all equipment (as defined in the Uniform Commercial Code) of such Debtor, including all Motor Vehicles (herein collectively called "Equipment");
      ---------

          (i) each contract and other agreement of such Debtor relating to the sale or other disposition of Inventory or Equipment;

          (j)  all documents of title (as defined in the Uniform Commercial
     Code) or other receipts of such Debtor covering, evidencing or representing Inventory or Equipment (herein collectively called "Documents");
                                                         ---------

          (k) all rights, claims and benefits of such Debtor against any Person arising out of, relating to or in connection with Inventory or Equipment purchased by such Debtor, including, without limitation, any such rights, claims or benefits against any Person storing or transporting such Inventory or Equipment;

          (l)  the balance from time to time in the Collateral Account; and

          (m) all other tangible and intangible personal property and fixtures of such Debtor, including, without limitation, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Debtor described in the preceding clauses of this Section 3 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by any Debtor in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, products and accessions, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Debtor or any computer bureau or service company from time to time acting for such Debtor.

Notwithstanding the foregoing, the Collateral does not and shall not include (i) any contract to which any Debtor is a party which would be rendered void or unenforceable by reason of its being included as part of the Collateral or which is not assignable by its terms, unless a consent to the assignment has been received by such Debtor and/or the Administrative Agent or (ii) any equipment, proceeds or other related items covered by the security interests granted in
connection with the agreements listed as items [         ] on Schedule 8.11 to
                                                              -------------
the Credit Agreement, but only for as long as the inclusion of such equipment, proceeds or related items in the Collateral is prohibited by such agreements.

          Section 4.  Cash Proceeds of Collateral.
                      ---------------------------

          4.01  Collateral Account.
                ------------------

          (a) There is hereby established with the Administrative Agent a cash collateral account (the "Collateral Account") in the name and under the control
                         ------------------
of the Administrative Agent into which there shall be deposited from time to time the cash proceeds of any of the Collateral (including proceeds of insurance covering the Collateral unless the amount of such Net Available Proceeds with respect to any single Casualty Event is less than $250,000 in the aggregate) required to be delivered to the Administrative Agent pursuant hereto and into which the Debtors may from time to time deposit any additional amounts that any of them wishes to pledge to the Administrative Agent for the benefit of the Lenders as additional collateral security hereunder and which, as provided in Section 2.10(d) or Section 10 of the Credit Agreement, it is required to pledge as additional collateral security hereunder.

          (b) The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. So long as no Special Event of Default has occurred and is continuing, the Administrative Agent shall remit the collected balance outstanding to the credit of the Collateral Account to or upon the order of the respective Debtor as such Debtor shall from time to time instruct; provided, however, that (i) any amounts
                                  --------  -------
deposited in the Collateral Account in respect of Casualty Events shall be advanced to the Company in periodic installments with such reasonable conditions as may be imposed by the Administrative Agent including, but not limited to, reasonable retentions and lien releases and (ii) any amounts deposited in the Collateral Account in respect of prepayments or reductions of Loans or Commitments under Section 2.10 of the

Credit Agreement which are to be applied to Eurodollar Loans as provided in the last sentence of Section 2.10(c) shall be held by the Administrative Agent until the end of the respective Interest Periods of such Eurodollar Loans at which time, whether or not a Special Event of Default has occurred, the Administrative Agent shall cause such monies to be applied to such Eurodollar Loans. However, at any time following the occurrence and during the continuance of a Special Event of Default, the Administrative Agent may (and, if instructed by the Lenders as specified in Section 11.03 of the Credit Agreement, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.09 hereof. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein.

          (c) If requested by the Company and agreed to by any Lender that is an Original Lender, and subject to documentation reasonably satisfactory to the Administrative Agent and such Lender, the Administrative Agent shall designate such Lender as a collateral sub-agent for the Administrative Agent in respect of all or any portion of the Collateral Account.

          4.02  Proceeds of Accounts.  At any time after the occurrence and
                --------------------
during the continuance of an Event of Default, each Debtor shall, upon the request of the Administrative Agent, instruct all account debtors and other Persons obligated in respect of all Accounts to make all payments in respect of the Accounts either (a) directly to the Administrative Agent (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Administrative Agent) or (b) to one or more other banks in the United States of America (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Administrative Agent) under arrangements, in form and substance satisfactory to the Administrative Agent pursuant to which such Debtor shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Administrative Agent for deposit into the Collateral Account. All payments made to the Administrative Agent, as provided in the preceding sentence, shall be immediately deposited in the Collateral Account. In addition to the foregoing, each Debtor agrees that, if the proceeds of any Collateral hereunder (including the payments made in respect of Accounts) shall be received by it, such Debtor shall as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by such Debtor for and as the property of the Administrative Agent and shall not be commingled with any other funds or property of such Debtor.

          4.03  Investment of Balance in Collateral Account.  Amounts on deposit
                -------------------------------------------
in the Collateral Account shall be invested from time to time in such Permitted Investments as the respective Debtor (or, after the occurrence and during the continuance of a Default, the Administrative Agent) shall determine, which Permitted Investments shall be held in the name and be under the control of the Administrative Agent; provided, however, that (i) at any time after the
                      --------  -------
occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as specified in Section 11.03 of the Credit Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.09 hereof and (ii) if requested by the respective Debtor, such Permitted Investments may be held in the name and under the control of one or more of the Lenders (and in that connection each Lender, pursuant to Section 11.10 of the Credit Agreement) has agreed that such Permitted Investments shall be held by such Lender as a collateral sub-agent for the Administrative Agent hereunder).

          4.04  Cover for Letter of Credit Liabilities.  Amounts deposited into
                --------------------------------------
the Collateral Account as cover for Letter of Credit Liabilities under the Credit Agreement pursuant to Section 2.10(d) or Section 10 thereof shall be held by the Administrative Agent in a separate sub-account (designated "Letter of Credit Liabilities Sub-Account") and all amounts held in such sub-account shall constitute collateral security first for the Letter of Credit Liabilities
                               -----
outstanding from time to time and second as collateral security for the other
                                  ------
Secured Obligations hereunder.

          Section 5.  Further Assurances; Remedies.  In furtherance of the grant
                      ----------------------------
of the pledge and security interest pursuant to Section 3 hereof, the Debtors hereby jointly and severally agree with each Lender and the Administrative Agent as follows:

          5.01  Delivery and Other Perfection.  Each Debtor shall:
                -----------------------------

          (a) if any of the above-described shares, securities, moneys or property required to be pledged by such Debtor under clauses (a), (b) and (c) of Section 3 hereof are received by such Debtor, forthwith either (x) transfer and deliver to the Administrative Agent such shares or securities so received by such Debtor (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Administrative Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Administrative Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (a), (b) and (c);

          (b) deliver and pledge to the Administrative Agent any and all Instruments, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Administrative Agent may request; provided, however, that so long as no Default shall have occurred
              --------  -------
     and be continuing, such Debtor may retain for collection in the ordinary course any Instruments received by such Debtor in the ordinary course of business and the Administrative Agent shall, promptly upon request of such Debtor, make appropriate arrangements for making any other Instrument pledged by such Debtor available to such Debtor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Administrative Agent, against trust receipt or like document);

          (c) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Administrative Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, after the occurrence and during the continuance of an Event of Default, causing any or all of the Stock Collateral to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any Stock Collateral is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to the respective Debtor copies of any notices and communications received by it with respect to the Stock Collateral); provided, however, that notices to account debtors in
                        --------  -------
     respect of any Accounts or Instruments
     shall be subject to the provisions of clause (i) below;

          (d) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark all such material books and records in such manner as the Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement;

          (e) furnish to the Administrative Agent from time to time (but, unless an Event of Default shall have occurred and be continuing, no more frequently than quarterly) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral, respectively, and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral, as the Administrative Agent may reasonably request, all in reasonable detail;

          (f) promptly upon request of the Administrative Agent, following receipt by the Administrative Agent of any statements, schedules or reports pursuant to clause (e) above, modify this Agreement by amending Annexes 2,
                                                                     ----------
     3 and/or 4 hereto, as the case may be, to include any Copyright, Patent or
     ----------
     Trademark that becomes part of the Collateral under this Agreement;

          (g) permit representatives of the Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral;

          (h) upon the occurrence and during the continuance of any Event of Default, permit representatives of the Administrative Agent to be present at such Debtor's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Debtor with respect to the Collateral, all in such manner as the Administrative Agent may require; and

          (i) upon the occurrence and during the continuance of any Event of Default, upon request of the Administrative Agent, except as otherwise expressly provided herein, promptly notify (and such Debtor hereby authorizes the Administrative Agent so to notify) each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Administrative Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Administrative Agent.

          5.02  Other Financing Statements and Liens.  Except as otherwise
                ------------------------------------
permitted under Section 9.06 of the Credit Agreement, without the prior written consent of the Administrative Agent (granted with the authorization of the Lenders as specified in Section 11.09 of the Credit Agreement), no Debtor shall file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Administrative Agent is not named as the sole secured party for the benefit of the Lenders.

          5.03  Preservation of Rights.  The Administrative Agent shall not be
                ----------------------
required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

          5.04  Special Provisions Relating to Certain Collateral.
                -------------------------------------------------

          (a)  Stock Collateral.
               ----------------

          (1) The Debtors will cause the Pledged Stock to constitute at all times 100% of the total number of shares of each class of capital stock of each Issuer then outstanding.

          (2) So long as no Event of Default shall have occurred and be continuing, the Debtors shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any other instrument or agreement referred to herein or therein; provided, however, that the Debtors jointly and severally agree that
         --------  -------
they will not vote the Stock Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any such other instrument or agreement; and the Administrative Agent shall execute and deliver to the Debtors or cause to be executed and delivered to the Debtors all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Debtors may reasonably request for the purpose of enabling the Debtors to exercise the rights and powers that they are entitled to exercise pursuant to this Section 5.04(a).

          (3) Unless and until an Event of Default has occurred and is continuing, the Debtors shall be entitled to receive and retain any dividends on the Collateral paid in cash to the extent permitted by the Credit Agreement.

          (4) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Administrative Agent or any Lender exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the Notes or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Collateral shall be paid directly to the Administrative Agent and retained by it as part of the Collateral, subject to the terms of this Agreement, and, if the Administrative Agent shall so request in writing, the Debtors jointly and severally agree to execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end; provided, however, that (a) if such Event of Default is
                       --------  -------
cured, any such dividend or distribution theretofore paid to the Administrative Agent shall, upon request of the Debtors (except to the extent theretofore applied to the Secured Obligations), be returned by the Administrative Agent to the Debtors and (b) nothing contained in this paragraph (4) shall prohibit any Dividend Payment permitted by Section 9.09 of the Credit Agreement.

          (b)  Intellectual Property.
               ---------------------

          (1) For the purpose of enabling the Administrative Agent, during the continuance of an Event of Default, to exercise rights and remedies under
Section 5.05 hereof at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Debtor hereby grants to the Administrative Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Debtor) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Debtor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

          (2) Notwithstanding anything contained herein to the contrary, but subject to the provisions of Section 9.05 of the Credit Agreement that limit the right of the Debtors to dispose of their respective property, so long as no Event of Default shall have occurred and be continuing, the Debtors will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Debtors. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing the Administrative Agent shall from time to time, upon the request of the respective Debtor, execute and deliver any instruments, certificates or other documents, in the form so requested, that such Debtor shall have certified are appropriate (in their respective judgment) to allow them to take any action permitted above (including relinquishment of the license provided pursuant to clause (1) immediately above as to any specific Intellectual Property). Further, upon the payment in full of all of the Secured Obligations and cancellation or termination of the Commitments and Letter of Credit Liabilities or earlier expiration of this Agreement or release of the Collateral, the Administrative Agent shall grant back to the Debtors the license granted pursuant to clause (1) immediately above. The exercise of rights and remedies under Section 5.05 hereof by the Administrative Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Debtors in accordance with the first sentence of this clause (2).
          (3) The Administrative Agent agrees that it will not exercise any of its rights and remedies pursuant to Section 5.05 hereof prior to having received the required consents, if any, under any licensing agreements to which any Debtor is a party, including, without limitation, the Sports Contracts, to the exercise of such rights and remedies.

          (c)  Motor Vehicles.  At any time after the occurrence and during the
               --------------
continuance of an Event of Default, each Debtor shall, upon the request of the Administrative Agent, deliver to the Administrative Agent originals of the certificates of title or ownership for the Motor Vehicles, and any other Equipment covered by certificates of title or ownership, owned by it with the Administrative Agent listed as lienholder.

          5.05  Events of Default, Etc.  During the period during which an Event
                ----------------------
of Default shall have occurred and be continuing:

          (a) each Debtor shall, at the request of the Administrative Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Administrative Agent and such Debtor, designated in its request;

          (b) the Administrative Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

          (c) the Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Administrative Agent were the sole and absolute owner thereof (and each Debtor agrees to take all such action as may be appropriate to give effect to such right);

          (d) the Administrative Agent in its discretion may, in its name or in the name of the Debtors or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

          (e) the Administrative Agent may, upon ten business days' prior written notice to the Debtors of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Administrative Agent, the Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Administrative Agent or any Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Debtors, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Debtors shall supply to the Administrative Agent or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this
Section 5.05, including by virtue of the exercise of the license granted to the Administrative Agent in Section 5.04(b) hereof, shall be applied in accordance with Section 5.09 hereof.

          The Debtors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Debtors acknowledge that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer or issuer thereof to register it for public sale.

          The Administrative Agent agrees that any public or private sale of the Collateral will be held in a commercially reasonable manner.

          5.06  Deficiency.  If the proceeds of sale, collection or other
                ----------
realization of or upon the Collateral pursuant to Section 5.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Debtors shall remain liable for any deficiency.

          5.07  Removals, Etc.  Without at least 30 days' prior written notice
                -------------
to the Administrative Agent, no Debtor shall (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place, or permit any Inventory or Equipment to be located anywhere, other than at the address indicated beneath the signature of the Company to the Credit Agreement or at one of the locations identified in Annex 6 hereto or at the premises of a Person processing or storing such
- -------
Inventory, if such Person has executed Uniform Commercial Code Financing Statements naming such Debtor as secured party, which financing statements have been assigned to the Administrative Agent or such Person has executed a supplier subordination agreement satisfactory to the Majority Lenders in form and substance or in transit from one of such locations to another, provided that such Debtor may permit Inventory to be located at such other premises if the aggregate value of all such Inventory at all such other premises is not in excess of [$1,500,000] or (ii) change its corporate name, or the name under which it does business, from the name shown on the signature pages hereto.

          5.08  Private Sale.  No Creditors shall incur liability as a result of
                ------------
the sale of the Collateral, or any part thereof, at any private sale pursuant to
Section 5.05 hereof conducted in a commercially reasonable manner. Each Debtor hereby waives any claims against any Creditor arising by reason of the fact that the price at which the Collateral may have been sold at any such private sale held in a commercially reasonable manner was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

          5.09  Application of Proceeds.  Except as otherwise herein expressly
                -----------------------
provided and except as provided below in this Section 5.09, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Administrative Agent under Section 4 hereof or this Section 5, shall be applied by the Administrative
Agent:

          First, to the payment of the costs and expenses of such collection,
          -----
     sale or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Administrative

     Agent in connection therewith;

          Next, to the payment in full of the Secured Obligations, in each case
          ----
     equally and ratably in accordance with the respective amounts thereof then due and owing or as the Lenders holding the same may otherwise agree; and

          Finally, to the payment to the respective Debtor, or their respective
          -------
     successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

As used in this Section 5, "proceeds" of Collateral shall mean cash, securities
                            --------
and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Debtors or any issuer of or obligor on any of the Collateral. Notwithstanding the foregoing, the proceeds of any cash or other amounts held in the "Letter of Credit Liabilities Sub-Account" of the Collateral Account pursuant to Section 4.04 hereof shall be applied first to the Letter of
                                                         -----
Credit Liabilities outstanding from time to time and second to the other Secured
                                                     ------
Obligations in the manner provided above in this Section 5.09.

          5.10  Attorney-in-Fact.  Without limiting any rights or powers granted
                ----------------
by this Agreement to the Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Administrative Agent is hereby appointed the attorney-in-fact of each Debtor for the purpose of carrying out the provisions of this
Section 5 and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, upon and during the continuance of any Event of Default, so long as the Administrative Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Debtor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

          5.11  Perfection.  Prior to or concurrently with the execution and
                ----------
delivery of this Agreement, each Debtor shall (i) file such financing statements and other documents in such offices as the Administrative Agent may request to perfect the security interests granted by Section 3 of this Agreement and (ii) deliver to the Administrative Agent all certificates identified in Annex 1 hereto,
                                                        -------
accompanied by undated stock powers duly executed in blank.

          5.12  Termination.  When all Secured Obligations shall have been paid
                -----------
in full and the Commitments of the Lenders under the Credit Agreement and all Letter of Credit Liabilities shall have expired or been terminated, this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Debtor and to be released and canceled all licenses and rights referred to in
Section 5.04(b) hereof. The Administrative Agent shall also execute and deliver to the respective Debtor upon such termination such Uniform Commercial Code termination statements, certificates for terminating the Liens on the Motor Vehicles and such other documentation as shall be reasonably requested by the respective Debtor to effect the termination and release of the Liens on the Collateral.

          5.13  Expenses.  The Debtors jointly and severally agree to pay to the
                --------
Administrative Agent all out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of this Section 5, or performance by the Administrative Agent of any obligations of the Debtors in respect of the Collateral which the Debtors have failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Administrative Agent in respect thereof, by litigation or otherwise, including expenses of insurance, and all such expenses shall be Secured Obligations to the Administrative Agent secured under Section 3 hereof.

          5.14  Further Assurances.  Each Debtor agrees that, from time to time
                ------------------
upon the written request of the Administrative Agent, such Debtor will execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.

          Section 6.  Miscellaneous.
                      -------------

          6.01  No Waiver.  No failure on the part of the Administrative Agent
                ---------
or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

          6.02  Governing Law.  This Agreement shall be governed by, and
                -------------
construed in accordance with, the law of the State of New York.

          6.03  Notices.  All notices, requests, consents and demands hereunder
                -------
shall be in writing and telecopied or delivered to the intended recipient at its "Address for Notices" specified pursuant to Section 12.02 of the Credit Agreement and shall be deemed to have been given at the times specified in said
Section 12.02.

          6.04  Waivers, Etc.  The terms of this Agreement may be waived,
                ------------
altered or amended only by an instrument in writing duly executed by each Debtor and the Administrative Agent (with the consent of the Lenders as specified in Section 11.09 of the Credit Agreement). Any such amendment or waiver shall be binding upon each Creditors, each holder of any of the Secured Obligations and each Debtor.

          6.05  Successors and Assigns.  This Agreement shall be binding upon
                ----------------------
and inure to the benefit of the respective successors and assigns of each Debtor, the Creditors and each holder of any of the Secured Obligations (provided, however, that no Debtor shall assign or transfer its rights hereunder
 --------  -------
without the prior written consent of the Administrative Agent).

          6.06  Captions.  The captions and section headings appearing herein
                --------
are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          6.07  Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          6.08  Agents.  The Administrative Agent may employ agents and
                ------
attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

          6.09  Severability.  If any provision hereof is invalid and
                ------------
unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Creditors in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.


                              GRAND SLAM ACQUISITION CORP.
                              GSAC HOLDINGS, INC.
                              PINNACLE BRANDS, INC.
                              MLM ACQUISITION CORP.


                              By:
                                  ----------------------------------------------
                                  Name:
                                  Title:  Sr. Vice President
                                             and Secretary


                              WELLS FARGO BANK, N.A.,
                                as Administrative and
                                Collateral Agent


                              By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                                                                         ANNEX 1


PLEDGED STOCK
- -------------

[See Section 2(b)]


GRAND SLAM ACQUISITION CORP.
- ---------------------------

                 Certificate    Registered
Issuer               No.           Owner       Number of Shares
- ------           ----------     ----------     ----------------

GSAC                  1         Grand Slam     100 shares of
Holdings,                       Acquisition    common stock, par
Inc.                            Corp           value $.01



GSAC HOLDINGS, INC.
- ------------------

                 Certificate    Registered
Issuer               No.           Owner       Number of Shares
- ------           ----------     ----------     ----------------

Pinnacle             21         GSAC Holdings, 1,000 shares of
Brands,                         Inc.           common stock, par
Inc.                                           value $.01



PINNACLE BRANDS, INC.
- --------------------

                 Certificate    Registered
Issuer               Nos.          Owner       Number of Shares
- ------           -----------    ----------     ----------------

MLM                   1         Pinnacle       100 shares of
Acquisition                     Brands         common stock, par
Corp.                           Inc.           value $.01



MLM ACQUISITION CORP.
- --------------------

None

                                                                     Exhibit E-2
                                                                     -----------


               [Form of Opinion of Local Counsel to the Obligors]


                                                                     May  , 1996


To the Lenders party to the Credit
Agreement referred to below,
Merrill Lynch & Co.,
  as Arranger and Syndication Agent, and
Wells Fargo Bank, N.A.,
  as Administrative and Collateral Agent

Ladies and Gentlemen:

          We have acted as special counsel in the state of _____________ (the "State") to Pinnacle Brands, Inc. (the "Company"), Grand Slam Acquisition Corp. ("GSAC"), GSAC Holdings, Inc. ("GSAC Holdings") and MLM Acquisition Corp. ("MLM" and, together with the Company, GSAC and GSAC Holdings, the "Obligors") in connection with (i) the Credit Agreement dated as of May __, 1996 (the "Credit Agreement") among the Obligors, the lenders named therein, Merrill Lynch Capital Corporation, as Arranger and Syndication Agent (the "Arranger"), and
                   , as Administrative and Collateral Agent (the "Administrative Agent"), providing for extensions of credit to be made by said lenders to the Company in an aggregate amount not exceeding $103,000,000 and (ii) the various other agreements, instruments and other documents referred to in the following paragraph. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

          There has been furnished to us for review the final forms of (i) the Credit Agreement, (ii) the Security Agreement and (iii) the UCC-1 financing statements (collectively, the "Financing Statements") relating to the Security Agreement. We have reviewed such instruments, documents and agreements as we have deemed necessary or appropriate to enable us to render the opinions hereinafter set forth.

          In rendering the opinions hereinafter set forth, we have assumed that
(a) the Basic Documents and all documentation in connection therewith have been duly executed and delivered and (b) the Credit Parties own the Collateral (as defined in the Security Agreement).

          In addition, the opinions contained in paragraph 2 below are qualified to the extent that enforceability of any of the Basic Documents may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or other laws relating to creditors' rights generally, and (ii) general principles of equity, whether considered in an action at law or in equity.

          Subject to the foregoing assumptions and qualifications, we are of the opinion that:

          1. Neither the Administrative Agent nor any of the other Creditors is required (a) to be qualified to transact business, file any designation for service of process, file any reports or pay any taxes in the State or (b) to comply with any statutory or regulatory requirement applicable only to financial institutions chartered or qualified to do business in the State, in each case, solely by reason of the execution and delivery of any of the Basic Documents or by reason of the participation in any of the transactions under or contemplated by the Basic Documents, including, without limitation, the extension of any credit contemplated thereby, the making and receipt of payments pursuant thereto and the exercise of any remedy thereunder. If it were determined that any such qualification and filing were required, the validity of the Basic Documents would not be affected thereby, but if the Administrative Agent or any of the other Creditors were not qualified, the Administrative Agent, or the other Creditors in the event they institute remedies without the Administrative Agent, as the case may be, would be precluded from enforcing their respective rights in the courts of the State until such time as they are qualified to transact business in the State. However, the lack of qualification would not result in any waiver of rights or remedies pending such qualification.

          2. Assuming that the Basic Documents are governed by the laws of the State for the purpose of rendering the opinion set forth in this paragraph, the Security Agreement is in proper form under the applicable laws of the State (i) to create and constitute a valid security interest in, lien on or pledge of the Collateral described therein and (ii) to be enforceable against the Credit Parties in accordance with its terms.

          3. The Financing Statements have been properly filed with the Office of the Secretary of State of the State. The Financing Statements adequately identify the Collateral described therein to provide sufficient notice to third parties of the security interest referenced therein. The security interest, lien or pledge created by the Security Agreement is duly perfected.

          4. The filing of the Financing Statements in the office described above is the only action, recording or filing necessary to publish notice and protect the validity of and to establish of record the rights of the Creditors under the Basic Documents, except (i) that continuation statements under the UCC are required to be filed within ______ months prior to the expiration of ____ years from the date of filing of the Financing Statements, and (ii) that a security interest in or pledge of [specify collateral] cannot be perfected by filing Financing Statements, but must be perfected by taking physical possession thereof.

          5. Subject to appropriate continuation of perfection under the UCC as set forth in paragraph 4 above, the priority of the security interest in, lien on or pledge of the Collateral created by the Security Agreement with respect to any extension of credit under the Credit Agreement secured thereby made or deemed to have been made after the date of execution and delivery of the Security Agreement will be the same as the priority of the Security Agreement applicable on the date of execution and delivery thereof and such priority will not be affected by the rights in and to the Collateral of any third party whose interest in the Collateral attached thereto after the date of such execution and delivery but prior to the date of such extension of credit under the Credit Agreement.

          6. The execution, delivery and performance by each of the Creditors and Credit Parties of the Basic Documents to which each is a party (i) will not violate any existing law, governmental rule or regulation of the State and
(ii) do not require any license, permit, authorization, consent or other approval of, any exemption by, or any registration, recording or filing with, any court, administrative agency or other governmental authority of the State, except for the filing of the Financing Statements as set forth in paragraph 3 above.

          7. The Administrative Agent is permitted under the laws of the State without naming all of other Creditors in any applicable legal proceeding to exercise remedies under the Security Agreement for the realization of any of the Collateral in its own name, as collateral agent.

          8. No taxes or other charges, including, without limitation, intangible or documentary stamp taxes, transfer taxes or similar charges, are payable to the State or to any jurisdiction therein on account of the execution and delivery of the Basic Documents or the creation of the indebtedness evidenced or secured by any of the Basic Documents or the filing of the Security Agreement, except for nominal filing fees.

          9. A state or federal court in the State applying the State's choice of law principles will give effect to the provisions in the Basic Documents which select the laws of the State of New York as the governing law thereof and will apply such laws, rather than the laws of the State, to the enforceability, construction and application thereof.

          10. Assuming that the Basic Documents are governed by the laws of the State for the purpose of rendering the opinion set forth in this paragraph, (i) none of the provisions of the Basic Documents will violate any law, statute or regulation of the State relating to usury and (ii) the use of counterpart copies of any of the Basic Documents does not affect the enforceability of any of the Basic Documents.

          We are admitted to practice in the State. We express no opinion as to matters under or involving the laws of any jurisdiction other than the laws of the United States and the State and its political subdivisions.

          The foregoing opinions may be relied on by each of you, by any successors and assigns of the Arranger or the Administrative Agent and by any participant, assignee or successor to interests of the Lenders under the Basic Documents.

                                   Very truly yours,

                                                                       Exhibit H
                                                                       ---------

                           [Form of Intercompany Note]


May    , 1996                                                 New York, New York


          FOR VALUE RECEIVED, [Name of Payor], a Delaware corporation ("Payor"), hereby promises to pay on demand to the order of [Name of Payee] ("Payee"), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as Payee shall from time to time designate, the unpaid principal amount of all loans and advances made by Payee to Payor. Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by Payor and Payee.

          This note ("Note") is one of the Intercompany Notes referred to in the Credit Agreement, dated as of May 29, 1996, among Pinnacle Brands, Inc. (the "Company"), Grand Slam Acquisition Corp., GSAC Holdings Inc., MLM Acquisition Corp., Donruss Trading Card Company, Merrill Lynch & Co., as Arranger and Syndication Agent, Wells Fargo Bank, N.A., as Administrative and Collateral Agent, The Bank of New York, as Documentation Agent, and the lenders party thereto (as amended, supplemented or amended and restated from time to time, the "Credit Agreement") and is subject to the terms thereof, and shall be pledged by Payee pursuant to the Security Agreement (as defined in the Credit Agreement). Capitalized terms used without definition shall have the meanings given to such terms in the Credit Agreement. Payee hereby acknowledges and agrees that the Administrative Agent may exercise all rights provided in the Credit Agreement and the Security Agreement with respect to this Note.

          Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Obligations of Payor under the Credit Agreement, [including, without limitation, under Payor's guarantee of the Obligations under the Credit Agreement]1 (such Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the










































- --------------------

1    To be inserted if Payor is not the Company.

commencement of any proceedings referred to in clause (ii) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as "Senior Indebtedness"):

               (i) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to Payor or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of Payor, whether or not involving insolvency or bankruptcy, then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which the Payee would otherwise by entitled (other than debt securities of Payor that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as "Restructured Debt Securities") shall be made to the holders of Senior Indebtedness.

               (ii) If any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Note shall (despite these subordination provisions) be received by Payee before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full in cash.

          No present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Payee and Payor hereby agree that the subordination of this Note is for the benefit of the Creditors (as defined in the Credit Agreement), the Creditors are obligees under this Note to the same extent as if their names were written herein as such and they may, singly or collectively, proceed to enforce the subordination provisions herein.

          Payee is hereby authorized to record all loans and advances made by it to Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

          Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                             [NAME OF PAYOR]


                                             By:  _______________________
                                                  Name:
                                                  Title:


                                             [NAME OF PAYEE]


                                             By:
                                                  -------------------------
                                                  Name:
                                                  Title: